As filed with the Securities and Exchange Commission on February 15, 2007


                                                     Registration No. 333-138961
                                                     Registration No. 333-123996
                                                     Registration No. 333-118522
                                                     Registration No. 333-112595
                                                      Registration No. 333-73992
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.
                         PRE-EFFECTIVE AMENDMENT NO.3 to
                        FORM SB-2 REGISTRATION STATEMENT
                                       And
           POST-EFFECTIVE AMENDMENT NO. 6 (Commission No. 333-123996)
           POST-EFFECTIVE AMENDMENT NO. 7 (Commission No. 333-118522) POST-EFFECTIVE AMENDMENT NO. 9 (Commission No. 333-112595)
           POST-EFFECTIVE AMENDMENT NO. 12 (Commission No. 333-73992)
                      TO FORMS SB-2 REGISTRATION STATEMENTS
                        UNDER THE SECURITIES ACT OF 1933


                       MAGNITUDE INFORMATION SYSTEMS, INC.
                 (Name of small business issuer in its charter)
                             -----------------------
           Delaware                      7372                   75-2228828
   --------------------------------------------------------------------------
(State or other jurisdiction of    (Primary Standard )         I.R.S. Employer
Incorporation or organization)   Industrial Classification   Identification No.)
                                      Code Number)
                            ------------------------
              1250 Route 28, Suite 309,Branchburg, New Jersey 08876
                                 (908) 927-0004
          (Address and telephone number of principal executive offices and place of business)

                           Edward L. Marney, President
                            1250 Route 28, Suite 309
                          Branchburg, New Jersey 08876
                                 (908) 927-0004
                     (Name, address and telephone number of
                       agent for service) With a copy to:
                             Joseph J. Tomasek, Esq.
                             77 North Bridge Street
                          Somerville, New Jersey 08876
                                 (908) 429-0030

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.
      If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
      If this form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|
      If this form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|
      If this form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|
      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                         Calculation Of Registration Fee
===============================================================================
                     PROPOSED        PROPOSED      PROPOSED
TITLE OF             MAXIMUM         MAXIMUM       MAXIMUM
SECURITIES           AMOUNT          OFFERING      AGGREGATE
TO BE                 TO BE         PRICE PER      OFFERING         AMOUNT OF
REGISTERED(1)      REGISTERED         SHARE          PRICE      REGISTRATION FEE
--------------------------------------------------------------------------------
Common Stock        85,683,334 (1)   $0.03(2)      $2,570,500        $228.00 (3)
$.0001 par value
per share
--------------------------------------------------------------------------------
Common Stock        39,328,417 (4)   $0.03 (2)     $1,179,852        $109.00 (3)
$.0001 par value
per share
.................................................................................

(1) New Common shares which we are registering for the first time with our Form SB-2 registration statement, Commission File No. 333-138961.
(2) Estimated solely for the purpose of computing the registration fee required by Section 6(B) of the Securities Act and computed pursuant to Rule 457(C) under the Securities Act. Based upon the average of the high and low prices of the common stock on November 22, 2006 as reported on the Electronic Bulletin Board Over-The-Counter Market maintained by The National Association of Securities Dealers, Inc.
(3)   Previously paid.
(4) Common shares we are bringing forward by Rule 429 and which were included in our previously filed Forms SB-2 registration statements, Commission File No. 333-123996, Commission File No. 333-118522, Commission File No. 333-112595 and Commission File No. 333-73992.



THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED FEBRUARY 15, 2007


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.


                                   Prospectus
                       Magnitude Information Systems, Inc.
                        75,646,885 Shares of Common Stock
                                  ------------
                        47,190,000 Shares of Common Stock
                    Underlying Common Stock Purchase Warrants
                                  ------------
                        2,174,866 Shares of Common Stock
                         Underlying Stock Option Grants
                                  ------------


      This prospectus covers a total of 125,011,751 common shares registered on behalf of selling shareholders for resale. Some of these common shares have been issued already or may be issued under our warrants, stock options and convertible preferred stock owned by selling shareholders. All of the 125,011,751 common shares covered in this prospectus may be sold from time to time by the named selling shareholders. We are not selling any of these common shares and will not receive any of the proceeds from their sale. We will receive the proceeds from any cash exercises of any of the warrants and stock options by the selling shareholders.


Our common shares are quoted on the Electronic Bulletin Board, Over-The-Counter Market under the symbol "MAGY". On January 30, 2007 the average of the high and low prices paid for our common stock was $0.04. See "Selling Shareholders" and "Use of Proceeds".

      You may contact us at our principal executive offices located at 1250 Route 28, Suite 309, Branchburg, New Jersey 08876 or by phone at (908) 927-0004.

INVESTMENT IN THE COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU MAY LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CAREFULLY CONSIDERTHE HIGH RISKS SET FORTH UNDER "RISK FACTORS" AT PAGE 7 OF THIS PROSPECTUS BEFORE INVESTING.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                The date of this prospectus is February ___, 2007


You should rely only on the information contained in this prospectus. We have not, and the selling shareholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not, and the selling shareholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

                               Prospectus Summary

This Summary Is Qualified In Its Entirety By The More Detailed Information Appearing Elsewhere In This Prospectus

                                   The Company

We are a corporation that was organized under the laws of the State of Delaware (the "Company" or "Magnitude") on April 19, 1988 under the name Fortunistics Inc. On March 4, 1993, we changed our name to Whitestone Industries, Inc. On July 14, 1997, the Company changed its name to Proformix Systems, Inc., and on November 18, 1998, the Company changed its name to Magnitude Information Systems, Inc.

The Company's primary product is an integrated suite of proprietary software modules marketed under the name "ErgoManagerTM" which are designed to help individual computer users and businesses increase productivity and reduce the risk of potentially preventable repetitive stress injury (RSI). These software modules can be applied individually or together in a comprehensive ergonomic and early intervention program that seeks to modify a user's behavior by monitoring computer usage patterns over time and warning the user when to break a dangerous trend in repetitive usage of an input device, such as a keyboard or mouse. The product was developed to train people working on computers, monitor computer-use related activities and evaluate a user's risk exposure and propensity towards injury or loss of effectiveness in connection with his/her day-to-day work. Moreover, the software enables a company to not only address the issue of health risks involving employees and to minimize resulting potential liabilities, but delivers a powerful tool to increase overall productivity.

Recently, Company management implemented a new business plan, sharply reducing its overhead expense and restructuring its operations. The Company is engaged in preliminary discussions to outsource the sales and customer support functions of its software products. In conjunction with these efforts, the Company is exploring new product acquisitions, mergers or partnership relationships with suitable candidate enterprises.

                                   Background

On June 24, 1997, the Company entered into an acquisition agreement whereby it acquired substantially all of the outstanding stock of Proformix, Inc., a Delaware corporation and manufacturer of ergonomic keyboarding systems. Proformix, Inc. in November 1998 changed its name to Magnitude, Inc. and is hereafter referred to as Magnitude, Inc. The business combination took the form of a reverse acquisition. The Company and Magnitude, Inc. remain as two separate legal entities whereby Magnitude, Inc. operates as a subsidiary of Magnitude Information Systems, Inc.. The operations of the newly combined entity are currently comprised solely of the operations of Magnitude, Inc.

On February 2, 1998, the Company entered into an Agreement and Plan of Merger with Rolina Corporation, a privately held New Jersey software developing firm, and on April 30, 1998, into an Asset Purchase Agreement with Vanity Software Publishing Co., a Canadian developer of specialized software, whereby the Company, in return for payments in form of cash and equity, acquired the rights to certain software products and related assets, with such software products subsequently forming the basis for the further development during the year of the Company's proprietary ErgoManagerTM software product.

                                  The Offering


Securities Offered            125,011,751 shares of common stock, $.0001 par
                              value,including 47,190,000 shares of common stock issuable upon the exercise of Warrants; and 2,174,866 shares of common Stock issuable upon the exercise of stock options. See "Selling
                              Shareholders" at page 13.


Selling Shareholders          The selling shareholders are identified in this
                              prospectus at page 13 together with the maximum amount of our common shares that each may sell either outright or upon conversion or exercise of rights under their respective preferred stock, warrants, stock options and the convertible note or subsequent to consummation of the subscription agreement. See "Selling Shareholders" at page 13.


Plan of Distribution          Up to 125,011,751 shares of common stock may be
                              offered and sold by the selling shareholders through agents or brokers, acting as principal, agent in transactions,which may involve block transactions, on the Electronic Bulletin Board, over-the-counter market or on other exchanges on which the shares are then listed,pursuant to the rules of the applicable exchanges or in the over-the-counter market, or otherwise, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices; through brokers or agents in private sales at negotiated prices; or by any other legally available means.


Offering Price At prevailing market prices on the Electronic Bulletin Board or on other exchanges on which the shares are then listed or at negotiated prices.


Use of Proceeds               We will not obtain any funds from the sale of the
                              common stock sold by the selling shareholders. We will receive up to $6,657,053 in proceeds from the exercise of the warrants and stock options currently outstanding and included in this prospectus. However, due to current market conditions as well as the fact that the exercise prices of most of these warrants and options have been higher than the current market price of our stock, it is unlikely that we will realize the receipt of any proceeds from the exercise of these warrants and options. If the market price for our common stock increases to permit the exercise of these warrants and options, we intend to use any such cash proceeds received for general corporate purposes, which may include repaying indebtedness, making additions to our working capital, funding future acquisitions or for further developing our products and hiring additional personnel.

Securities Outstanding        We are authorized to issue up to an aggregate
                              300,000,000 shares of common stock and 3,000,000
                              shares of preferred stock of which 227,235,472 common shares and 109,858 preferred shares were issued and outstanding at December 29,2006. Two developments may increase our outstanding number of common shares: First, if the selling shareholders exercise all of their rights to convert and/or exercise all of their warrants and stock options, an additional 49,364,866 common shares, representing part of the shares being registered, will be outstanding. Second, we have in reserve an additional 2,890,142 authorized preferred shares that we may issue in one or more series with such rights, preferences and privileges as may be determined by our Board of Directors.


Risk Factors                  An investment in our common shares is speculative
                              and any purchasers will suffer substantial dilution per common share compared to the purchase price. We have suffered losses for the fiscal years ended December 31, 2005 and 2004 of $2,218,257 and $2,308,948, respectively, and of
                              $3,221,018 for the nine month period ending
                              September 30, 2006. We will need additional funding. No person should invest in our common shares who cannot afford to risk the loss of his or her entire investment. See "Risk Factors" at page 7.

                                  RISK FACTORS

You should carefully consider the risks described below when evaluating your ownership of the Magnitude common stock. The risks and uncertainties described below are not the only ones Magnitude faces. Additional risks and uncertainties we are presently not aware of or that we currently consider immaterial may also impair Magnitude's business operations.

If any of the following risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline significantly.

We Continue to Suffer Financial Losses in our Business.

We have a history of losses and if we do not achieve profitability we may not be able to continue our business in the future. We have incurred substantial operating losses since our inception, which has resulted in an accumulated deficit of $31,167,065 as of December 31, 2005 of which approximately $7,000,000 are attributable to its discontinued hardware product line. For the fiscal years ended December 31, 2005 and 2004, we incurred losses of $2,218,257 and $2,308,948, respectively., and losses of $3,221,018 for the nine months ended September 30, 2006. We have financed our operations primarily through the sales of equity and debt securities. Our expense levels are high and our revenues are difficult to predict. We anticipate incurring additional losses until we increase our client base and revenues. We may never achieve or sustain significant revenues or profitability. If we are unable to achieve increased revenues, we will continue to have losses and may not be able to continue our operations.

Our Auditors Have Rendered An Opinion Raising Doubts as to Whether We Can Continue Operations.

Our auditors have expressed their opinion that our financial condition as shown in our financial statements for our fiscal year that ended on December 31, 2005, raises substantial doubts whether or not we will be able to continue in business as an operating company. See "Financial Statements".

We Need Additional Financing.

We have recently We could be required to cut back or stop operations if we are unable to raise or obtain needed funding. Our ability to continue operations will depend on our positive cash flow, if any, from future operations or our ability to raise additional funds through equity or debt financing. At present, we have not received firm commitments for private financings in amounts sufficient to cover the working capital necessary to continue to finance our operations and execute our business plan. Although we anticipate that future revenues and new capital from private and institutional investors with whom we are currently in negotiations will be sufficient to fund our current operations and capital requirements for the current fiscal year, we cannot give you any assurance that these negotiations will result in definite agreements that will provide such needed capital. We could be required to cut back or stop operations if we are unable to raise or obtain funds when needed.

We Do Not Have A Proven Software Sales Record

We do not have a proven software sales record and have made only limited sales of our software products. Our total revenues for software sales and licenses and support services for the years ended December 31, 2005 and 2004 were $189,552 and $ 121,886, respectively. For the nine months ended September 30, 2006, we had revenues of only $41,622. As a result of our lack of proven sales success and lack of evidence that the business or consumer marketplaces have accepted our software products, you and other investors may not have enough or sufficient financial and operational information about us that is necessary in order to properly evaluate the risks of making any investment in our stock.

We Are Not Certain That Customers Will Buy Our Products.

Our revenues depend on sales of our specialized software products and we are uncertain whether there will be broad market acceptance of these products. Our revenue growth for the foreseeable future is largely dependent upon increased sales of our ErgoManagerTM suite of software products. Since the introduction of our ErgoManagerTM software products in November, 1998 and through December 31, 2005, revenue from our software products has been approximately $2,194,000 (prior to this time, we had sales of approximately $63,000 based upon a predecessor version of the ErgoManagerTM software}.

For the fiscal year ended December 31, 2005, we had revenues from the sales of software product licenses and support services of $189,552. Our future financial performance will depend upon the successful introduction and customer acceptance of our ErgoManagerTM software products as well as the development of new and enhanced versions of this product as well as other related software products that may be developed in the future. Revenue from products such as ErgoManagerTM depend on a number of factors, including the influence of market competition, technological changes in the ergonomic workplace market, our ability to design, develop and introduce enhancements on a timely basis and our ability to successfully establish and maintain distribution channels. If we fail to achieve broad market acceptance of our ErgoManagerTM products, it would have a material adverse effect on our business, operating results and financial condition.

We Do Not Have An Established Sales Distribution Network.

We do not have an established sales distribution network through which to sell our software products. Our inability to enter into strategic relationships with indirect channel partners could have a material adverse effect on us. As part of our sales and marketing efforts, we are seeking to develop strategic relationships with indirect channel partners, such as original equipment manufacturers and resellers. We have limited financial, personnel and other resources to undertake extensive marketing activities ourselves. Therefore, our software products will depend on our ability to develop and maintain strategic marketing relationships with indirect channel partners and their ability to market and distribute our software products. If we are unable to enter into and maintain such arrangements or if such arrangements do not result in the successful commercialization of our software products, then this could have a material adverse effect on our business, operating results and financial condition.

You Could Lose Your Entire Investment.

Our common stock offered in this prospectus is highly speculative, involves a high degree of risk and should not be purchased by any person who cannot afford the loss of his entire investment. A purchase of our common stock in this offering would be unsuitable for a person who cannot afford to sustain such a loss.

If We Were To Lose The Services of Our President Our Business Would Suffer

We are substantially dependent upon the continued services of Edward L. Marney, our President and Chief Executive Officer. The loss of the services of Mr. Marney through incapacity or otherwise would have a material adverse effect upon our business and prospects. To the extent that his services become unavailable, we will be required to retain other qualified personnel, and there can be no assurance that we will be able to recruit and hire qualified persons upon acceptable terms. In addition to Mr. Marney, if we were to lose the services of one or more of our key employees, such as Joerg Klaube, our Chief Financial Officer, our business, operating results, financial condition or business prospects could be materially adversely affected. We have several programs in place to retain key personnel, including granting of stock options that vest annually over four or five years. All of these outstanding options are at exercise prices above the current market price of our common stock.

Penny Stock Regulations

The Securities Enforcement Penny Stock Act of 1990 requires specific disclosure to be made available in connection with trades in the stock of companies defined as "penny stocks". The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has (I) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years; (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years; or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risk associated therewith as well as the written consent of the purchaser of such security prior to engaging in a penny stock transaction. The regulations on penny stocks may limit the ability of the purchasers of our securities to sell their securities in the secondary marketplace. Our common stock is currently considered a penny stock.

There is Intense Competition in the Industry

The market for ergonomic application software is expected to become intensely competitive. Although we are not aware of any ergonomic software that competes with our ErgoManagerTM software products currently, competitors will certainly enter this marketplace. Although we believe our success will be due in part to our early entry into the computer workplace market, we expect other software product manufacturers to develop and sell similar products.

Intense competition could lead to increased price competition in the market, forcing us to reduce prices. As a result, our gross margins may decline and we may lose our first-to-market advantage which, in turn, could have a material adverse effect on our business, financial condition and results of operations. In addition, we may be unable to compete successfully with any new competitors which are better financed, have larger technical staffs and operational resources. There can be no assurances, therefore, that our software products will be able to successfully compete in the marketplace.

We have Limited Protection of Intellectual Property and Proprietary Rights and May Potentially Infringe Third Party Intellectual Property Rights

We consider certain aspects of our software and documentation to be proprietary, and rely on a combination of contract, patent, copyright, trademark and trade secret laws and other measures to protect this information. Outstanding applications may not result in issued patents and, even if issued, the patents may not provide any meaningful competitive advantage. Existing copyright laws afford only limited protection. We believe that the rapid pace of technological change in the computer software industry has made patent, trade secret and copyright protection less significant than factors such as:

o        knowledge, ability and experience of our employees;

o        frequent software product enhancements; and

o        timeliness and quality of support services.

Patent, trade secret and copyright protections may be inadequate, and our competitors may independently develop ergonomic software products that are substantially equivalent or superior to our software products. We do not believe that our software products, our trademarks or other proprietary rights infringe on the property rights of any third parties. However, third parties may assert infringement claims against us and our products. These assertions could require us to enter into royalty arrangements or could result in costly litigation. In fact, we have had to assert our rights to a patent by suing a competitor on the grounds of alleged infringement. See "Legal Proceedings", below.

Magnitude May Experience Product Liability Claims

Although our license agreements contain provisions designed to limit our exposure to potential product liability claims, these provisions could be invalidated by unfavorable judicial decisions or by federal, state or local laws or ordinances. Although we have not experienced any product liability claims to date, use of our software in mission critical applications may create a risk that a third party may pursue a claim against us. Although we carry product liability insurance, if a product liability claim against us was successful, the resulting damages or injunctive relief could have a material adverse affect on our business, financial condition and results of operations.

Our Stock Price is Volatile and There is a Risk of Litigation

The trading price of our common stock has in the past and may in the future be subject to wide fluctuations. For example, during the third quarter of fiscal year 2006, the average high sales price for our common stock traded in the public market was $0.049 per share while the average low sales price during the same period was $0.044 per share. Similarly, $0.076 was the average high and $0.068 the average low trading prices of our stock during the third quarter of 2005.

Further, the stock market has experienced in recent months and may continue in the future to experience extreme price and volume fluctuations that particularly affect the market prices of equity securities of high technology companies that often are not related to or are disproportionate to the operating performance of such companies. These broad market fluctuations, as well as general economic, political and market conditions have, and may continue to have, a material adverse effect on the trading price of our common stock. Fluctuations in the price of our common stock may expose us to the risk of securities class action lawsuits. We cannot assure you that there will not be lawsuits in the future or that future lawsuits will not have a material adverse effect on our business, financial condition and results of operations.

Rapid Technological Change; Dependence on New Products

The market for software is characterized by rapid technological advances, changes in customer requirements and frequent new product introductions and enhancements. The Company must respond rapidly to developments related to operating systems and applicable programming languages. Such developments will require the Company to continue to make substantial product development investments. Any failure by the Company to anticipate or respond adequately to technological developments and customer requirements, or any significant delays in product development or introduction, could result in a loss of competitiveness or revenue.

The Company's future success will depend on its ability to continue to enhance its current product line and to continue to develop and introduce new products that keep pace with competitive product introductions and technological developments, satisfy diverse and evolving customer requirements and otherwise achieve market acceptance. There can be no assurance that the Company will be successful in continuing to develop and market on a timely and cost-effective basis fully functional product enhancements or new products that respond to technological advances by others, or that its enhanced and new products will achieve market acceptance. In addition, the Company has in the past experienced delays in the development, introduction and marketing of new or enhanced products, and there can be no assurance that the Company will not experience similar delays in the future. Any failure by the Company to anticipate or respond adequately to changes in technology and customer preferences, or any significant delays in product development or introduction, would have a material adverse effect on the Company's business, financial condition and results of operations. See "Patents and New Products" and "Research and Development" below.

Possibility of Contingent Liability

In November, 2006, the Company filed this registration statement with the Securities and Exchange Commission via the electronic EDGAR System, making it publicly available. While the registration statement was still pending and being reviewed, by the Securities and Exchange Commission, the Company engaged in two settlement negotiations: the first was with our former CEO and President, Steven
D. Rudnik, pursuant to which we issued to him 13,861,875 Company securities in exchange for an outstanding Company note in the approximate amount of $100,000, accrued interest and a debt of $15,000, and; the second settlement was with our former executive, Steven Jagels, pursuant to which we issued to him 3,000,000 shares in exchange for his claims against the Company arising under his employment agreement. Due to the pending public offering at the time, these transactions could not be deemed transactions by an issuer not involving a public offering, and therefore could possibly have violated the private placement offering rules. As a result, if the private offering exemption was not available to the Company for these transactions they could be deemed integrated with the public offering. The integration of these two transactions with the pending public offering, would implicate a possible Section 5 violation under the Securities Act which prohibits sales of securities while a public offering is pending. If such a violation is found to have occurred, Messrs. Rudnik and Jagels would have the legal right to rescind their settlement agreements during the one year period following the consummation of these transactions.


Any Further Stock Issuances Could Depress Our Share Trading Price


Of the 125,011,751 common shares offered in this prospectus 75,646,885 common shares have already been issued to the selling shareholders by January 7, 2007. If the selling shareholders were to fully exercise their rights under their warrants and stock options, converting them into the remaining 49,364,866 common shares offered in this prospectus and then sell them, the market price of our common stock could be materially adversely affected. As of January 30, 2007, the substantial majority of the warrants had exercise prices above the current market price of our common stock.


Market Overhang


As of January 30, 2007, we had 227,235,472 common shares outstanding. As of January 30, 2007, we had 12,357,408 outstanding stock options, 52,273,333 outstanding common stock purchase warrants, 109,858 preferred shares convertible into 2,423,865 common shares. If all the outstanding stock options, common stock purchase warrants and convertible preferred shares were exercised and/or converted by their holders an additional 67,054,606 common shares would be outstanding; this would represent an approximate 30% increase in our outstanding common shares. The vast majority of these outstanding options and warrants are exercisable at prices currently above the public trading prices of our common stock. However, in the event that even a portion of these outstanding options and warrants were to be exercised, or portions of the preferred shares and/or the convertible promissory note converted, the resulting dilution could depress the public trading price of our common shares. In addition, we are registering 75,646,885 already issued shares for sale by the Selling Shareholders in this prospectus; if a significant portion of these shares were sold by the Selling Shareholders in this prospectus in the public marketplace, such sales could also have a severe and adverse material affect on the public trading price of our common shares. Any increase in the amount of saleable shares increases significantly the possibility of large amounts of our shares offered for sale and, if sold, dramatically increases the selling price pressure for our shares which could result in a further depressed sales and market price for our stock.


The Market Price At Which The Selling Shareholders Resell Their Stock Offered In This Prospectus May Bear No Relationship To Our Value

The prices at which Selling Shareholders resell our common shares will be determined by the then prevailing market prices of our common shares offered and sold on the Electronic Bulletin Board, over-the-counter market or on any other then applicable exchange where our Common Shares are traded, or may be at negotiated prices which, in all likelihood, will bare no relationship to our assets, book value, net worth or other economic or recognized measure of value. All of the exercise and conversion prices and rates of the Company's outstanding warrants, stock options, convertible preferred stock, convertible promissory notes and convertible note were arbitrarily determined by us and, as well, bare no relationship to our assets, book value, net worth, or any other economic or recognized measure of value. These exercise prices or conversion rates should not be regarded as any indication of current or future market price for our common shares.

                           FORWARD LOOKING STATEMENTS

When used in this Prospectus, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "projected," "intends to" or similar expressions are intended to identify "forward-looking statements". Such statements are subject to certain risks and uncertainties, including but not limited to economic conditions, changes in laws or regulations, the Company's history of operating losses, demand for its software products and services, newly developed technologies and software, regulatory matters, protection of technology, lack of industry standards, the ability to obtain contracts and licensing sales, the effects of competition and the ability of the Company to obtain additional financing. Such factors, which are discussed in "Risk Factors," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the notes to consolidated financial statements, could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with undue reliance on any such forward-looking statements, which speak only as of the date made. See "Risk Factors," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                       WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission's public reference room located at 100 F Street, N.E., Washington, D.C. 20005. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges.

This prospectus is part of a Form SB-2 registration statement that we filed with the SEC. This prospectus provides you with a general description of the securities that may be offered for sale, but does not contain all of the information that is in the registration statement. To see more detail, you should read the entire registration statement and the exhibits filed with the registration statement. Copies of the registration statement and the exhibits are on file at the offices of the Commission and may be obtained upon payment of the fees prescribed by the Commission, or examined without charge at the public reference facilities of the Commission described above.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information.

Neither Magnitude nor any selling shareholder is making an offer of the securities covered by this prospectus in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement or in any other document incorporated by reference in this prospectus is accurate as of any date other than the date on the front of those documents.

Upon request, we will provide without charge a copy of our Annual, Quarterly and Current Reports we have filed electronically with the Commission as well as a copy of any and all of the information that has been or may be incorporated by reference in this prospectus. Requests for such copies should be directed to Magnitude Information Systems, Inc., 1250 Route 28, Suite 309, Branchburg, New Jersey 08876 or by phone at (908) 927-0004.

                                 USE OF PROCEEDS


The selling shareholders will receive all of the net proceeds from the resale of any of the Company's common shares offered in this prospectus. We will not receive any of the proceeds from any sale of the shares by the selling shareholders. We will receive up to $6,657,053 in proceeds from the cash exercise of the warrants and options currently outstanding and included in this prospectus, if exercised, and we intend to use any such cash proceeds received for general corporate purposes, which may include repaying indebtedness, making additions to our working capital, funding future acquisitions or for further developing our products and hiring additional personnel. However, due to current market conditions and the fact that the exercise prices for most of these warrants and options are higher than the current market price for our common stock, it is unlikely that we will receive any funds from the exercise of these instruments.


      MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our common stock currently trades on the Electronic Bulletin Board, over-the-counter market, under the symbol "MAGY". The following table sets forth, for the calendar quarters indicated, and for the last two years, the high and low sales prices for our common stock:


                                           Low/Bid                     High/Ask


2003
          First Quarter                     $ 0.15                     $ 0.08
          Second Quarter                    $ 0.13                     $ 0.06
          Third Quarter                     $ 0.13                     $ 0.06
          Fourth Quarter                    $ 0.15                     $ 0.07

2004      First Quarter                     $ 0.20                     $ 0.09
          Second Quarter                    $ 0.20                     $ 0.10
          Third Quarter                     $ 0.14                     $ 0.09
          Fourth Quarter                    $ 0.18                     $ 0.10

2005
          First Quarter                    $ 0.09                     $ 0.16
          Second Quarter                   $ 0.06                     $ 0.11
          Third Quarter                    $ 0.05                     $ 0.08
          Fourth Quarter                   $ 0.04                     $ 0.08


2006      First Quarter                    $ 0.06                     $ 0.12
          second Quarter                   $ 0.05                     $ 0.09
          Third Quarter                    $ 0.03                     $ 0.06
          Fourth Quarter                   $ 0.03                     $ 0.04

(b)  Shareholders

      As of January 30, 2007, there were approximately 400 shareholders of record for the Company's Common Stock. The number of record holders does not include shareholders whose securities are held in street names.

The Company has not declared or paid, nor has it any present intention to pay, cash dividends on its Common stock. The Company is obliged to pay cash dividends on its outstanding convertible preferred stock and, under certain circumstances, on its outstanding cumulative preferred stock. See "DESCRIPTION OF CAPITAL STOCK" - "The Series A Stock", "The Series B Stock", "The Series C Stock", "The Series D Stock" and "The Series E Stock" , below.

                              Selling Shareholders

All of the common stock offered is either already issued or is issuable upon the exercise or conversion of Company warrants, stock options and a convertible note issued or issuable by Magnitude to the selling shareholders. We may from time to time supplement or amend this prospectus, as required, to provide other information with respect to the selling shareholders.

The following table sets forth certain information regarding ownership of Magnitude's common stock by the selling shareholders as of December 26, 2006, except where otherwise noted, including their names, and the number of shares of common stock owned by them and offered pursuant to this prospectus. The selling shareholders listed in the table do not necessarily intend to sell any of their shares. Magnitude filed the registration statement, which includes this prospectus, due to the registration rights granted to the selling shareholders, not because they had expressed an intent to immediately sell their shares.


  Our Common Shares previously registered with the SEC, registration statement
     Commission filing Nos: 333-73992; 333-112-595; 333-118522; 333-123996



Name of
Selling                             Beneficial Holdings       Common Shares            Transaction     % of Class
Security Holder                     Before the Offering       Offered Hereby           Note No.        after Offering
-------------------------           ----------------------    ------------------       -----------    -----------------
Blackburn, Theodore J.                             766,667               500,000              21                 **
Burgman, Sandra R.                                 340,000               120,000              21                 **
Carrel, Rene                                     1,000,000             1,000,000              20                 **
Christian, George                                  500,000               500,000              21                 **
Cumming, Frederick                                  33,619                 5,000               1                 **
DeWolf, Keith G.                                 1,786,667               300,000              21                 **
Ebony Finance Ltd. Trust                           500,000               500,000              21                 **
Emen, Barry                                        300,000               100,000              15                 **
Friedmann, John A.                               1,400,000             1,000,000              21                 **
Friedman, Vicky                                  3,000,000             2,000,000              21                 **
Green, David                                     3,666,700             2,000,000              21                 **
Greenbaum, Leonard                               1,000,000             1,000,000              21                 **
Gray, Steven L.                                  5,614,096             1,729,718    6,7,10,12,16                1.1%
Grissom, Taylor B.                                 500,000               250,000              21                 **
Haefeli, Theres                                    100,000               100,000              20                 **
Hazard, Mark III                                1,7000,000             1,500,000           15,21                 **
Heuberger, Roland                                  395,000                70,000              15                 **
Hinnen, Arvid                                      400,000               400,000              20                 **
Hopmans, John                                    1,400,000             1,000,000              21                 **
Janssen, Peter                                   1,000,000             1,000,000              21                 **
Johnson, Wayne C.                                5,000,000             2,500,000              21                 **
Klaube, Joerg H                                  1,400,000               800,000              12                 **
Koniak, Morris                                   4,250,000             3,000,000              21                 **
Kroll, Seymour                                     119,866               119,866               1                 **
Laett, Heinz                                       800,000               400,000              20                 **
Langheck, Andreas                                  240,000               120,000              20                 **
Lanktree, Charles T.                             1,000,000             1,000,000              21                 **
Lucas, Lawrence B.                                 250,000                83,333              15                 **
Martin, Martin G.                               13,000,000               100,000               1                4.8%
Marti, Christoph                                 5,300,000             5,300,000           15,20                 **
Mollo, Dean J.                                   1,125,000               500,000              21                 **
Oriente, David J. & Jennifer L.                  1,000,000               500,000              21                 **
Pensco Trust Company Inc Cust.
   FBO Richard H. Keyes IRA                      1,000,000             1,000,000              21                 **
Rogivue, Nicholas                                4,000,000             3,000,000           15,21                 **
Roth, Russell                                      500,000               500,000              21                 **
Schuerch, Ulrich                                 8,230,000             2,220,000        13,15,22                 **
Schuerch, Kerstin                                  250,000               250,000               1                 **
Shillan, Nannette                                  500,000               500,000              21                 **
Stangel, Georg                                     200,000               200,000               1                 **
Steeg, Oliver                                       30,000                30,000              15                 **
Thornton, Robert                                   566,667               100,000              21                 **
Tomasek, Joseph J.                               2,513,833               880,500           12,18                 **
Winthrop, Leslie                                   300,000               300,000              21                 **
Zaroff, Michael                                  7,875,000             1,000,000           21,22                 **
                                                                       ---------
                                                                      39,328,417


                    Newly registered with this current filing
Name of
Selling                             Beneficial Holdings       Common Shares        Transaction   % of Class
Security Holder                     Before the Offering       Offered Hereby       Note No.      after Offering
-------------------------           ----------------------    ------------------   -----------    -----------------
33 GrSoup LLC                                    12,500,000            12,500,000         24                 **
Azzurri Group, LLC                              12,500.000            12,500,000          24                 **
Brasch, Fred A.                                    800,000               800,000          23                 **
Coriell, Toby                                      400,000               400,000          25                 **
Demar Investments LLC                            5,000,000             5,000,000          23                 **
DeCordova, Diane                                   220,000               120,000          25                 **
DeSimone, Leslie                                 1,000,000             1,000,000          23                 **
Franz, Gerald                                      220,000               120,000          25                 **
Friedman, Vicky                                  3,000,000             1,000,000          23                 **
Gray, Steven L.                                  5,614,096             1,550,000          25               1.1%
Janssen Partners                                 2,000,000             2,000,000          23                 **
Johnson, Wayne C.                                5,000,000             2,500,000          23                 **
Jordan, Jerry                                      833,334               833,334          23                 **
Keyes Family Trust                               2,000,000             2,000,000          23                 **
Kirshner, Richard M.                               750,000               750,000          23                 **
Koniak, Morris                                   4,250,000               250,000          23                 **
Long, Wendy                                        500,000               500,000          23                 **
Magnum Development of Venice Inc.                5,000,000             5,000,000          23                 **
Martin, Martin G.                               13,000,000             2,000,000          26                5.0%
Morton, James W.                                 3,459,923             3,333,334          23                 **
Mollo, Dean J.                                   1,125,000               375,000          23                 **
Oberst, Dale                                       700,000               700,000          23                 **
Pisani, B. Michael                               8,996,666             7,166,666       23,24                 **
Rudnik, Steven D.                               24,273,388             6,000,000          26                 **
Schuerch, Ulrich                                 8,230,000             5,500,000          23                 **
See, Craig A.                                      250,000               250,000          23                 **
Shoemaker, John & Audrey                         6,103,334             3,333,334          23                 **
Spinosa, Dominic                                 1,500,000             1,500,000          23                1.3%
Tell Capital AG                                    660,000               660,000          25                 **
Tomasek, Joseph J.                               2,847,166               666,666          23                 **
Zaroff, Michael                                  7,875,000             5,375,000          25                 **
                                                                       ---------
                                                                      85,683,334


** less than 1 percent

Description of selling security holders and certain transactions:

(1) Shares Underlying Non-Statutory Stock Options
The above table includes 674,866 shares underlying non-statutory stock options issued to certain present and past key employees and their assignees. All of these shares had been registered previously.

         Cumming, Frederick                                   5,000
         Kroll, Seymour                                     119,866
         Martin, Martin G.                                  100,000
         Schuerch, Kerstin                                  250,000
         Stangel, Georg                                     200,000

(6) Private Placements Pursuant to Section 4(2)
The above table includes 600,000 shares previously registered on behalf of the current chairman of the Company who purchased these shares pursuant to a private placement subscription entered into in January 2002.

         Gray, Steven L.                               600,000

(7) Shares issued in exchange for debt and shares underlying stock award
The above table includes 124,718 shares previously registered on behalf of the current chairman of the Company, issued in return for the cancellation, on various dates between February and May 2002, of an aggregate $12,500 company liabilities.

         Gray, Steven L.                              124,718


10) Private Placements Pursuant to Section 4(2)
The Company is registering 180,000 shares which are part of a total of 14,152,704 shares previously registered. These 180,000 shares are registered on behalf of the Company's current chairman of the board and were originally issued pursuant to a private placement subscription entered into between the Company and such investor in August, 2002.

         Gray, Steven L                                180,000

(12) Shares Issued Pursuant to Stock Awards
The Company is registering 1,400,000 shares, previously registered and issued to three officers and directors of the Company, for services rendered during 2003.

         Gray, Steven L                                300,000
         Klaube, Joerg H                               800,000
         Tomasek, Joseph J                             300,000

(13) Shares Issued for Services
The Company is registering 1,500,000 shares underlying a non-statutory stock option which had previously been registered. The stock option is exercisable at $0.07 per share and expires in September 2007.

         Schuerch, Ulrich                            1,500,000

Mr. Schuerch has been the Company's principal representative in the European markets for several years, and the Company and Mr. Schuerch entered into a formal, two-year contract for his dedicated services: continue developing potential licensing partners, arrange for research reports from European software/ergonomic industry analysts and maintain surveillance over the European ergonomic markets as they develop, targeting sector companies for presentations and strategic distribution alliance/partnerships.

15) Private Placements Pursuant to Section 4(2)
The Company is registering a total 1,083,333 shares which are part of 37,297,384 shares registered previously on behalf of 56 private foreign and domestic investors and two assignees pursuant to private placement subscriptions entered into between the Company and such investors, between November 2003 and February 2004. All 1,083,333 shares underlie stock purchase warrants, issued to these investors. The warrants are exercisable during three years at the price of $0.15 per common share. The Company had originally received an aggregate $1,640,566 from these investment transactions; Mark J. Gillis is the individual who has investment and voting control over the Company shares owned of record by Hudson Valley Capital Mgmt. LLC.; Richard H. Keyes is the individual who has investment and voting control over the Company shares owned of record by Keyes Family Trust; Stanley M. Levin is the individual who has investment and voting control over the Company shares owned of record by Stanley M. Levin Rev. Trust.



         Emen, Barry                                           100,000
         Heuberger, Roland                                      70,000
         Keyes Family Trust                                    250,000
         Lucas, Lawrence B.                                     83,333
         Marti, Christoph                                      300,000
         Schuerch, Ulrich                                      500,000
         Steeg, Oliver                                          30,000


(16) Shares Issued for Cancellation of Debt
The Company is registering a total 525,000 shares previously registered on behalf of the Company's current chairman of the board against cancellation of payables totaling $31,500.

         Gray, Steven L.                                       525,000

 (18) Shares Issued for Services and Interest
The Company is registering 580,500 shares previously registered on behalf of an outside director of the Company who also serves as the Company's general and securities counsel. The securities have been issued in lieu of accrued interest on Company liabilities and for professional services rendered during the year 2004.

         Tomasek, Joseph J.                                    580,500

(20) Private Placements Pursuant to Section 4(2)
The Company is registering a total 7,020,000 shares previously registered on behalf of six private foreign investors pursuant to private placement subscriptions entered into between the Company and such investors, between May 2004 and July 2004. These shares underlie stock purchase warrants issued to these investors. The warrants are exercisable during three years at the price of $0.15 per common share. One of the investors is the spouse of an outside director of the Company.

         Carrel, Rene                           1,000,000
         Haefeli, Theres                          100,000
         Hinnen, Arvid                            400,000
         Laett, Heinz                             400,000
         Langheck, Andreas                        120,000
         Marti, Christoph                       5,000,000

21) Private Placements Pursuant to Section 4(2)
The Company is registering a total 25,720,000 shares previously registered on behalf of 23 private foreign and domestic investors and four assignees pursuant to private placement subscriptions entered into between the Company and such investors, between September 2004 and April 2005. 11,300,000 of these shares have been issued outright and 14,420,000 underlie stock purchase warrants, issued to these investors. The warrants are exercisable during three years at the price of $0.15 per common share. Peter Prast is the individual who has investment and voting control over the Company shares owned of record by Ebony Finance Ltd. Trust.

         Blackburn, Theodore J.                        500,000
         Burgman, Sandra R.                            120,000
         Christian, George                             500,000
         DeWolf, Keith G.                              300,000
         Ebony Finance Ltd.Trust                       500,000
         Friedman, Vicky                             2,000,000
         Friedmann, John A.                          1,000,000
         Green, David                                2,000,000
         Greenbaum, Leonard                          1,000,000
         Grissom, Taylor B.                            250,000
         Hazard, Mark                                1,500,000
         Hopmans, John                               1,000,000
         Janssen, Peter                              1,000,000
         Johnson, Wayne C.                           2,500,000
         Koniak, Morris                              3,000,000
         Lanktree, Charles T.                        1,000,000
         Mollo, Dean J.                                500,000
         Oriente, David J. & Jennifer L.               500,000
         Pensco Trust Co. Inc. Cust FBO
            Richard H. Keyes IRA                     1,000,000
         Rogivue, Nicholas                           3,000,000
         Roth, Russell                                 500,000
         Shillan, Nannette                             500,000
         Thornton, Robert                              100,000
         Winthrop, Leslie                              150,000
         Zaroff, Michael                               500,000

(22) Shares issued for services rendered
The above table includes 720,000 shares previously registered on behalf of one domestic and two foreign shareholders. These securities have been issued for market research and investor relations services performed by such beneficiaries. Otto Koller is the individual who has investment and voting control over the Company shares owned of record by Premium Strategy Partners AG.

         Schuerch, Ulrich                              220,000
         Zaroff, Michael                               500,000

(23) Private Placements Pursuant to Section 4(2)
The Company is newly registering a total 39,458,334 shares on behalf of twenty-two private domestic and foreign investors pursuant to private placement subscriptions entered into between the Company and such investors, between July 2005 and April 2006. 21,541,667 shares have been issued outright and 17,916,667 shares underlie stock purchase warrants, issued to these investors. The warrants are exercisable during three years at the price of $0.08 per common share. One of the investors is an outside director of the Company. The Company received an aggregate $1,322,500 from these investments, less $16,500 paid to a foreign finder. James Titus has voting and investment control over the shares owned of record by Demar Investments LLC; Myron Gay has voting and investment control over the shares owned of record by Magnum Development of Venice Inc.; Peter Janssen has voting and investment control over the Company shares owned of record by Janssen Partners.

         Brasch, Fred A.                                        800,000
         Demar Investments LLC                                5,000,000
         DeSimone, Leslie                                     1,000,000
         Friedman, Vicky                                      1,000,000
         Janssen Partners                                     2,000,000
         Johnson, Wayne C.                                    2,500,000
         Jordan, Jerry                                          833,334
         Keyes Family Trust                                   2,000,000
         Kirshner, Richard M.                                   750,000
         Koniak, Morris                                         250,000
         Long, Wendy                                            500,000
         Magnum Development of Venice Inc.5,000,000
         Morton, James W.                                     3,333,334
         Mollo, Dean J.                                         375,000
         Oberst, Dale                                           700,000
         Pisani, B. Michael                                   2,166,666
         Schuerch, Ulrich                                     5,500,000
         See, Craig A.                                          250,000
         Shoemaker, John & Audrey                             3,333,334
         Spinosa, Dominic                                     1,500,000
         Tomasek, Joseph J.                                     666,666

(24) Private Placements Pursuant to Section 4(2)
The Company is newly registering a total 30,000,000 shares on behalf of three domestic investors pursuant to private placement subscriptions entered into between the Company and such investors in August 2006. The Company received $600,000 from these investment, however, is obligated to pay certain legal expenses on behalf of two of these investors, in form of 3,750,000 stock purchase warrants exercisable at $0.0001 per share and 1,875,000 stock purchase warrants exercisable at $0.05 per share. In addition, the Company is obligated to pay finder's fees totaling $50,000 whereby, however, such fees may only be paid out of future profits or future equity contributions. The investors are also entitled to an aggregate 15,000,000 stock purchase warrants, exercisable anytime during the three-year period, commencing February 18, 2007, at $0.05 per share, such warrants to be issued on February 18, 2007. In the event the Company has not issued the warrants to the investors by March 5, 2007, the Company will be obligated to issue to these investors additional warrants in amounts equal to 1 %, or an aggregate 150,000 warrants, for each business day the warrants are not delivered. In addition, the Company was obligated to register the common shares issued to the investors and those underlying the warrants. The Company has met this filing obligation but if the registration statement of which this prospectus forms a part is not declared effective by the SEC on or before February 21, 2007, the Company will be obligated to issue 45,000 addition shares to each investor for each day thereafter the registration statement has not been declared effective. Mark DiSimone has voting and investment control over the Company shares owned of record by 33 Group LLC and Azzurri Group, LLC.

         33 Group LLC                  12,500,000
         Azzurri Group, LLC            12,500.000
         Pisani, B. Michael             5,000,000

(25) Shares issued for services rendered
The above table includes 8,225,000 shares newly registered on behalf of six shareholders, one of which is the current chairman of the Company. 3,750,000 of these shares underlie warrants exercisable at prices between $0.08 and $0.15 per share. These securities have been issued as remuneration for management consulting and for market research and investor relations services performed by such beneficiaries. Ulrich Schuerch has investment and voting control over the Company shares owned of record by Tell Capital AG.

         Coriell, Toby                    400,000
         DeCordova, Diane                 120,000
         Franz, Gerald                    120,000
         Gray, Steven L.                1,550,000
         Tell Capital AG                  660,000
         Zaroff, Michael                5,375,000

(26) Shares issued pursuant to August 8, 2006 settlement agreement.

Pursuant to a settlement agreement with our former CEO and President, Steven D. Rudnik, Mr. Rudnik agreed to resign as an officer and director and agreed to terminate his employment agreement in return for the issuance to him of 6,000,000 common shares. Pursuant to a further series of negotiations, on December 15, 2006, the Company exchanged an aggregate 13,861,875 securities with Mr. Rudnik for a Company note with an approximate outstanding principal balance of $100,000, accrued interest due thereunder of approximately $10,000 and a $15,000 payment due Mr. Rudnik under the August 8, 2006 agreement. The securities exchanged and issued to Mr. Rudnik consisted of (i) 6,250,000 common shares, (ii) 3,125,000 warrants to purchase common shares at the exercise price of $.05 per share anytime during the three-year period, commencing February 18, 2007, (iii) 1,583,333 previously terminated warrants to purchase common shares at the exercise price of $.10 per share anytime during the three-year period, commencing February 18, 2007, and; (iv) 2,903,542 previously terminated stock options to purchase common shares at the exercise price of $.10 per share anytime during the three-year period commencing February 18, 2007. The Company had pre-existing obligations to Mr. Rudnik to register the securities underlying the Company Note as well as the replaced warrants and options and these securities were included in prior Company registration statements. On January 2, 2007, we also settled a lawsuit with Steven W. Jagels, a former employee, agreeing, among other things, to issue 3,000,000 common shares to him and include them in this registration statement. See "Possibility of Contingent Liability" in "Risk Factors", "Certain Relationships and Related Transactions" and "Commitments and Contingencies" in "Management's Discussion and Analysis of Financial Condition and Plan of Operations" sections of our prospectus for the reasons why we withdrew the securities issued in these transactions from this registration statement and for further information on these transactions. The above chart also includes 2,000,000 shares issued to a shareholder pursuant to an agreement entered into in August 2006 to settle a then outstanding liability of $55,000.

         Rudnik, Steven D.    6,000,000
         Martin, Michael G.   2,000,000




                         SHARES ELIGIBLE FOR FUTURE SALE


This prospectus covers 125,011,751 common shares. As of January 30,2007, there are 227,235,472 common shares issued and outstanding of which approximately 102,800,000 are freely tradable.

Upon the effectiveness of this registration statement, (a) an additional 75,646,885 common shares already issued and (b) 49,364,866 common shares underlying stock options and warrants, if exercised, will result in those shares also being freely tradable.


In addition to our registration statement referenced above, the approximately 17,000,000 remaining shares of common stock presently outstanding that are restricted and/or affiliate securities and not included in this prospectus as well as 2,423,865 common shares underlying the issued and outstanding convertible preferred stock, 375,000 common shares underlying outstanding warrants, and 7,278,000 common shares underlying outstanding stock options, which, if converted or exercised, as the case may be, may not presently, but may in the future be sold into any public market that may exist for the common stock pursuant to Rule 144 promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Sales of substantial amounts of this common stock in the public market could adversely affect the market price of the common stock.

In general, under Rule 144 as currently in effect, a person (or group of persons whose shares are aggregated), including affiliates of the Company, can sell within any nine month period, an amount of restricted securities that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or the reported average weekly trading volume during the four calendar weeks preceding the sale; provided at least one year has elapsed since the restricted securities being sold were acquired from the Company or any affiliate of the Company, and provided further that certain other conditions are also satisfied. If at least two years have elapsed since the restricted securities were acquired from the Company or an affiliate of the Company, a person who has not been an affiliate of the Company for at least three months can sell restricted shares under Rule 144 without regard to any limitations on the amount. Future sales by current shareholders could depress the market price of the Common Stock in the public market.

                              PLAN OF DISTRIBUTION


This Prospectus and the registration statements in which it is included relate to the offer and sale of up to an aggregate 125,011,751 common shares by the Selling Shareholders. As used in this prospectus, "Selling Shareholders" includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a Selling Shareholder as a gift, pledge, partnership distribution or other non-sale related transfer. The Selling Shareholders may sell some or all of their shares at any time and in any of the following ways. They may sell their shares:


o To underwriters who buy the shares for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time;

o Through brokers, acting as principal or agent, in transactions, which may involve block transactions, on the Electronic Bulletin Board, over-the-counter market or on other exchanges on which the shares are then listed, in special offerings, exchange distributions pursuant to the rules of the applicable exchanges or in the over-the-counter market, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices;

      o Directly or through brokers or agents in private sales at negotiated prices; or

      o     By any other legally available means.


Selling Shareholders may pay part of the proceeds from the sale of shares in commissions and other compensation to underwriters, dealers, brokers or agents who participate in the sales.

Certain states may require shares to be sold only through registered or licensed brokers or dealers. In addition, certain states may require the shares to be registered or qualified for sale unless an exemption from registration or qualification is available and complied with.

Magnitude has agreed to contribute to payments the Selling Shareholders may be required to make under the Securities Act.

                                LEGAL PROCEEDINGS


On March 21, 2005, the Company filed a patent infringement lawsuit in the United States District Court, District of New Jersey, against Niche Software, Ltd. of New Zealand, alleging that its software product called Workplace (TM) willfully infringed on the Company's patent underlying its ErgoEnterprise (TM) product line. The Company intends to vigorously prosecute its infringement claims against this infringer. Except for this infringement lawsuit, the Company is not a party in any legal proceedings. On December 22, 2006, the Company, in order to avoid the increasing costs of litigation, settled this lawsuit with Niche without any admission of infringement and before any determination of infringement was made.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

The names and ages of all directors and executive officers of the Company are as follows:


Name                             Positions                Term  Served (Expires)
--------                       ---------------            ----------------------
Edward L. Marney                  Director
                           President, Chief Executive           May 5, 2006
                                  Officer

                                  Director
Joerg H. Klaube           Sr. Vice President, Secretary,      December 2, 2005
                            Chief Financial Officer

Steven L. Gray                    Director
                            Chairman of the Board             August 30, 2006

Joseph J. Tomasek                 Director                  Feb. 11, 1999 (2006)

All Directors of the Company hold office until the next annual meeting of the shareholders and until successors have ben elected and qualified. Executive Officers of the Company are appointed by the Board of Directors at meetings of the Company 's Directors and hold office until they resign or are removed from office.

      Edward L. Marney, Age 49 - Director, President and Chief Executive Officer. Mr. Marney joined Magnitude, Inc. in May 2006 and was appointed a director in August 2006. From 2003 to 2006, Mr. Marney was Managing Director of Triad Partners, LLC, a privately held investment company. Prior to that from 2001-2003 Mr. Marney was Vice President, Business Intelligence at Medical Manager/WebMD Corporation. Mr. Marney founded TouchPoint Software Corporation in 1994 and served as its CEO & President until its acquisition by WebMD Corporation in 2001. Prior to that Mr. Marney served in various marketing and sales roles at Medical Information Technology and Burroughs Corporation. He graduated with a B.S. from the Whittemore School of Business and Economics at the University of New Hampshire.

      Joerg H. Klaube, Age 65 - Director and Chief Financial Officer, Senior Vice President. Joined Magnitude, Inc. in December 1994. From 1993 to 1994 he was Vice President Administration for Comar Technologies Inc., a computer retail firm, and from 1983 to 1993 Chief Financial Officer for Unitronix Corporation, a publicly traded software design and computer marketing firm. Prior to that, Mr. ..Klaube was employed for 16 years with Siemens Corp., the US subsidiary of Siemens AG, where he served most recently as Director of Business Administration for its Telecommunications Division. He graduated from the Banking School in Berlin, Germany, and holds an MBA degree from Rutgers University.

      Joseph J. Tomasek, Age 59 - Director. Mr. Tomasek was appointed a director in February 2000. He has been engaged in the private practice of corporate and securities law in his own law firm for the last ten years. Mr. Tomasek was appointed to serve as general counsel for the Company in 1999. In addition to his work with the Company, Mr. Tomasek represents several other clients in the area of corporate law.

      Steven L. Gray, Age 57 - Director. Mr. Gray was elected to serve on the Board on May 18, 2000. He is a resident of Venice, Florida. For the past six years, Mr. Gray has served as the President and is a shareholder of a private Florida corporation engaged in the retail distribution of nutritional products. This corporation has a customer base in nine countries. Prior to that time, Mr. Gray ran his own real estate development company, specializing in the design and construction of multi-family housing.

Family Relationships

There are no family relationships between any of the directors or executive officers.

                                                    EXECUTIVE COMPENSATION
                                                2006 SUMMARY COMPENSATION TABLE

The following table sets forth the cash compensation and executive capacities for the fiscal years ended December 31, 2006 and December 31, 2005, for the chief executive officer and for each executive officer whose aggregate cash remuneration exceeded $100,000, for all executive officers as a group, and for certain other most highly compensated employees:


                                                                                                         (1)
                                                                         Non-Equity                      All
                                                                         Incentive    Non-Qualified     Other
                                                         Stock  Option      Plan         Deferred      Compen
        Name and Principal               Salary  Bonus  Awards  Awards  Compensation   Compensation     sation      Total
             Position             Year    ($)     ($)     ($)     ($)       ($)        Earnings ($)      ($)         ($)
               (a)                 (b)    (c)     (d)     (e)     (f)       (g)            (h)           (i)         (j)
--------------------------------- ----  -------  -----  ------  ------  ------------  -------------    -------      -----
Edward L. Marney                  2006   86,538    -                          -             -             5,950      92,488
Chief Executive
Officer,
President

Steven D. Rudnik                  2006   64,788    -    577,105               -             -            45,000     686,893
Former Chief Executive Officer,   2005   33,333    -                          -             -                 -     157,639
President

Mark Chroscielewski               2006   82,185    -                          -             -                 -      82,185
Former Sr. Vice President         2005  125,000    -                          -             -            12,900     137,900
Business Development

Joerg H. Klaube                   2006   61,376    -                          -             -             2,626      64,002
Sr. Vice President,               2005  117,308    -                          -             -            12,203     129,511
CFO

Steven W. Jagels                  2006   61,875    -                          -             -                 -      61,875
Former Sr. Vice President         2005  108,333    -                          -             -            13,556     121,889
Information Systems

Joseph J. Tomasek, Esq., Director 2006        -    -                          -             -            96,121      96,121
and General Legal Counsel         2005        -    -                          -             -           131,140     131,140
Legal Fees:

Steven Gray                       2006   30,000    -                          -             -            87,167     117,167
Director

All executive officers            2006  147,914    -                          -             -             8,576     156,490
As a group (2 persons)            2005  117,308    -                          -             -            12,203      12,203

Explanation: No current Company officer or employee has an employment agreement with the Company. All of the items of compensation paid to the officers and directors listed in the above Summary Compensation Table are discussed in the following paragraphs, under the individual officer's or director's name.

Edward L. Marney; 2006. Ed Marney joined the Company in May, 2006, becoming first our Chief Executive Officer, then our President and a director. We paid Mr. Marney a cash salary of $86,538 and reimbursed $5,950 of healthcare payments to him during 2006.


Steven D. Rudnik; 2006 and 2005. We paid our former CEO and President, Steven D. Rudnik, a cash salary of $64,788 during fiscal year 2006. On August 8, 2006, Mr. Rudnik terminated his employment agreement with us in exchange for 6,000,000 restricted common shares and aggregate cash payments of $60,000. The aggregate amount of compensation of $577,105 included in the "Stock Awards" column above, includes these 6,000,000 restricted common shares which we valued at $.04 per share, the average public market price of the Company's common stock on the date of this settlement agreement, August 8, 2006. On December 15, 2006, the Company negotiated a second agreement with Mr. Rudnik, pursuant to which the Company exchanged (i) 6,250,000 common shares, which we valued at $.03 per share, the average public market price of the Company's common stock on the date of the exchange agreement, December 15, 2006, (ii) 3,125,000 common stock purchase warrants, exercisable over the 3-year period commencing January 18, 2007 and exercisable at an exercise price of $.05 per common share, which we valued at $83,750 (iii) 1,583,333 common stock purchase warrants, exercisable over the 3-year period commencing January 18, 2007 and exercisable at an exercise price of $.10 per common share, which we valued at $23,592 and (iv) 2,903,542 common stock options, exercisable over the 3-year period commencing January 18, 2007 at the stock option exercise price of $.10 per common share, which we valued at $42,263, for a Company promissory note in the approximate principal amount of $100,000, approximately $10,000 of accrued interest thereunder and a $15,000 debt.

In addition, the amount of "All Other Compensation" represents cash payments of $45,000 made by the Company in connection with the August 8, 2006 settlement agreement and $3,250 paid by the Company for Mr. Rudnik's life insurance.


During fiscal year 2005, the Company agreed to convert $100,000 of Mr. Rudnik's cash salary into 1,000,000 restricted common shares and 1,000,000 common stock purchase warrants, exercisable over the 3-year period, commencing on June 8, 2005, and exercisable at the exercise price of $0.15 per common share. In addition, this amount includes Company payments of $21,056 for car payments and $3,250 representing payments made for Mr. Rudnik's life insurance.

Mark Chroscielewski; 2006 and 2005: During fiscal year 2006, the Company paid this former executive $82,185 in Salary. During 2005, we paid Mr. Chroscielewski a cash salary of $125,000 and in the column "All Other Compensation" above for 2005, we made car payments on his behalf in the aggregate amount of $4,000 and insurance premium payments of $8,900.

Joerg H. Klaube 2006 and 2005. We paid our Chief Financial Officer a cash salary of $ 61,376 during 2006 and in the column "All Other Compensation" in the above table for 2006,life insurance premium payments on this executive's behalf in the amount of $2,626. During fiscal year 2005, the Company paid Mr. Klaube cash salary of $117,308 and as indicated in the column "All Other Compensation" in the above table for 2005, we made life insurance premium payments on this executive's behalf in the amount of $2,626 and car payments in the amount of $9,577.

Steven Jagels 2006 and 2005: We paid this former executive a cash salary of $61,875 during 2006. During fiscal year 2005, the Company paid Mr. Jagels a salary of $108,333 and as indicated in the column "All Other Compensation" in the above table for 2005, we made life insurance premium payments on this executive's behalf in the amount of $1,940 and car payments in the amount of $11,616.

Joseph J. Tomasek 2006 and 2005: During fiscal years 2006 and 2005, the Company paid $ 96,121 and $ 131,140, respectively, to Mr. Tomasek for his legal services rendered to the Company.

Steven Gray 2006. During fiscal year 2006, we issued an aggregate 1,550,000 restricted common shares and 500,000 common stock purchase warrants to Mr. Gray for services rendered to the Company. During 2006, Mr. Gray assisted the Company in its change of management, providing day-to-day assistance in operations, customer relations including, interviewing potential candidates for management positions and coordinating the various audit schedule and management review projects. As set forth in the column "All Other Compensation" in the above table for 2006, we valued the 1,550,000 restricted common shares based upon their average public market trading price as of the dates we issued these shares to Mr. Gray, totaling $73,000 and thw 500,000 warrants at $14,450, based upon a formula called the Black Sholes Model.

Stock Options and Stock Option Plans:

No stock options or other grants were made to any eligible participants, including employees during fiscal years 2006 and 2005 pursuant to the Company's 1997 Stock Option Plan or the Company's 2000 Stock Incentive Plan.

1997 Stock Option Plan:


         The Company's 1997 Stock Option Plan (the "1997 Plan"), as filed with Information Statement pursuant to Section 14(c) with the Commission on July 1, 1997, and with Registration Statement on Form S-8 with the Commission on September 8, 1997, is hereby incorporated by reference.


         As adopted, the 1997 Plan permits the grant of stock options to employees, directors and key consultants of the Company. It provides for the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue Code and non-qualified stock options. The 1997 Plan provides for options covering up to an aggregate 1,000,000 shares of Common Stock. The 1997 Plan was approved by the Company's stockholders. There are no available shares of common stock under the 1997 Plan.

         The 1997 Plan is administered by the Board of Directors. Each option is evidenced by a written agreement in a form approved by the Board of Directors. No options granted under the 1997 Plan are transferable by the optionee other than by will or by the laws of descent and distribution, and each option is exercisable, during the lifetime of the optionee, only by the optionee.

Under the 1997 Plan, the exercise price of an incentive stock option must be at least equal to 100% of the fair market value of the Common Stock on the date of grant (110% of the fair market value in the case of options granted to employees who hold more than ten percent of the voting power of the Company's capital stock on the date of grant). The exercise price of a non-qualified stock option must be not less than 85% of the fair market value of the Common Stock on the date of grant. For both incentive stock options and non-qualified stock options, the exercise price must not be less than the par value of a share of the Common Stock on the date of grant. The term of any stock option is not to exceed ten years (five years in the case of an incentive stock option granted to a ten percent holder). The Board of Directors has the discretion to determine the vesting schedule and the period required for full exercisability of stock options; however, in no event can the Board of Directors shorten such period to less than six months. Upon exercise of any option granted under the 1997 Plan, the exercise price may be paid in cash, and/or such other form of payment as may be permitted under the applicable option agreement, including, without limitation, previously owned shares of Common Stock.

2000 Stock Incentive Plan

         The 2000 Incentive Stock Plan (the "2000 Plan") permits the grant of stock options, stock appreciation rights and stock grants to employees, directors and key consultants of the Company. It provides for the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue Code as well as non-qualified stock options. It also provides for the grant of stock appreciation rights, either alone or in tandem with other grants, and restricted stock grants. The 2000 Plan provides for grants covering up to an aggregate 5,000,000 shares of Common Stock. The 2000 Plan was approved by the Company's stockholders. There are no available shares of common stock under the 2000 Plan.

         The 2000 Plan, as with the 1997 Plan, is administered by the Board of Directors. Each award or grant is evidenced by a written agreement in a form approved by the Board of Directors. No awards granted under the 2000 Plan are transferable by the recipient other than by will or by the laws of descent and distribution, and each option is exercisable, during the lifetime of the recipient, only by the recipient.

Under the 2000 Plan, the exercise price of an incentive stock option must be at least equal to 100% of the fair market value of the Common Stock on the date of grant (110% of the fair market value in the case of options granted to employees who hold more than ten percent of the voting power of the Company's capital stock on the date of grant). The exercise price of a non-qualified stock option may be fixed by the Board of Directors. For incentive stock options, the exercise price must not be less than the 100% of the fair market value of the Common Stock on the date of grant. The term of any stock option is not to exceed ten years (five years in the case of an incentive stock option granted to a ten percent holder). The Board of Directors has the discretion to determine the vesting schedule for any awards or grants issued as well as and the period required for full exercisability of stock options; however, in no event can the Board of Directors shorten such period to less than six months. Upon exercise of any option granted under the 2000 Plan, the exercise price may be paid in cash, and/or such other form of payment as may be permitted under the applicable award agreement, including, without limitation, previously owned shares of Common Stock.

Outstanding Equity Awards At Fiscal Year-End Table

                                                        Equity                                       Market
                           Number of    Number of   Incentive Plan                       Number of  Value of
                           Securities   Securities  Awards: Number                       Shares or  Shares or
         Name and          Underlying   Underlying   of Underlying                       Units of   Units of
        Principal         Unexercised  Unexercised    Unexercised   Option     Option   Stock That    Stock
         Position           Options      Options       Unearned    Exercise  Expiration  Have Not   That Have
           Name           Exercisable Unexercisable     Options      Price      Date      Vested)  not Vested
------------------------- ----------- ------------- -------------- -------- ----------- ---------- ----------
Edward L. Marney
Chief Executive
Officer,
President

Steven D. Rudnik            2,903,542                            -  $  0.10      1/6/10          -          -
Former Chief Executive
Officer,
President

Mark Chroscielewski                                              -                               -          -
Former Sr. Vice President
Business Development

Joerg H. Klaube                                                  -                               -          -
Sr. Vice President,
CFO

Steven W. Jagels              250,000                            -  $0.1325     2/18/07          -          -
Former Sr. Vice President
Information Systems

Joseph J. Tomasek, Esq.,
Director and General
Legal Counsel

Steven Gray                   500,000                               $  0.15     1/01/09
Director

All executive officers        500,000                            -                               -          -
As a group (2 persons)


                                            Equity
                                          Incentive
                                            Plan
                                           Awards:
                                            Market
                                             Or
                                            Payout
                                            Value
                              Equity          of
                            Incentive      Unearned
                              Awards    Shares, Units
                          Shares, Units      or
                             Or Other       Other
         Name and             Rights        Rights
        Principal              That          That     Total
         Position            Have Not        Have       ($)
           Name               Vested      Not Vested    (j)
------------------------- ------------- ------------- -----
Edward L. Marney                                    -
Chief Executive
Officer,                                            -
President

Steven D. Rudnik
Former Chief Executive
Officer,
President

Mark Chroscielewski                             8,400
Former Sr. Vice President
Business Development

Joerg H. Klaube                                 1,710
Sr. Vice President,
CFO

Steven W. Jagels                                1,940
Former Sr. Vice President
Information Systems

Joseph J. Tomasek, Esq.,
Director and General
Legal Counsel

Steven Gray
Director

All executive officers
As a group (2 persons)

Compensation of Directors:

         The Company has not paid nor does it owe any compensation to any of its Directors for their service as directors and members of the Board of Directors during the past two fiscal years of 2006 and 2005.

CORPORATE GOVERNANCE AND CODE OF ETHICS

         The Company has always been committed to good corporate governance. In furtherance of this commitment, during 2002 the Board of Directors expanded the duties of the Company's Audit Committee by increasing the Committee's duties specifically to include responsibility and oversight of corporate governance matters and adherence to the Company's Code of Ethics. A copy of the Corporate Code of Ethics and Conduct had been included as an exhibit to the Company's report on Form 10-KSB for the year ended December 31, 2002.


      Our Board of Directors has determined that none of its current members, Edward L. Marney, Joerg H. Klaube, Joseph J. Tomasek and Steven Gray, are independent in accordance under applicable securities laws. It is the intention, however, of the Board of Directors, to identify and appoint independent directors in the current fiscal year.

Board Committees

AUDIT COMMITTEE

         The Company has appointed an Audit Committee in accordance with the provisions of the Sarbanes-Oxley Act of 2002. The Audit Committee is currently comprised of one director, Steven. Gray, who is a financial expert with knowledge of financial statements, generally accepted accounting principles and accounting procedures and disclosure rules. Mr. Gray is not "independent" as defined in Section10A-3(b)(1)(iv)(A) of the Securities Exchange Act. Our Board of Directors intends to appoint additional independent members to this Audit Committee.

COMPENSATION AND NOMINATING COMMITTEES

         Our board of directors intends to appoint such persons and form such committees as are required to meet the corporate governance requirements imposed by the national securities exchanges. Therefore, we intend that a majority of our directors will eventually be independent directors. Additionally, our board of directors is expected to appoint a nominating committee and a compensation committee, and to adopt charters relative to each such committee. Until further determination by the Board, the full Board of Directors will undertake the duties of the compensation committee and nominating committee.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

ITEM 12: SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                  MANAGEMENT

         The following table sets forth, as of November 15, 2006, the record and beneficial ownership of common stock of the Company by each executive officer and director, all executive officers and directors as a group, and each person known to the Company to own beneficially, or of record, five percent or more of the outstanding shares of the Company:


   Title                    Name and Address of                   Amount and Nature of      Percent
of Class )*                   Beneficial Owner                  Beneficial Ownership (1)   of Class
-----------   -----------------------------------------------   ------------------------   --------
Common
Stock         Steven L. Gray                                          5,614,096 (2)           2.5%
              Joerg H. Klaube                                         1,400,000               0.6%
              Joseph J. Tomasek                                       2,847,166 (3)           1.1%
              Edward L. Marney                                                0

              Address of all persons above: c/o the Company.

              All Directors and Executive Officers                    9,861,262               4.3%
              as a Group (4 persons)

              Michael G. Martin                                      13,000,000 (4)           5.7%
              12 Tillman Ct, Bridgewater, NJ 08807
              33 Group LLC                                           12,500,000               5.7%
              3589 NW 61 Circle, Boca Raton, FL 33496

              Azzurri Group, LLC                                     12,500,000               5.7%
              3589 NW 61 Circle, Boca Raton, FL 33496
              Steven D. Rudnik                                       24,273,388 (5)          10.4%



)* The Company also has issued and outstanding as of November 15, 2006, 109,857 shares of its Senior Convertible Preferred Stock, with concentrations in excess of 10% for one or more of the holders of such stock, however, none of such shares bear any voting rights.
----------------------------

(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days of November 15, 2006. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within such date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnote to this table and pursuant to applicable community property laws, the Company believes based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares of Common Stock which they beneficially own.
(2)      Includes stock options for 500,000 shares.
(3)      Includes warrants for 333,333 shares.
(4)      Includes stock options for 750,000 shares.
(5) Includes stock options for 2,903,542 shares and warrants for 4,708,333 shares.

                          DESCRIPTION OF CAPITAL STOCK


Magnitude is currently authorized by its Certificate of Incorporation to issue an aggregate 303,000,000 shares of capital stock, including 300,000,000 shares of common stock, $.0001 par value per share of which 227,235,472 were issued and outstanding as of January 30, 2007 and 3,000,000 shares of Preferred Stock, $0.01 par value per share of which 109,857 shares have been designated as Cumulative Preferred Stock, par value $0.0001 per share, of which 1 share was outstanding as of January 30, 2007 300,000 shares have been designated as Series A Senior Convertible Preferred Stock (the "Series A Stock"), $0.001 par value per share of which 29,300 were issued and outstanding as of January 30, 2007 350,000 shares have been designated as Series B Senior Convertible Preferred Stock (the "Series B Stock"), par value $0.001 per share, of which no shares were outstanding as of January 30, 2007, 120,000 shares have been designated as Series C Senior Convertible Preferred Stock (the "Series C Stock") par value $0.001 per share of which no shares were outstanding as of January 30, 2007; 500,000 shares have been designated as Series D Senior Convertible Preferred Stock (the "Series D Stock"), $.001par value per share of which 63,890 shares were issued and outstanding as of January 30, 2007 and; 500,000 shares have been designated as Series E Senior Convertible Preferred Stock (the "Series E Stock"), $.001 par value per share of which 16,667 shares were issued and outstanding as of January 30, 2007.

Common stock

The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to the rights and preferences of the holders of any outstanding Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends as are declared by the Board of Directors out of funds legally available therefore. In the event of a liquidation, dissolution or winding-up of the Company, holders of Common stock have the right to a ratable portion of assets remaining after the payment of all debts and other liabilities of the Company, subject to the liquidation preferences, if any, of the holders of any outstanding Preferred Stock. Holders of Common Stock have neither preemptive rights nor rights to convert their Common Stock into any other securities and are not subject to future calls or assessments by the Company. There are no redemption or sinking fund provisions applicable to the Common stock. The rights, preferences and privileges of the holders of Common Stock may be subject to, and may be adversely affected by, the rights of the holders of shares of Preferred Stock that the Company may designate and issue in the future. Preferred Stock


The Series A Stock

The Series A Stock has no voting rights and their holders do not have a right to cast a vote on shareholder matters. The holders of Series A Stock are entitled to receive semi-annual cumulative dividends before any dividends are declared and paid upon the Common Stock, but on par with the holders of any Series B Stock and Series C Stock, calculated against their liquidation price of $5.00 per share at the rate of 7% annually during the first year of their issuance, increasing thereafter in increments of 1/2 of 1% per year for the next six years when the interest rate is fixed at 10% annually. In the event of a liquidation, dissolution or winding up of the affairs of Magnitude and after payment of its debts and liabilities, the holders are entitled to be paid out of the remaining assets a liquidation price of $5.00 per share of Series A Stock, on an equal basis with the holders of any Series B Stock and Series C Stock.

Magnitude has the right to redeem or buy back part or all of the Series A Stock three years after their issuance by paying to the holders the liquidation price ($5.00 per share), any accumulated but unpaid dividends and a payment (a "call premium") equal to 15% of the liquidation price. Holders of the Series A Stock can convert their shares into Magnitude Common stock at a conversion rate equal to 150% of the "market price" of Magnitude's Common Stock at the time of conversion. "Market price" is based upon the average bid and asked prices for Magnitude's Common Stock as quoted by the then stock exchange during the 20 consecutive trading day period immediately preceding the conversion.

The Series B Stock

The Series B Stock has no voting rights and their holders do not have a right to cast a vote on shareholder matters. The holders of Series B Stock are entitled to receive semi-annual cumulative dividends before any dividends are declared and paid upon the Common Stock, but on a par with the holders of any Series A Stock and Series C Stock, calculated against their liquidation price of $9.00 per share at the rate of 7% annually. In the event of a liquidation, dissolution or winding up of the affairs of Magnitude and after payment of its debts and liabilities, the holders are entitled to be paid out of the remaining assets a liquidation price of $9.00 per share of Series B Stock, on an equal basis with the holders of any Series A Stock and Series C Stock. Magnitude has the right to redeem or buy back part or all of the Series B Stock three years after their issuance by paying to the holders the liquidation price ($9.00 per share), any accumulated but unpaid dividends and a payment (a "call premium") equal to 10% of the liquidation price. Holders of the Series B Stock can convert their shares into Magnitude Common Stock on the basis of 10 shares of Common stock for one share of Series B Stock at any time.

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

The Series C Stock

The Series C Stock has no voting rights and their holders do not have a right to cast a vote on shareholder matters. The holders of Series C Stock are entitled to receive monthly cumulative dividends before any dividends are declared and paid upon the Common Stock, but on par with the holders of any Series A Stock and Series B Stock, calculated against their liquidation price of $9.00 per share at the rate of 7% annually. In the event of a liquidation, dissolution or winding up of the affairs of Magnitude and after payment of its debts and liabilities, the holders are entitled to be paid out of the remaining assets a liquidation price of $9.00 per share of Series C Stock, on an equal basis with the holders of any Series A Stock and Series B Stock. Magnitude has the right to redeem or buy back part or all of the Series C Stock three years after their issuance by paying to the holders the liquidation price ($9.00 per share), any accumulated but unpaid dividends and a payment (a "call premium") equal to 10% of the liquidation price. Holders of the Series C Stock can convert their shares into Magnitude Common Stock on the basis of 10 shares of Common stock for one share of Series C Stock at any time.

The Series D Stock

The Series D Stock has no voting rights and their holders do not have a right to cast a vote on shareholder matters. The holders of Series D Stock are entitled to receive semi-annually cumulative dividends before any dividends are declared and paid upon the Common Stock, but on par with the holders of any Series A Stock, Series B Stock and Series C Stock calculated against their respective stated value per share at the rate of 7% semi-annually. In the event of a liquidation, dissolution or winding up of the affairs of Magnitude and after payment of its debts and liabilities, the holders are entitled to be paid out of the remaining assets a liquidation price equal to their stated value for the Series D Stock, on an equal basis with the holders of any Series A Stock, Series B Stock and Series C Stock. Magnitude has the right to redeem or buy back part or all of the Series D Stock three years after their issuance by paying to the holders the stated value thereof, any accumulated but unpaid dividends and a payment (a "call premium") equal to 10% of the stated value. Holders of the Series D Stock can convert their shares into Magnitude Common stock on the basis of 10 shares of Common stock for one share of Series D Stock at any time.

Series E Stock

The Series E Stock has no voting rights and their holders do not have a right to cast a vote on shareholder matters. The holders of Series E Stock are entitled to receive cumulative dividends before any dividends are declared and paid upon the Common Stock and any other Magnitude Preferred Stock, calculated against its stated value per share at the rate of 6% annually. In the event of a liquidation, dissolution or winding up of the affairs of Magnitude and after payment of its debts and liabilities, the holders are entitled to be paid out of the remaining assets a liquidation price equal to their stated value for the Series E Stock, on an equal basis with the holders of any Series A Stock, Series B Stock, Series C Stock and Series D Stock. Each outstanding share of Series E Stock shall automatically convert into shares of Magnitude Common Stock on the basis of one hundred (100) shares of Common Stock for one share of Series E Senior Preferred six months after the date of their issuance.

Cumulative Preferred Stock

The Company has designated 2,500 shares as "Cumulative Preferred Stock", of which as of December 26, 2006, one share is issued and outstanding. The Cumulative Preferred Stock is non-voting. Each share shall be entitled to receive out of the surplus or net profits of the Company, cumulative dividends thereon at the rate of $9,000 per year, payable quarterly, semi-annually, or annually, as and when declared by the Board of Directors. The Cumulative Preferred Stock shall, with respect to dividend rights, rights on liquidation, winding up and dissolution and rights upon redemption, rank prior to all classes and series of Common stock.

                                    BUSINESS

                                   Background

On June 24, 1997, the Company entered into an acquisition agreement whereby it acquired substantially all of the outstanding stock of Proformix, Inc., a Delaware corporation and manufacturer of ergonomic keyboarding systems. Proformix, Inc. in November 1998 changed its name to Magnitude, Inc. and is hereafter referred to as Magnitude, Inc. The business combination took the form of a reverse acquisition. The Company and Magnitude, Inc. remain as two separate legal entities whereby Magnitude, Inc. operates as a subsidiary of Magnitude Information Systems, Inc.. The operations of the newly combined entity are currently comprised solely of the operations of Magnitude, Inc.

On February 2, 1998, the Company entered into an Agreement and Plan of Merger with Rolina Corporation, a privately held New Jersey software developing firm, and on April 30, 1998, into an Asset Purchase Agreement with Vanity Software Publishing Co., a Canadian developer of specialized software, whereby the Company, in return for payments in form of cash and equity, acquired the rights to certain software products and related assets, with such software products subsequently forming the basis for the further development during the year of the Company's proprietary ErgoManagerTM software product.

As of December 26, 2006, there were outstanding 217,841,763 Common Shares, 1 Cumulative Preferred Share, and 109,857 Convertible Preferred Shares.

Narrative Description of Business

Magnitude Information Systems, Inc. is a pioneer and leader in the ergonomic productivity software market. With its Anti-Injury(TM) software as represented by ErgoEnterprise(TM), an interactive suite of Windows(TM) software products, Magnitude has developed and delivered the first integrated systems approach to computer ergonomics. The Company's patented proprietary software products provide business and government employers with a complete system for the evaluation and management of ergonomic and productivity risk factors with respect to the use of computers in the office environment. ErgoEnterprise(TM) is designed to help employers minimize preventable Repetitive Stress Injuries ("RSI") and enhance productivity through:

o Real-time monitoring of keyboarding activities to ensure proper posture and work pacing.

o Pro-active dialogue with at-risk employees, including surveys and training in the best practices for wellness and productivity.

o Strategic profiling and the management of computer use throughout an organization to employ best practices and to measure health, safety, and performance results.

o        Computer workstation assessment tools.

         We have received a patent from the U.S. Patent and Trademark Office relative to certain core inventions within the ErgoEnterprise(TM) system and we have applied for several more patents for our products.

         As the utilization of computers in the office has increased significantly in the last decade, so has the rate of health problems believed to be related to the use of computers. Computer ergonomics focus on optimizing the design of technology involved in the utilization of computers in the office, and also attempts to affect the manner in which people interact with computers, so as to minimize the associated health risks. A successful technology delivery system positively impacts the cost of doing business by improving the comfort, productivity, job satisfaction and safety of the computer user, while reducing the costs of absenteeism and work related disability.

         Repetitive stress injury (RSI) is a classification of diseases caused by the excessive use of joints. It is a sub-classification of Cumulative Trauma Disorders (CTDs). RSI accounts for a large portion of work-related illnesses, and the incidence of RSI is expected to grow as the number of people operating keyboards increases. The impact of RSI is measured not only in the pain and suffering of its victims, but also in time lost from work, and medical costs. The Company's software products are designed to help businesses deal with potentially preventable repetitive stress injuries, by real-time monitoring of keyboarding activities, pro-active dialog with at-risk employees, and strategic profiling and management of computer use throughout an organization.

         A study released in January 2001 by the National Academy of Sciences, originally commissioned by Congress and produced by the National Research Council, finds that work-related back, hand and wrist injuries affect about 1 million U.S. workers every year. The total cost of the resultant disorders is between $45 billion and $54 billion in compensation, lost wages and lower productivity. Increased awareness of the health risks and associated costs led the State of California several years ago implement an ergonomic regulation which directs qualifying employers to establish and maintain a program designed to minimize RSI's. Such program shall include work-site evaluation, control of the exposures that have caused RSI's, and training of employees. State agencies and employers in California face fines of up to $25,000 per incident for violating these regulations. The State of Washington adopted similar regulations in 2000, and other states have indicated a willingness to follow suit. The Company believes that the growing recognition of these trends will give rise to a rapidly expanding market for the Company's products.

                                  The Industry

         The Company operates in only one business segment: the development, marketing, and licensing of risk aversion and productivity enhancement software products for the computerized workplace environment. More specifically, the Company licenses highly sophisticated and proprietary software that provides computer based training, work pacing and monitoring tools, as well as a computer workstation assessment tool.

         Potential customers for the Company's products are businesses of all sizes, as well as organizations and government departments and agencies that employ many staff in computer-related functions. The software industry in general is comprised of a remarkable variety of providers, ranging from small boutique-type designers to large international corporations. The industry is characterized by great dynamics, patterns of rapid growth and well-known success stories, but also by a high degree of volatility and risk.

         The Company operates primarily in the United States of America, however, has introduced French and Portuguese language versions of its software products for the European and Brazilian markets, and will shortly introduce other language versions. The Company has not yet derived any material revenues from the licensing or sale of its software products in foreign markets.

Products, Trademarks

         The Company's current primary product is a suite of nine proprietary software modules marketed under the name ErgoEnterprise(TM) which are designed to help individual computer users and businesses deal with potentially preventable repetitive stress injury (RSI). The nine software modules can be applied individually or together in a comprehensive ergonomic and early intervention program that seeks to modify a user's behavior by monitoring computer usage patterns over time and warning the user when to break a dangerous trend in repetitive usage of an input device, such as a keyboard or mouse. The product was developed to train people working on computers, monitor computer-use related activities and evaluate a user's risk exposure and propensity towards injury or loss of effectiveness in connection with his/her day-to-day work. Moreover, the package enables a company to not only address the issue of health risks involving employees and to minimize resulting potential liabilities, but delivers a powerful tool to increase overall productivity.

         The system is highly customizable for management, staff and employees. All components operate on any PC or workstation running the Microsoft Windows operating system. ErgoEnterprise(TM) is the first suite of software solutions that combines ergonomic remediation and productivity enhancement tools. Its nine component modules are described as follows:

ErgoTutor(TM) delivers a complete office ergonomics training course directly to employees at their desktop, and provides employees with clear initial awareness training as well as follow-up training for reinforcement of previously learned materials.

ErgoSURE(TM) is a postural assessment tool designed to allow the evaluation of employee posture while working at computers. It is an electronic version of the internationally accepted RULA (Rapid Upper Limb Assessment) system. This system, developed at the University of Nottingham's Institute for Occupational Ergonomics in the U.K., allows users to survey a broad range of computer-related work activities involving repetitive motions, allowing the user to detect - and remedy - hazardous situations and conditions.

ErgoSurveyor(TM) is used to gather usage information from employee populations. Customized, professional quality surveys are designed to corporate specifications and gather important information that may be used to plan ergonomic and corporate business strategies. Responses to risk assessment surveys are gathered and compiled into a database that may be used to create comprehensive, customized reports.

UserNotes(TM) is an early reporting and "Rapid Response" Intervention tool designed to give employees a way to communicate discomfort to designated staff, allowing issues to be addressed earlier - at a lower cost and a higher likelihood of success. UserNotes is consistently available to everyone in the organization at the workstation or notebook with or without Internet access.

ErgoSentry(R) measures rest against work in real time, tracking keyboard and mouse activity independently. ErgoSentry's patented algorithms, designed for prevention and control of RSI risk factors, monitor computer usage patterns over time and alert the user when to take micro-breaks, avoiding high-risk trends in keyboard or mouse usage through a unique and patented empowering feedback mechanism. Users are alerted to take these micro-breaks only when risk exposure exceeds configured limits.

EMSAnalyzer(TM) is designed to measure, analyze and manage all aspects of day-to-day computer use. Raw actual data of normal, everyday use are gathered through ErgoSentry(R) and accumulated for standard and customized reports that track, analyze and qualify how employees are using their computer stations.

Guardian(TM) captures metrics on the frequency of keystroking and mousing during each minute throughout the day, and optionally tracks which applications and files users access.

ErgoQuiz(TM) is an electronic testing system used to assess ergonomic awareness and educate employees.

ErgoMap(TM) offers employees state of the art ergonomic training at the desktop.

         In addition to the trademarks shown above which are owned by the Company, Magnitude has applied for other product designators to be afforded trademark protection, and has filed US Patent Application for certain design principles underlying several of its proprietary software products, including a patent application for its newest product, a new class of usage tracking and data collection software that is directed towards e-commerce and a wide range of other Internet related applications. There can be no assurance, however, that such patents will be granted or, if granted, that a third party will not design products which perform the same or similar functions as the Company's products, using technology other than that covered by the Company's patents.

                            Patents and New Products

ErgoSentry - Patent Granted:

         In May 2000 the U.S. Patent and Trademark Office awarded the Company a patent which covers various innovations including a proven approach that helps computer users manage their activity to improve productivity and reduce the risk of repetitive motion injuries.

ErgoPal Introduced, Patent Pending:

         New patent-pending ErgoPal software is a work pacing tool that helps users mitigate health risks and improve their productivity by gently alerting them to increases in stress and fatigue which are occurring before they realize it.

Studies Involving ErgoEnterprise(TM)

         Magnitude has conducted productivity studies using ErgoEnterprise(TM) at various client and prospect sites.

         In July 1999, Cornell University released a study entitled "Effects of Ergonomic Management Software on Employee Performance," a field experimental test of the effects of ErgoEnterprise on computer work activity.(1) Professor Alan Hedge tested the effects of using Magnitude's ergonomic work pacing software to monitor keyboard and mouse activity, and to provide computer users with information on appropriate, discretionary rest breaks. The software also provided information on stretching exercises, appropriate postures, and appropriate workstation adjustments. The Wall Street office of a nationwide insurance brokerage firm was chosen as the test site for this study.

         Data gathered in the study covered 6,195 hours of computer usage, equivalent to 800 person/days of computer use. Participants used computers an average of 5.9 hours per day, and typed over 3,949,000 keystrokes during the course of the study. Employees at the site used their computers for much of the workday. The study evaluated the performance of 21 individuals including executives, administrators, customer service specialists, underwriters, and accountants.

         Alerting users to take more short rest and break periods improved work accuracy, and did not impair overall keystroke and mouse usage. These study results agree with previous research. In addition, the study concluded that from an economic standpoint, the performance benefits that may accrue from using ErgoEnterprise indicate a return on investment of approximately 3 months.

         One client, the California State Compensation Insurance Fund, conducted a survey using ErgoEnterprise in a pilot program from January 2000 - June 2000. The significant results of the study included:

o        A 50% reduction rate in the total number of Musculoskeletal Disorder
         (MSD) Claims.

----------
(1) Hedge, A. "Effects of Ergonomic Management Software on Employee Performance." Cornell Human Factors Laboratory Technical Report /SP7991, Cornell University, July 1999.

o        A reduction by between 20% and 80% of  OSHA reported injuries.
o The actual workers' compensation savings in the pilot program was $120,000.
o State Fund's projected annual workers' compensation cost savings was approximately $780,000.
o        There was a total participation of employees in Pilot Program
o        Employees postponed micro-breaks a maximum of nine minutes.
o        There was 100% employee satisfaction while using ErgoEnterprise.
o        Some employees used program to "warm up" prior to their beginning work

         In February 2001, a study by Cornell/Lockheed Martin titled Ergonomic Management Software and Work Performance presented an ROI analysis to quantify the potential economic impact of a 59% improvement in keystroke accuracy for the test group. Based on a combination of factors including estimated hourly employee costs which include some of the following: wages, benefits, occupied internal floor space, pre-study hourly error costs, hourly savings per person, and the annual "per seat" cost of ErgoEnterprise, the study indicated that the breakeven/payback period is achieved in 25.1 hours of usage. Several large industrial clients already have named ErgoEnterprise "Best Practice". The term "Best Practice" is an acknowledgement that a concept, process, or product is proven to produce the desired results and is applicable throughout the enterprise across organizational lines.

Business Strategy

         The most important prospective customers for the Company's products are large and medium companies, organizations, and governmental departments and agencies that have a relatively large staff working in computer-related functions. These entities not only are more cognizant of the health risks and negative effect on productivity associated with many of the traditional tools of the computerized workplace and therefore tend to be more receptive to new remedial solutions and alternatives based on the science of Ergonomics, but also have a significant exposure in terms of legal liabilities if they fail to act by addressing these potential risks. On an on-going basis, the increasing cost of workers compensation insurance creates a growing incentive to deal with the underlying causes.

         With its new proprietary ergonomic software the Company offers a comprehensive and effective tool for corporate clients to address the three major issues involved: (a) employee wellness, (b) cost containment and productivity enhancement, and (c) potential legal liabilities. While certain portions of the ErgoEnterprise(TM) software suite have been previously marketed as individual modules, the release to the market, in November 1998, of an overall integrated solution in form of the ErgoEnterprise(TM) system constituted a novel approach.

         Since that time, the product has been installed by a growing number of corporate and institutional clients. Typically, in view of the new-ness of product and market, such client initially purchases a license for a "pilot version" of the software, functionally complete but limited to a smaller number of users. After undergoing a process of familiarization and evaluation the client is expected to upgrade to the intended ultimate number of users which, by definition, should encompass all personnel exposed to the above described risks. Many tests and evaluations by third parties have confirmed to the Company's satisfaction that its product is mature, stable, and effective. It is with a high degree of confidence, therefore, that the Company expects many of the ongoing trial installations to lead to larger enterprise orders and, thereby, to the targeted revenue stream. The key to economic success lies in a comprehensive marketing approach that carries the Company's message to the largest possible number of prospective clients.

         The Company intends to continue developing strategic marketing relationships with leading business consultants, to broaden its distribution channels to include tiered marketing arrangements, and to strengthen its direct sales force and support organization, thereby focusing on a marketing approach which emphasizes the advantages that accrue to a business from the unique combination of risk management and productivity enhancement tools provided by ErgoEnterprise(TM).

Research and Development

         The Company has invested considerable resources in the further development of the overall ErgoEnterprise(TM) system and related product documentation and marketing collateral materials. In late summer 1997, the first official version of ErgoEnterprise(TM), Version 1.78, was released, followed by yearly upgrades since then. The Company is currently shipping Version 5.5 which was released in February 2004.

         The Company has expensed all expenditures related to the above efforts. Such expenses totaled $217,067 for the year ended December 31, 2005, and $221,000 for the year ended December 31, 2004.

Competition

         The market addressed by the Company's software products is presently served by a number of smaller software companies, none of which occupies a dominant position. For the most, these competitors market software products that address only one or a few of the task complexes covered by the Company's products, without thereby offering a comparable breadth of function and integration in such areas as work-site evaluation, employee training and work pacing.

         The Company is not aware of any products that compete - in terms of breadth of functionality - with the integrated software product suite that is marketed by the Company under the trade name ErgoEnterprise(TM). While the Company believes that it currently has a strategic competitive advantage in ergonomic software, especially with regard to its patented algorithms underlying the product, there can be no assurance that competitors will not attempt to copy the Company's products or develop and successfully license similar products, to the Company's detriment.

Seasonality and Dependency

         The industry segment in which the Company does business is not seasonal. The Company's past revenues come primarily from smaller orders for pilot projects and field tests, and a limited number of individual larger orders where successfully completed pilot projects led to departmental or enterprise-wide deployment. The nature of the business does not usually involve repeat orders and therefore does not create dependency on a specific customer or group of customers. The Company's future success is dependent upon its ability to increase the frequency where initial pilot installations result in larger contracts, as corporate clients introduce the Company's software products across the entire spectrum of computer workplaces throughout their company or specific divisions/departments. The relative major impact of individual larger orders, the receipt or timing of which cannot be predicted with any degree of accuracy, creates a significant measure of volatility that adds a degree of uncertainty to all current planning and forecasting. There can be no assurance that the Company will generate enough revenues during the coming periods, in a timely manner and sufficient in scope, to finance and support the Company's planned future growth as expected by management.

Current Business Restructure Plan

         Company management has embarked on a strategic repositioning of the Company's business. Currently, the Company is exploring product acquisitions as well as a merger or partnership with suitable candidate enterprises. The Company has established a network of relationships with Fortune 1000 clients over the years and is seeking to leverage these assets with additional product and network relationships. In addition, the Company is discussing the outsourcing of its sales and customer support functions for its ergonomic software products. See "Management Discussion and Analysis" below.


                                    EMPLOYEES

As of December 26, 2006, the Company employed 4 persons, of whom two were primarily engaged in sales and marketing, and two in general administrative and managerial functions. The Company has no collective bargaining agreements with its employees.


                                   PROPERTIES

On September 1, 2006, the Company entered a three year lease (which can be terminated by either party after 12 months) for approximately 850 square feet of office space at 1250 Route 28, Suite 309, Branchburg, New Jersey. This lease agreement calls for a base rental payment of $1,103 per month plus utility/cam/property tax charges of approximately $600 per month, with nominal increases after years two and three.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

CAUTIONARY STATEMENT PURSUANT TO "SAFE HARBOR" PROVISIONS OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934

         Except for historical information, the Company's reports to the Securities and Exchange Commission on Form 10-KSB and Form 10-QSB and periodic press releases, as well as other public documents and statements, contain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the statements. These risks and uncertainties include general economic and business conditions, development and market acceptance of the Company's products, and other risks and uncertainties identified in the Company's reports to the Securities and Exchange Commission, periodic press releases, or other public documents or statements.

         Readers are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to republish or revise forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events.

Results of Operations for the Nine Months Periods Ended September 30, 2006 and 2005:

Company management is continuing the restructuring of Magnitude's operations and business goals. Management has implemented a multi-pronged plan that has sharply reduced cash outflow while exploring product acquisitions, mergers or partnership relations with potential suitable candidate enterprises.

In line with these efforts, the Company undertook staff reductions in some areas and relocated its principal office from Chester, New Jersey to Branchburg, New Jersey. For example, facility expense was reduced from $10,000 per month to $1,750 per month. These measures resulted in significant reductions of operating expenses.

Company management is in preliminary discussions with several potential strategic partners whose businesses and products would either compliment our current product offerings or present new product and business opportunities. Management is also exploring the licensing of its ergonomic software products and customer maintenance contracts to third parties.

Revenues for the quarter totaled $9,468, compared to the $86,027 achieved in the third quarter of 2005. The nine months figures were $41,622 and $150,860 for 2006 and 2005, respectively. Period revenues were entirely derived from software support services; no software license contracts were concluded.

Gross profits for the quarter amounted to negative $26,902, including a fixed charge for amortization of certain proprietary software assets. Such software assets underlie the Company's products and are being amortized on a straight line over 10 years, resulting in a level charge of approximately $12,000 per month to cost-of-goods-sold. After deducting selling- and general and administrative expenses, stock-based compensation and R&D expenses of $1,240,989 which significantly exceeded the $557,567 recorded in 2005 the Company realized a loss from operations of $1,267,891, compared to an operating loss of $507,912 in the third quarter in 2005. The increase in expenses was primarily due to stock-based compensation and other non-cash expenditures paid for in form of stock and/or warrants and included $520,522 and $60,000 to be paid in form of securities and cash, respectively, to the former chief executive officer (see
Note 15). Aside from the before-mentioned, the operating expenses for the quarter, however, compare favorably with the second quarter total of $1,076,970, reflecting significant savings realized as a consequence of lower staffing levels and expense reductions in other areas. Non-operating income and expenses included $43,146 net interest expense and a credit of $51,560 for the change in value of derivative liabilities. The period result was a net loss of $1,259,833 compared to a loss of $511,908 for the same period in 2005. The corresponding nine months result was a net loss of $3,221,018 compared to a loss of $1,700,502 for the nine months ended September 30, 2005.

After accounting for dividend accruals on outstanding preferred stock which totaled $12,630 the net loss for the quarter applicable to common shareholders was $1,272,463 or $0.007 per share, compared to a loss of $540,228 or $0.004 per share for the same quarter in the previous year, and $3,748,912 or $0.023 per share and $1,785,641 or $0.013 per share for the nine months ended September 30, 2006 and 2005, respectively.

Results of Operations for the Fiscal Years Ended December 31, 2005 and 2004

         The year noted a relative increase in ordering activity among which, most importantly, stands out a contract from our major strategic partner Aon Risk Services Division for our software products, to be utilized in-house by Aon's staff. We intend to build upon the relationship with Aon Corporation evidenced by a marketing agreement concluded in the forth quarter pursuant to which Aon's Risk Services division and Magnitude will jointly market our ErgoEnterprise software solution to clients of both firms. We expect this venture to produce tangible results in terms of software licensing contracts, during 2006.

         For the year ended December 31, 2005, the Company had revenues of $189,552 compared to $121,886 in 2004. Revenues consisted of $132,053 licensing fees for the Company's software products and $57,499 for maintenance and support services.

         Gross profits amounted to $37,839. Gross profits are burdened with a fixed charge for amortization of certain proprietary software assets. Such software assets underlie the Company's products and are being amortized on a straight line over 10 years, resulting in a level charge of approximately $13,000 per month to cost-of-goods-sold. Owing to the fact that variable cost-of-goods-sold expenses are less than 5%, the gross margins will increase with larger revenues, as the portion of fixed expenses decreases relatively. After deducting selling -, research -, and general and administrative expenses of $2,448,509 which decreased by 7% from the $2,653,313 recorded in 2004, the Company realized an operating loss of $2,410,670 compared to an operating loss of $2,687,402 in 2004. Non-operating income and expenses included $21,703 interest expense and income of $4,846 from dissolving certain prior year's accruals. The Company also realized a credit of $209,894 from the sale of net loss carry-forward tax credits pursuant to the New Jersey Emerging Technology and Biotechnology Financial Assistance Act. The year concluded with a net loss of $2,218,257. After accounting for dividends accrued and discounts on outstanding preferred stock which totaled $123,235 the net loss applicable to common shareholders was $2,341,492 or $0.02 per share, compared to a loss of $4,509,167 or $0.05 per share for the previous year.

Liquidity and Capital Resources

In the absence of cash flow from operations, required working capital to finance ongoing operations was supplied almost entirely from new equity capital and issuance of short-term debt.

At September 30, 2006, the deficit in working capital amounted to $2,429,430 as compared to $1,471,896 at June 30, 2006. Stockholders' equity showed an impairment of $2,161,057 at the end of the quarter, compared to an impairment of $1,134,875 at June 30, 2006. The negative cash flow from operations for the nine months ended September 30, 2006 totaled $920,961 and was substantially financed by new debt and equity which was obtained through private placements. The new equity placements were consummated by issuance of common stock and warrants to accredited private investors in the United States. Details of such transactions can be found in the "Changes and Issuance of Securities" section of this report and the reports on Form 10-QSB for the first and second quarters in 2006.

At the time of this submission, the Company had no bank debt. At September 30, 2006 its short-term liabilities, aside from trade payables and accruals, consisted of certain notes and loans, details of which can be found in the Notes to Financial Statements in this report. Current liabilities include $309,493 unpaid dividends on outstanding preferred stock. Such dividends will be paid only if and when capital surplus and cash-flow from operations are sufficient to cover the outstanding amounts without thereby unduly impacting the Company's ability to continue operating and growing its business.

Current cash reserves and net cash flow from operations expected during the near future are inadequate when measured against present and anticipated future needs, and the Company's financial situation remains precarious. In addition, management does not expect to realize significant revenues from the sale or licensing of its proprietary software products in the near future. In order to remedy the current liquidity constraints and improve the market position for the Company, management is currently investigating the feasibility of entering into joint ventures with providers of complementary software products (see our comments above). Concurrent with these efforts, management has embarked on a program of severe cost containment in order to conserve as much liquidity as possible, and is seeking to obtain additional working capital in form of debt or equity. There can be no assurance, however, that these undertakings will lead to the desired outcome.

COMMITMENTS AND CONTINGENCIES

In November, 2006, the Company filed this registration statement with the Securities and Exchange Commission, via the electronic EDGAR System, making it publicly available. While the registration statement was still pending and being reviewed by the Securities and Exchange Commission, the Company engaged in two settlement negotiations: the first was with our former CEO and President, Steven
D. Rudnik, pursuant to which we issued to him 13,861,875 Company securities in exchange for an outstanding Company note in the approximate amount of $100,000, accrued interest and a debt of $15,000, and; the second settlement was with our former executive, Steven Jagels, pursuant to which we issued to him 3,000,000 shares in exchange for his claims against the Company arising under his employment agreement. Due to the pending public offering at the time, these transactions could not be deemed transactions by an issuer not involving a public offering, and therefore could possibly have violated the private placement offering rules. As a result, if the private offering exemption was not available to the Company for these transactions they could be deemed integrated with the public offering. The integration of these two transactions with the pending public offering, would implicate a possible Section 5 violation under the Securities Act which prohibits sales of securities while a public offering is pending. If such a violation is found to have occurred, Messrs. Rudnik and Jagels would have the legal right to rescind their settlement agreements during the one year period following the consummation of these transactions. If Messrs. Rudnik and Jagels chose to rescind their transactions and a Section 5 violation was found to have occurred in these cases, the Company would have to either borrow funds or seek investment funds in order to pay these liabilities, either or both of which rescissions could have a material adverse effect on the Company's financial condition.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On March 31, 2000, the Company and its President and Chief Executive Officer agreed to convert a current liability payable to him in the amount of $374,890 into a Company obligation, of which $100,000 was subsequently classified as due on demand, which was repaid in April 2002, with the remaining balance of $274,890 maturing July 1, 2002. On February 19, 2002, the maturity of the term portion of $274,890 was extended to July 2003, and the board of directors of the Company approved a change in the conversion option towards a rate of $0.10 per share. In January 2004, $175,000 was repaid and the maturity of the remaining open balance of $99,890 was extended to January, 2005. This amount is currently open and unpaid and payable on demand.

         In May 2005, the Company and its President and Chief Executive Officer agreed to convert most of his base salary for the remainder of the year 2005 into 1,000,000 shares of restricted common stock and 1,000,000 warrants, exercisable during three years at the price of $0.15 per share, in lieu of $100,000 cash.

            In September 2005 our officers and directors surrendered for cancellation 4,507,709 stock options, 2,283,916 common stock purchase warrants and 11,247,607 common shares in order to provide sufficient authorized common shares to accommodate the Company's current private placement. We replaced the surrendered and cancelled common shares with shares of our Series E preferred stock which are automatically convertible in March, 2006, into 11,247,607 common shares, the amount of common shares equal to those surrendered. We also intend to reissue the 4,507,709 stock options and 2,283,916 warrants also surrendered for cancellation by our officers and directors with an equal amount of common shares underlying these securities following adoption by the shareholders of a proposed amendment to the Company's certificate of incorporation which amendment if adopted would increase the number of authorized common shares from 200,000,000 to 300,000,000. The recipients of the Series E preferred stock have waived their right to receive any dividends on these shares.

         During 2006 and 2005, one outside director of the Company who also serves as the Company's general and securities counsel, was paid an aggregate $96,121 and $131,140, respectively, for legal services.

             On August 8, 2006, Steven D. Rudnik resigned from the position of Chairman of the Board of Directors of the Company. Pursuant to the principle terms of the resignation agreement, (a) his current employment agreement was terminated, (b) he resigned the position of chairman, (c) he received 6 million restricted common shares plus cash payments totaling $60,000.00 to be paid in installments through November 1, 2006, and (d) that options and warrants for an aggregate 4,486,875 share which were previously cancelled, be re-issued upon the earlier recurrence of a recapitalization of our securities that would provide sufficient common shares to accommodate them or two years from the date of the agreement. The options and warrants will have similar terms as the original instruments (exercisable at $0.10 and $0.15, respectively), but with expiration dates as of three years from the date of re-issuance.


             On December 15, 2006, the Company and Steven D. Rudnik, our former President and Chief Executive Officer signed a second settlement agreement, pursuant to the principal terms of which Mr. Rudnik exchanged a Company promissory note due him in the principal amount of approximately $100,000, a $15,000 payment due him under his resignation agreement of August 8, 2006 and certain interest payments for 6,250,000 common shares and 3,125,000 warrants, exercisable over a three year period at an exercise price of $.05 per share. The Company also agreed to reissue previously terminated stock options and warrants on or before February 18, 2007, comprised of 1,583,333 warrants to purchase common shares at the exercise price of $.10 per share anytime during the three-year period, commencing February 18, 2007, and 2,903,542 stock options to purchase common shares at the exercise price of $.10 per share anytime during the three-year period commencing February 18, 2007. This agreement also provides Mr. Rudnik a 12-month "reset" provision that entitles him to automatically benefit from any terms that are more favorable than those set forth in the agreement, including a more favorable debt conversion rate or equity investment price, that the Registrant grants to any party over the next 12 months. See "Possibility of Contingent Liability" in "Risk Factors", and "Commitments and Contingencies" in "Management's Discussion and Analysis of Financial Condition and Plan of Operations" sections of our prospectus for further information on this transaction.

         On January 2, 2006, the Company and a former employee, Steven W. Jagels settled a lawsuit commenced by Mr. Jagels against the Company based upon claims which included breach of his employment agreement. We agreed to make a payment of $20,040 to Mr. Jagels and to issue 3,000,000 common shares to him by January 7, 2007. We also agreed to include these shares in this registration statement and when it is declared effective by the SEC, to cause a buyer to purchase these shares from Mr. Jagels for $75,000 prior to February 28, 2007. Upon Mr. Jagels' receipt of these proceeds, the lawsuit will be discontinued with prejudice, or if not consummated as agreed, the lawsuit will continue. . See "Possibility of Contingent Liability" in "Risk Factors", and "Commitments and Contingencies" in "Management's Discussion and Analysis of Financial Condition and Plan of Operations" sections of our prospectus for further information on this transaction.


                     PRINCIPAL ACCOUNTANT FEES AND SERVICES

AUDIT FEES

         Rosenberg Rich Baker Berman & Company ("Rosenberg") billed us in the aggregate amount of $63,028 and $40,307 for professional services rendered for their audit of our annual financial statements and their reviews of the financial statements included in our Forms 10-QSB for the year ended December 31, 2005 and December 31, 2004, respectively.

AUDIT-RELATED FEES

         Rosenberg did not bill us for, nor perform professional services rendered for assurance and related services that were reasonably related to the performance of audit or review of the Company's financial statements for the fiscal years ended December 31, 2005 and December 31, 2004.

TAX FEES

         Rosenberg billed us in the aggregate amount of $4,790 and $5,961 for professional services rendered for tax related services for the fiscal years ended December 31, 2005 and December 31, 2004, respectively.

ALL OTHER FEES

         The aggregate fees billed by Rosenberg for services rendered to the Company during the last two fiscal years, other than as reported above, were $0 and $0, respectively.

                                 TRANSFER AGENT

The transfer agent for the Company is Securities Transfer Corporation, located at 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034.

                                  ANNUAL REPORT

The Company intends to continue its practice of furnishing annual reports to its shareholders containing financial statements audited by independent certified public accountants.

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES

                                      INDEX

                                                                          Page
                                                                         Number
                                                                         ------
PART  1 -  FINANCIAL INFORMATION

Item 1     Financial Statements (unaudited)
           Consolidated Balance Sheet
             - September 30, 2006                                           3
           Consolidated Statements of Operations
             - Three and nine months ended September 30, 2006 and 2005      4
           Consolidated Statements of Cash Flows
             - Nine months ended September 30, 2006 and 2005                5
           Notes to Consolidated Financial Statements                    6 - 12

               MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                         September 30, 2006 (Unaudited)

Assets
  Current Assets
  Cash ....................................................................   $    314,247
  Accounts receivable, net of allowance for
    doubtful accounts of $0 ...............................................          2,031
  Prepaid expenses ........................................................        227,304
                                                                              ------------
    Total Current Assets ..................................................        543,582
  Property and equipment, net of accumulated
  depreciation of $105,992 ................................................         10,187
  Software, net of accumulated amortization of $1,295,951 .................        211,340
  Deposits ................................................................            596
  Covenant not to compete, net of accumulated
    amortization of $13,750 ...............................................         46,250
                                                                              ------------
    Total Assets ..........................................................        811,955
                                                                              ============
Liabilities and Stockholders' Equity (Impairment)
  Current Liabilities
  Accounts payable and accrued expenses ...................................        524,968
  Deferred revenue ........................................................        108,758
  Obligations to be settled in stock ......................................        568,000
  Derivative liabilities ..................................................        860,668
  Dividends payable .......................................................        309,493
  Loans and notes payable .................................................        467,450
  Current maturities of long-term debt ....................................        133,419
  Current maturities of capitalized lease obligations .....................            256
                                                                              ------------
    Total Current Liabilities .............................................      2,973,012
  Capitalized lease obligations, less current portion .....................             --
                                                                              ------------
    Total Liabilities .....................................................      2,973,012

Stockholders' Equity (Impairment)
Preferred Stock, $0.001 par value, non-voting, 3,000,000 shares authorized:
  2,500 shares have been designated Cumulative Preferred Stock,
  of which 1 share is issued and outstanding ..............................              0
  300,000 shares have been designated Series A Convertible Preferred Stock,
  350,000 shares have been designated Series B Convertible Preferred Stock,
  120,000 shares have been designated Series C Convertible Preferred Stock,
  500,000 shares have been designated Series D Convertible Preferred Stock,
  500,000 shares have been designated Series E Convertible Preferred Stock,
  of which a combined total 109,858 shares are issued and outstanding .....            110
Common Stock, $0.0001 par value, 300,000,000 shares authorized;
  issued and outstanding 191,116,763 shares ...............................         19,112
Additional paid-in capital ................................................     32,735,699
Accumulated (deficit) .....................................................    (34,915,978)
                                                                              ------------
  Total Stockholders' Equity (Impairment) .................................     (2,161,057)

  Total Liabilities and Equity (Impairment) ...............................   $    811,955
                                                                              ============

The accompanying notes are an integral part of the consolidated financial statements.

               MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                           Three Months                  Nine Months
                                              Ended                         Ended
                                          September 30,                  September 30,
                                   ---------------------------   ---------------------------
                                       2006           2005           2006           2005
                                   ------------   ------------   ------------   ------------
Total Revenues ..................  $      9,468   $     86,027   $     41,622   $    150,860
  Cost of Goods Sold ............        36,370         36,372        109,119        109,114
                                   ------------   ------------   ------------   ------------
Gross Profit (Loss) .............       (26,902)        49,655        (67,497)        41,746
  Selling expenses ..............        70,984         86,731        381,456        299,349
  Stock-based compensation
    (see below) .................       956,948        188,392      1,478,505        312,367
  Research and development
    cost ........................        34,301             --        104,830         14,618
  General and
    administrative expenses .....       178,756        282,444      1,047,607      1,121,257
                                   ------------   ------------   ------------   ------------
Loss from Operations ............    (1,267,891)      (507,912)    (3,079,895)    (1,705,845)
Other Income (Expense)
  Miscellaneous income ..........            --          4,846             --         22,383
  Misc. non-operating
    expenses ....................          (356)            --         (5,356)            --
  Change in fair value
    -derivative liabilities .....        51,560             --         57,763             --
  Interest income ...............            --             --             20              6
  Interest expense ..............       (43,146)        (8,842)      (192,550)       (16,416)
                                   ------------   ------------   ------------   ------------
  Total Other Income (Expense) ..         8,058         (3,996)      (140,123)         5,973
                                   ------------   ------------   ------------   ------------
Loss before Provision for
  Income Taxes ..................    (1,259,833)      (511,908)    (3,220,018)    (1,699,872)
  Provision for income  taxes ...            --             --         (1,000)          (630)
                                   ------------   ------------   ------------   ------------
Net Loss ........................  $ (1,259,833)  $   (511,908)  $ (3,221,018)  $ (1,700,502)
                                   ============   ============   ============   ============
Dividends on Preferred Stock ....       (12,630)       (28,380)      (527,894)       (85,139)
                                   ------------   ------------   ------------   ------------
Net Loss applicable to Common
  Shareholders ..................  $ (1,272,463)  $   (540,288)  $ (3,748,912)  $ (1,785,641)
                                   ============   ============   ============   ============
Net Loss per Common Share .......  $     (0.007)  $     (0.004)  $     (0.023)  $     (0.013)
                                   ============   ============   ============   ============
Weighted Average Number of
  Common Shares Outstanding .....   178,947,329    140,771,743    163,134,242    137,511,211
                                   ============   ============   ============   ============

All of the stock-based compensation relates to selling, general and administrative expenses.

The accompanying notes are an integral part of the consolidated financial statements.

               MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                              Nine Months
                                                                 Ended
                                                             September 30,
                                                      -------------------------
                                                          2006          2005
                                                      -----------   -----------
Cash Flows from Operating Activities
  Net Loss                                            $(3,221,018)  $(1,700,502)
  Adjustments to Reconcile Net Loss
    to Net Cash Used by Operations
    Depreciation and amortization                         127,158       116,269
    Change in fair value - derivative liabilities         (57,763)           --
    Accretion of beneficial conversion feature              8,000            --
    Loss on disposition of assets                             356            --
    Securities issued for various expenses              1,299,674       363,504
    Recognition of expense - deferred compensation        178,832        88,138
    Recognition of expense - derivative liabilities       102,762            --
Decreases (Increases) in Assets
    Accounts receivable                                    20,267       (68,031)
    Miscellaneous receivables                                  --        11,322
    Inventories                                                --            --
    Prepaid expenses                                     (204,518)       30,855
    Deposits                                               23,400            --
    Obligations to be settled in stock                    568,000            --
  Increases (Decreases) in Liabilities
    Deferred revenues                                      83,219        (9,686)
    Accounts payable and accrued expenses                 150,670      (164,194)
                                                      -----------   -----------
Net Cash Used by Operating Activities                    (920,961)   (1,332,625)
Cash Flows from Investing Activities
    Purchases of equipment and fixtures                    (7,438)       (2,160)
                                                      -----------   -----------
Net Cash Used by Investing Activities                      (7,438)       (2,160)
Cash Flows from Financing Activities
    Proceeds from loans and notes payable                 480,700        54,500
    Repayment of loans and notes                          (81,250)      (54,500)
    Payment of dividends                                       --        (1,020)
    Issuance of common and preferred stock                724,500     1,328,000
                                                      -----------   -----------
Net Cash Provided by Financing Activities               1,123,950     1,326,980
Net Decrease in Cash                                      195,551        (7,805)
Cash at Beginning of Period                               118,696        44,144
                                                      -----------   -----------
Cash at End of Period                                 $   314,247   $    36,339
                                                      ===========   ===========

      The accompanying notes are an integral part of the consolidated financial statements.

SUPPLEMENTARY SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

      (a) The Company issued 10,250,000 shares of common stock to the holder of 100,000 shares of Series C convertible preferred stock pursuant to a settlement agreement whereby in exchange against the above common shares, the 100,000 preferred shares were cancelled and $350,895 accrued unpaid dividends forfeited.

               MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (continued)

      (b) Pursuant to the terms of certain private placement subscription agreements and in accordance with the provisions of EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" the Company reclassified certain outstanding warrants and options as derivative liabilities, which are marked to fair value periodically pursuant EITF 00-19. We valued these options and warrants utilizing the Black-Scholes method of valuation as of the date of the Stock Purchase Agreements, resulting in a reclassification from stockholders' equity of $815,669. For the three and nine months ended September 30, 2006, we recognized $47,399 in accounting income based on the change in fair value of these liabilities during the periods.

      (c) The Company issued 2,000,000 shares of common stock in lieu of $55,000 payable pursuant to a settlement agreement entered into with the holder of the 100,000 shares of Series C convertible preferred stock described in (a) above.

      (d) The Company accrued $50,000 in finder's fees on a $500,000 capital raise transaction, which was offset against Additional Paid-in Capital.

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

                    9 Months
                     ended
                   September
                    30, 2006
                   ---------
Interest paid ..    $15,354
Taxes paid .....    $ 1,000

               MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Nature of Organization

            Magnitude Information Systems, Inc. (the "Company") was incorporated as a Delaware corporation on April 19, 1988 under the name Fortunistics, Inc. On November 18, 1998, the Company changed its name to Magnitude Information Systems, Inc.

            The Company and Magnitude, Inc. are two separate legal entities whereby Magnitude, Inc. operates as a subsidiary of the Company. However, the operations of the combined entity are currently comprised solely of the operations of Magnitude, Inc. The 1% of Magnitude, Inc. not owned by the Company constitutes a minority interest which is valued at $0.

            The Company's primary product is an integrated suite of proprietary software modules marketed under the name ErgoEnterpriseTM which are designed to help individual computer users and businesses increase productivity and reduce the risk of potentially preventable repetitive stress injury (RSI). These software modules can be applied individually or together in a comprehensive ergonomic and early intervention program that seeks to modify a user's behavior by monitoring computer usage patterns over time and warning the user when to break a dangerous trend in repetitive usage of an input device, such as a keyboard or mouse. The product was developed to train people working on computers, monitor computer-use related activities and evaluate a user's risk exposure and propensity towards injury or loss of effectiveness in connection with his/her day-to-day work. Moreover, the software enables a company to not only address the issue of health risks involving employees and to minimize resulting potential liabilities, but delivers a powerful tool to increase overall productivity.

      Basis of Presentation

            The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements and with the instructions to Form 10-QSB and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and disclosures required for annual financial statements. These financial statements should be read in conjunction with the consolidated financial statements and related footnotes included in the Company's annual report on Form 10-KSB for the year ended December 31, 2005 and the quarterly reports on Form 10-QSB/A and 10-QSB, respectively, for the quarters ended March 31, 2006 and June 30, 2006.

            In the opinion of the Company's management, all adjustments (consisting of normal recurring accruals) necessary to present fairly the Company's financial position as of September 30, 2006, the results of operations for the three and nine months ended September 30, 2006 and 2005, and the cash flows for the nine months ended September 30, 2006 and 2005, have been included.

      Principles of Consolidation

            The consolidated financial statements include the accounts of Magnitude Information Systems, Inc. and its subsidiary, Magnitude, Inc. All significant inter-company balances and transactions have been eliminated.

      Depreciation and Amortization

            Property and equipment are recorded at cost. Depreciation on equipment, furniture and fixtures and leasehold improvements is computed on the straight-line method over the estimated useful lives of such assets between 3-10 years. Maintenance and repairs are charged to operations as incurred. Software assets are capitalized at the fair value of stock exchanged/granted upon acquisition and are amortized on the straight-line method on a product-by-product basis over the estimated economic life of the products which has been determined to be 10 years.

               MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

      Evaluation of Long Lived Assets

            Long-lived assets are assessed for recoverability on an ongoing basis. In evaluating the fair value and future benefits of long-lived assets, their carrying value would be reduced by the excess, if any, of the long-lived asset over management's estimate of the anticipated undiscounted future net cash flows of the related long-lived asset.

      Securities Issued for Services

            The Company accounts for stock, stock options and stock warrants issued for services and compensation by employees under the fair value method. For non-employees, the fair market value of the Company's stock on the date of stock issuance or option/grant is used. The Company determined the fair market value of the warrants/options issued under the Black-Scholes Pricing Model. Effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) 123R, SHARE-BASED PAYMENT, which establishes accounting for equity instruments exchanged for employee services. Under the provisions of SFAS 123(R), share-based compensation cost is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the employee's requisite service period (generally the vesting period of the equity grant). Prior to January 1, 2006, the Company accounted for share-based compensation to employees in accordance with Accounting Principles Board (APB) Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations. The Company also followed the disclosure requirements of SFAS 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. The Company elected to adopt the modified prospective transition method as provided by SFAS 123(R) and, accordingly, financial statement amounts for the prior periods presented in the Form 10-QSB have not been restated to reflect the fair value method of expensing share-based compensation.

      Reclassification of certain securities under EITF 00-19

            Pursuant to Emerging Issues Task Force (EITF) Issue 00-19, if a company has more than one contract subject to this Issue, and partial reclassification is required, there may be different methods that could be used to determine which contracts, or portions of contracts, should be reclassified. The Company's method for reclassification of such contracts is reclassification of contracts with the latest maturity date first. During the quarter, the company reclassified securities with a fair value totaling $815,669. The changes in fair value for all contracts previously reclassified during the 2006 amounted in total to a credit of $47,399.

      Income Taxes

            The Company provides for income taxes based on enacted tax law and statutory tax rates at which items of income and expenses are expected to be settled in the Company's income tax return. Certain items of revenue and expense are reported for Federal income tax purposes in different periods than for financial reporting purposes, thereby resulting in deferred income taxes. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company has incurred net operating losses for financial-reporting and tax-reporting purposes. Accordingly, for Federal and state income tax purposes, the benefit for income taxes has been offset entirely by a valuation allowance against the related federal and state deferred tax asset.

      Net Loss Per Share

            Net loss per share, in accordance with the provisions of Financial Accounting Standards Board No. 128, "Earnings Per Share" is computed by dividing net loss by the weighted average number of shares of Common Stock outstanding during the period. Common Stock equivalents have not been included in this computation since the effect would be anti-dilutive.

               MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

      Revenue Recognition

            The Company's revenue recognition policy for software sales is in accordance with Accounting Statement of Position (SOP) 97-2 "Software Revenue Recognition" and SOP 98-9 "Software Revenue recognition" which modifies SOP 97-2. Revenue is recognized at the time of licensing provided that the resulting receivable is deemed probable of collection and is fixed or determinable. Revenue from software maintenance contracts is recognized ratably as earned. When a sales contract includes multiple elements, revenues are allocated to the various elements based on Company-specific objective evidence of fair value, regardless of any separate prices for each element that may be stated within the contract.

      Use of Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.    GOING CONCERN

      The ability of the Company to continue its operations is dependent on increasing sales and obtaining additional capital and financing. In their report for the fiscal year ended December 31, 2005, our auditors had expressed an opinion that, as a result of the losses incurred, there was substantial doubt regarding our ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary if the Company were unable to continue as a going concern. Management's plans are to continue seeking additional working capital through equity and debt placements with private and institutional investors.

3.    CONCENTRATIONS OF BUSINESS AND CREDIT RISK

      The Company maintains cash balances in a financial institution which is insured by the Federal Deposit Insurance Corporation up to $100,000. Balances in these accounts may, at times, exceed the federally insured limits. The Company provides credit in the normal course of business to customers located throughout the U.S. and overseas. The Company performs ongoing credit evaluations of its customers and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.

4.    PREPAID EXPENSES

      Prepaid Expenses at the end of the quarter included $191,510 paid in the form of common stock and options to four outside consultants for services, which amounts represent the unearned portions of such payments-in-kind. The remainder represents prepaid insurance costs and miscellaneous other expenses.

5.    PROPERTY AND EQUIPMENT

      Property and equipment consist of the following at September 30, 2006:

      Equipment                       $ 43,949
      Furniture and fixtures            72,230
                                      --------
                                       116,179
      Less accumulated depreciation    105,992
                                      --------
        Total                         $ 10,187
                                      ========

Depreciation expense charged to operations was $4,254 and $7,113 in the first nine months of 2006 and 2005, respectively. In preparation for the move of the Company's main offices to new and less expensive premises, an inventory of all equipment was made. Equipment with a net book value of $356 (original capitalized value totaling $52,000) was deemed technologically obsolete and was discarded.

               MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006

6.    ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following at September 30, 2006:

      Accounts payable            $217,357

      Accrued interest              68,343

      Accrued salaries              35,585

      Accrued commissions           22,183

      Accrued professional fees    129,500

      Accrued finder's fees         50,000

      Miscellaneous accruals         2,000
                                  --------
        Total                     $524,968
                                  ========

      Accrued commissions are due to a consultant who was retained in the capacity of Senior Vice President of Business Development. In accordance with the terms of the consulting agreement, one half of such commissions are payable in cash and the other half in form of restricted shares of the Company's common stock, valued at the market price of the Company's common stock on the date payment of such commissions are made. At September 30, 2006, the price of the stock was $0.04 which would, had payment of the commission been made that day, require issuance of 277,288 shares.

7.    DEFERRED REVENUES

      Deferred revenues at September 30, 2006 consist of prepaid software maintenance and support charges which are amortized ratably over the remaining duration of the underlying maintenance agreements. On April 13, 2006 the Company received a deposit of $100,000 from a client who also is an investor in the Company. These funds were paid pursuant to a contract for the purchase of a customized version of the Company's software products. At September 30, 2006 the contract had not been filled and the revenue has been deferred.

8.    LOANS PAYABLE

      The Company and Magnitude, Inc. had borrowings under short term loan agreements with the following terms and conditions at September 30, 2006:

      On December 4, 1996, Magnitude, Inc. repurchased 500,000
      shares of its common stock and retired same against issuance of a promissory note maturing twelve months thereafter
      accruing interest at 5% per annum and due December 4, 1998.
      This note is overdue at September 30, 2006 and no demand for
      payment has been made.                                            $ 75,000

      During March 2006 a director of the Company provided for a cash
      advance, repayable on demand.                                       25,000
                                                                        --------
        Total                                                           $100,000
                                                                        ========

                 MAGNITUDE INFORMATION SYSTEMS, INC. SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006

9.    NOTES PAYABLE

      At December 31, 1999 the Company had $1,475,000 of notes
      outstanding related to a June 1995 private placement offering.
      During 2000 the holders of $1,450,000 worth of notes agreed to accept partial repayment of approximately 30% of the note
      balances and converted the remaining balances into common
      shares or convertible preferred shares. The total amount of non-converted notes outstanding at September 30, 2006 is
      $25,000. Attempts to locate the holder of this note, to settle
      this liability, have been unsuccessful.                           $ 25,000

      In June and July 2006 two shareholders loaned the Company
      $240,000 and $102,450 pursuant to which the Company issued promissory notes bearing interest at the rate of 8% per year.
      The notes are repayable on demand.                                 342,450
                                                                        --------
        Total                                                           $367,450
                                                                        ========

10.   LONG-TERM DEBT

      Long-term debt as of September 30, 2006 is comprised of the following:

      Pursuant to the February 2, 1998, Agreement and Plan of Merger
      with Rolina Corporation, the Company had issued 155,556 shares
      (the "Shares") of its common stock to the principal of Rolina
      Corporation who currently serves as the Company's Chief
      Executive Officer and Board Chairman, and had issued a Put
      Option for such Shares at a price of $2.41 per share in
      accordance with the provisions contained therein, with notice for exercise eligible to be given at any time after February
      1, 2000, and before 5:00 p.m. on the 90th day thereafter. This liability was converted into a Company obligation for $274,890 maturing March 31, 2002 and a demand loan for $100,000 both carrying interest at the rate of 7% per year, subsequently increased to 10%, payable monthly. The demand portion of this note was repaid in April 2002 and the due date for $274,890 of the remaining balance was extended to July 1, 2003.
      Subsequently, the maturity of the unpaid balance was changed to a portion of $174,890 payable on demand, and a portion of
      $100,000 due and payable on January 2, 2005. During the first quarter of 2004, $175,000 was repaid and the maturity of the unpaid balance was changed to "due upon demand". On August 8,
      2006 the holder and the Company agreed to a one-year
      moratorium for repayment, and a provision whereby the holder has the option, after the twelve months have elapsed, to
      convert the outstanding principal into the Company's
      securities at rates and terms commensurate with the best rates and terms offered to any other investor during the preceding twelve months. The conversion feature has been accounted for
      as a derivative liability.                                         $99,890

               MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006

LONG-TERM DEBT continued

      Discounted present value of a non-interest bearing $70,000 settlement with a former investor of Magnitude, Inc. to be paid in 24 equal monthly payments commencing July 1, 1997. The imputed interest rate used to discount the note is 8% per
      annum. This obligation is in default.                               33,529
                                                                        --------
        Total                                                            133,419
          Less current maturities                                        133,419
                                                                        --------
          Long-term debt, net of current maturities                     $     --
                                                                        ========

11.   CAPITALIZED LEASE OBLIGATIONS

      The Company leases office equipment under a non-cancelable capital lease agreement expiring in 2006. The capital lease obligation has been recorded at the present value of future minimum lease payments, discounted at an interest rate of 6.00%. The capitalized cost of equipment at September 30, 2006 amounted to $257 net of accumulated depreciation of $8,252.

12.   OBLIGATIONS TO BE SETTLED IN STOCK

      The Company had received payments against stock subscriptions pursuant to private placements where the transactions had not yet been completed at September 30, 2006. The subscription agreements contain provisions that among others call for potential penalty shares to be issued if there were delays in the issuance of warrants, or delays in the registration of underlying shares (we refer to our related filing on Form 8-K). Based on these provisions, the Stock Purchase Agreements do not limit the number of additional common shares that could be subject to issuance as a result of such defaults and could theoretically result in an infinite number of additional common shares being subject to issuance for such defaults. These provisions require the Company to reclassify certain outstanding warrants and options as derivative liabilities, which are marked to fair value periodically pursuant to Emerging Issues Task Force guidance EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, A Company's Own Stock" ("EITF 00-19").

13.   DERIVATIVE LIABILITIES

      We valued the options and warrants utilizing the Black-Scholes method of valuation as of the date of the Stock Purchase Agreements, resulting in a reclassification from stockholders' equity of $815,669. For the three and nine months ended September 30, 2006, we recognized $47,399 in accounting income based on the change in fair value of these liabilities during the periods. Also included in Derivative Liabilities is a derivative obligation for $92,398 related to the conversion feature and warrants underlying a convertible debt instrument due to a former officer (see Note
      10). We recognized $4,161 and $10,364 in accounting income based on the change in fair value of these liabilities during the three and nine months ended September 30, 2006, respectively.

               MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006

14.   COMMITMENTS AND CONTINGENCIES

      Lease Agreement

      On March 15, 2000, the Company entered into a lease agreement for office space which is utilized for the Company's principal offices. Such lease commenced April 15, 2000 and expired on March 31, 2005. The Company had subsequently negotiated a lease renewal which extended the term of the lease to March 31, 2007 at a monthly rental of $10,000. The Company vacated the premises in October 2006 and is presently negotiating with the landlord for an early termination of the lease.

      Under the lease agreement, the Company is required to make future minimum lease payments as follows in addition to a pro-rata share of certain operating expenses:

                     Year Ending December 31,
                     ------------------------
                               2006              30,000
                               2007             $30,000
                                                -------
                       Total minimum payments   $60,000
                                                =======

      Consulting Agreements

      During the second quarter in 2006 the Company's board of directors ratified a two-year consulting agreement with an outside director to provide specialized business advisory services and to work directly for the chief executive officer in connection with certain sales and marketing projects. The agreement provides for a compensation package which includes the issuance of (a) 200,000 restricted common shares and an option to purchase 500,000 shares at the price of $0.15/share at the beginning of the consultancy and again after twelve month, and (b) 150,000 restricted shares per month during the term.

      In August 2006 the Company entered into a one-year agreement with a firm specializing in technology and IP transfers, for the purpose of discovering potential candidate firms or products that would enhance Magnitude's own software products and marketing stance. Under the agreement, the Company issued 2,254,151 restricted common shares valued at $112,708 which vest at the rate of 187,846 shares per month. The agreement may be cancelled by either party with 30 day's notice.

      Employment Agreements

      The Company has entered into employment agreements with certain key personnel which provide for a base salary, yearly bonuses in common stock and/or options of the Company and other benefits. Termination of the agreements may be made by either party with advance notice.



15.   RELATED PARTY TRANSACTIONS

      In September 2005 our officers and directors surrendered for cancellation 4,507,709 stock options, 2,283,916 common stock purchase warrants and 11,247,607 common shares in order to provide sufficient authorized common shares to accommodate a private placement offering. We replaced the surrendered and cancelled common shares with shares of our Series E preferred stock which were automatically convertible after six months into 11,247,607 common shares, which conversion occurred during the quarter ended June 30, 2006. Pursuant to a settlement agreement with a former officer, we granted the re-issuance of 2,903,542 options and 1,583,333 warrants that were previously cancelled (see below). We also intend to reissue the remaining 1,604,167 stock options and 700,583 warrants also surrendered for cancellation by our officers and directors with an equal amount of common shares underlying these securities.

               MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2006

      RELATED PARTY TRANSACTIONS continued

      During March 2006, a director of the Company extended a cash advance of $25,000 to the Company, repayable on demand.

      During May 2006 the Company's board of directors ratified a consulting agreement with an outside director to provide specialized business advisory services. (see Note 13 above)

      On August 8, 2006 Steven D. Rudnik resigned from the position of Chairman of the Board of Directors of the Company. A settlement agreement stipulated among others that (a) his current employment agreement be terminated, (b) he resign the position of chairman, (c) he receive 6 million restricted common shares plus cash payments totaling $60,000.00 to be paid in installments through November 1, 2006, and (d) that options and warrants for an aggregate 4,486,875 share which were previously cancelled, be re-issued upon the earlier recurrence of a recapitalization of our securities that would provide sufficient common shares to accommodate them or two years from the date of the agreement. The options and warrants will have similar terms as the original instruments (exercisable at $0.10 and $0.15, respectively), but with expiration dates as of three years from the date of re-issuance. We recognized stock-based compensation of $520,522 for the common stock issued ($360,000 - at market value) and warrants and options granted ($160,522 - based on the Black-Scholes model) under the agreement. In his place, Steven Gray was appointed Chairman of the Board, and Edward Marney was named a director of the Company. On August 17, 2006 Edward Marney vacated the position of President, however, continues to serve as Chief Executive Officer. Matthew Scott assumed the office of President of the Company.

16. REDEMPTION OF PREFERRED STOCK

      During the second quarter of 2006, the Company issued 10,250,000 shares of common stock to the holder of 100,000 shares of Series C convertible preferred stock pursuant to a settlement agreement whereby in exchange against the above common shares, the 100,000 preferred shares will be cancelled and $350,895 accrued unpaid dividends forfeited. Since the fair value of shares issued to the holder in settlement of the dividend obligation and redemption of the preferred stock held exceeded the carrying value of the preferred stock, the Company recorded the excess as a reduction in income available to common shareholders, shown in the Statement of Operations as preferred dividends of $469,005.

      The agreement furthermore stipulated that $60,000 would be paid in cash over the course of twelve months for covenants in the agreement by the former holder, including a covenant not to compete for a period of two years. This amount has been recorded as an intangible asset, amortizable over the term of the agreement. In August 2006 the Company and the former shareholder agreed to settle the then outstanding amount of $55,000 plus additional settlement compensation of $65,000 by issuance of 2,000,000 restricted common shares.

17. CONTINGENCY

      On September 25, 2006, a former employee of the Company filed a complaint against the Company in the Superior Court, Morris County, State of New Jersey, stating claims based upon alleged breech of employment contract and seeking damages of approximately $150,000 for unpaid salary and wages among other claims. The Company intends to vigorously defend this lawsuit.


      Subsequent Event

      In November, 2006, the Company filed this registration statement with the Securities and Exchange Commission via the electronic EDGAR System, making it publicly available. While the registration statement was still pending and being reviewed by the Securities and Exchange Commission, the Company engaged in two settlement negotiations: the first was with our former CEO and President, Steven D. Rudnik, pursuant to which we issued to him 13,861,875 Company securities in exchange for an outstanding Company note in the approximate amount of $100,000, accrued interest and a debt of $15,000, and; the second settlement was with our former executive, Steven Jagels, pursuant to which we issued to him 3,000,000 shares in exchange for his claims against the Company arising under his employment agreement. Due to the pending public offering at the time, these transactions could not be deemed transactions by an issuer not involving a public offering, and therefore could possibly have violated the private placement offering rules. As a result, if the private offering exemption was not available to the Company for these transactions they could be deemed integrated with the public offering. The integration of these two transactions with the pending public offering, would implicate a possible Section 5 violation under the Securities Act which prohibits sales of securities while a public offering is pending. If such a violation is found to have occurred, Messrs. Rudnik and Jagels would have the legal right to rescind their settlement agreements during the one year period following the consummation of these transactions.

            Magnitude Information Systems, Inc. and Subsidiaries

                        Consolidated Financial Statements

                                December 31, 2005

              Magnitude Information Systems, Inc. and Subsidiaries
                 Index to the Consolidated Financial Statements
                                December 31, 2005

                                                                 Page
                                                                -----
Report of Independent Registered Public Accounting Firm......     2
Financial Statements
  Consolidated Balance Sheet.................................     3
  Consolidated Statements of Operations......................     4
  Consolidated Statements of Stockholders Equity (Deficit)...    5-6
  Consolidated Statements of Cash Flows......................    7-9
  Notes to the Consolidated Financial Statements.............   10-31

                                 [letterhead of
                      Rosenberg Rich Baker Berman & Company
                   380 Foothill Road, Bridgewater, New Jersey]

            Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Magnitude Information Systems, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Magnitude Information Systems, Inc. and Subsidiaries as of December 31, 2005 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Magnitude Information Systems, Inc. and Subsidiaries as of December 31, 2005 and the consolidated results of their operations and their cash flows for the years ended December 31, 2005 and 2004, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company's significant operating losses and significant working capital deficiency raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Bridgewater, New Jersey
March 23, 2006

              Magnitude Information Systems, Inc. and Subsidiaries
                           Consolidated Balance Sheet
                                December 31, 2005

                            Assets

Current Assets
  Cash                                                             $    118,696
  Accounts receivable, net of allowance for doubtful accounts
    of $0                                                                22,298
  Prepaid expenses                                                       22,786
                                                                   ------------
    Total Current Assets                                                163,780
Property and equipment, net of accumulated depreciation
  of $153,383                                                             7,359
Software, net of accumulated amortization of $1,186,796                 320,494
Deposits                                                                 23,996
                                                                   ------------
    Total Assets                                                        515,629
                                                                   ============
    Liabilities and Stockholders' Equity (Impairment)
Current Liabilities
  Accounts payable and accrued expenses                                 319,296
  Deferred revenues                                                      25,539
  Dividends payable                                                     601,499
  Loans payable                                                          75,000
  Notes payable                                                          25,000
  Current maturities of long-term debt (including $99,890 due
    to officer)                                                         133,419
  Current maturities of capitalized lease obligations                       257
                                                                   ------------
    Total Current Liabilities                                         1,180,010
                                                                   ------------
Commitments and Contingencies                                                --
Stockholders' Equity (Impairment)
    Convertible preferred stock, $.001 par value, non-voting,
       3,000,000 shares authorized; 322,333
      shares issued and outstanding                                         322
    Common stock, $.0001 par value, 200,000,000 shares
      authorized; 140,606,672 shares issued
      and outstanding                                                    14,061
    Additional paid in capital                                       30,516,359
    Accumulated (deficit)                                           (31,167,065)
    Deferred compensation                                               (28,058)
                                                                   ------------
      Total Stockholders' Equity (Impairment)                          (664,381)
                                                                   ------------
      Total Liabilities and Stockholders' Equity (Impairment)      $    515,629
                                                                   ============

See notes to the consolidated financial statements.

              Magnitude Information Systems, Inc. and Subsidiaries
                      Consolidated Statements of Operations

                                                                  Year Ended December 31,
                                                                --------------------------
                                                                    2005           2004
                                                                ------------   -----------
Net Sales
  Software                                                      $    189,552   $   121,886
                                                                ------------   -----------
    Total Net Sales                                                  189,552       121,886
                                                                ------------   -----------
Cost of Goods Sold
  Software                                                           151,713       155,975
                                                                ------------   -----------
    Total Cost of Goods Sold                                         151,713       155,975
Gross Profit (Loss)                                                   37,839       (34,089)
Research and development costs                                       217,067       221,000
Stock-based compensation (see below)                                 430,239       748,646
Selling, general and administrative expenses                       1,801,203     1,683,667
                                                                ------------   -----------
Loss From Operations                                              (2,410,670)   (2,687,402)
                                                                ------------   -----------
Other Income (Expense)
  Miscellaneous income                                                 4,846            --
  Interest income                                                          6           189
  Interest expense                                                   (21,703)      (43,258)
  Loss on disposition of assets                                           --       (20,703)
  Change in fair value of options and warrants                            --       227,608
                                                                ------------   -----------
    Total Other Income (Expense)                                     (16,851)      163,836
                                                                ------------   -----------
                                                                  (2,427,521)   (2,523,566)
Loss Before Provision for Income Taxes
Benefit from Income Taxes                                            209,264       214,618
                                                                ------------   -----------
                                                                $ (2,218,257)  $(2,308,948)
Net Loss
                                                                ------------   -----------
Dividends and Discount on Preferred Shares                      $   (123,235)  $(2,200,219)
                                                                ------------   -----------
                                                                $ (2,341,492)  $(4,509,167)
Net Loss Applicable to Common Shareholders, basic and diluted
                                                                ============   ===========
Net Loss Per Common Share, basic and diluted                           (0.02)        (0.05)
                                                                ============   ===========
Weighted Average of Common Shares Outstanding                    138,097,577    96,968,697
                                                                ============   ===========

All of the stock-based compensation relates to selling, general and administrative expenses.

See notes to the consolidated financial statements.

              Magnitude Information Systems, Inc. and Subsidiaries
            Consolidated Statement of Stockholders' Equity (Deficit)
                          Year Ended December 31, 2005

                                            Convertible         Cumulative
                                          Preferred Shares   Preferred Shares     Discount          Common Stock
                                         -----------------   ----------------   on Preferred   ---------------------
                                          Shares    Amount   Shares    Amount       Stock         Shares      Amount
                                         --------   ------   ------   -------   ------------   -----------   -------
Balances, January 1, 2004                 351,022    $ 351      1       $--     $  (874,566)    77,213,808   $ 7,721
Issuance of convertible preferred
  stock pursuant to private equity
  placements                              156,993      157     --        --      (1,055,806)            --        --
Issuance of convertible preferred
  stock for services performed              1,900        2     --        --              --             --        --
Issuance of convertible preferred
  stock for compensation                   16,667       17     --        --              --             --        --
Conversion of convertible preferred
  stock into common stock                (333,392)    (334)    --        --              --     33,349,202     3,334
Issuance of common stock for accrued
  bonus                                        --       --     --        --              --        196,680        20
Issuance of common stock for stock
  awards                                       --       --     --        --              --      2,000,000       200
Issuance of common stock pursuant to
  exercise of options                          --       --     --                        --        250,000        25
Issuance of common stock for rent              --       --     --        --              --        200,000        20
Issuance of common stock pursuant to
  private equity placements                    --       --     --        --              --     12,215,000     1,222
Issuance of common stock granted for
  private placement finders' fees              --       --     --        --              --        673,333        67
Issuance of common stock for services
  performed                                    --       --     --        --              --      1,680,000       169
Issuance of common stock for accrued
  interest                                     --       --     --        --              --         59,589         6
Issuance of options for services
  performed                                    --       --     --        --              --             --        --
Private placement finders fees                 --       --     --        --              --             --        --
Net loss, year ended December 31, 2004         --       --     --        --              --             --        --
Dividends on convertible preferred
  stock                                        --       --     --        --              --             --        --
Recognition of expense on deferred
  compensation                                 --       --     --        --              --             --        --
Amortization of discount on preferred
  stock                                        --       --     --        --       1,930,372             --        --
Change in fair value of options and            --
  warrants                                     --       --     --                        --             --        --
                                         --------    -----    ---       ---     -----------    -----------   -------
Balances, December 31, 2004               193,190    $ 193      1       $--     $        --    127,837,612   $12,784
                                         ========    =====    ===       ===     ===========    ===========   =======

                                                                                         Total
                                          Additional                                 Stockholders'
                                           Paid in     Accumulated      Deferred         Equity
                                           Capital        Deficit     Compensation     (Deficit)
                                         -----------   ------------   ------------   -------------
Balances, January 1, 2004                $24,890,819   $(24,316,404)   $(171,544)    $  (463,623)
Issuance of convertible preferred
  stock pursuant to private equity
  placements                               1,991,609             --           --         935,960
Issuance of convertible preferred
  stock for services performed                28,098             --           --          28,100
Issuance of convertible preferred
  stock for compensation                      99,983             --           --         100,000
Conversion of convertible preferred
  stock into common stock                     (3,000)            --           --              --
Issuance of common stock for accrued
  bonus                                       19,648             --           --          19,668
Issuance of common stock for stock
  awards                                     224,800             --           --         225,000
Issuance of common stock pursuant to
  exercise of options                          2,475             --           --           2,500
Issuance of common stock for rent             23,980             --           --          24,000
Issuance of common stock pursuant to
  private equity placements                1,176,828             --           --       1,178,050
Issuance of common stock granted for
  private placement finders' fees                (67)            --           --              --
Issuance of common stock for services
  performed                                  139,281             --           --         139,450
Issuance of common stock for accrued
  interest                                     3,966             --           --           3,972
Issuance of options for services
  performed                                   30,150             --           --          30,150
Private placement finders fees              (132,096)            --           --        (132,096)
Net loss, year ended December 31, 2004            --     (2,308,948)          --      (2,308,948)
Dividends on convertible preferred
  stock                                           --       (173,529)          --        (173,529)
Recognition of expense on deferred
  compensation                                    --             --      105,908         105,908
Amortization of discount on preferred
  stock                                       96,320     (2,026,692)          --              --
Change in fair value of options and
  warrants                                  (227,608)            --           --        (227,608)
                                         -----------   ------------    ---------     -----------
Balances, December 31, 2004              $28,365,186   $(28,825,573)   $ (65,636)    $  (513,046)
                                         ===========   ============    =========     ===========

See notes to the consolidated financial statements.

              Magnitude Information Systems, Inc. and Subsidiaries
            Consolidated Statement of Stockholders' Equity (Deficit)
                          Year Ended December 31, 2005

                      Convertible       Cumulative                                                                         Total
                   Preferred Shares  Preferred Shares       Common Stock       Additional                              Stockholders'
                   ----------------  ----------------  ---------------------    Paid in     Accumulated    Deferred        Equity
                    Shares   Amount  Shares    Amount     Shares      Amount    Capital       Deficit    Compensation    (Deficit)
                   -------   ------  ------   -------  -----------   -------  -----------  ------------  ------------  -------------
Balances,
  January 1, 2005  193,190    $193       1      $--    127,837,612   $12,784  $28,365,186  $(28,825,573)  $ (65,636)   $  (513,046)
Issuance of
  convertible
  preferred stock
  pursuant to
  private equity
  placements        16,667      17      --       --             --        --       99,983            --          --        100,000
Conversion of
  common stock
  into
  convertible
  preferred stock  112,476     112      --       --     11,247,607    (1,125)       1,013            --          --             --
Issuance of
  common stock
  for
  compensation          --      --      --       --      1,000,000       100       99,900            --    (100,000)            --
Issuance of
  common stock
  pursuant to
  private equity
  placements            --      --      --       --     19,666,667     1,967    1,558,033            --          --      1,560,000
Issuance of
  common stock
  for services
  performed             --      --      --       --      3,350,000       335      297,465            --    (205,000)        92,800
Issuance of
  warrants for
  services
  performed             --      --      --       --             --        --       46,700            --     (32,900)        13,800
Issuance of
  options for
  services
  performed             --      --      --       --             --        --      108,780            --          --        108,780
Private placement
  finders fees          --      --      --       --             --        --      (67,000)           --          --        (67,000)
Dividends on
  convertible
  preferred stock       --      --      --       --             --        --           --      (116,936)         --       (116,936)
Recognition of
  expense on
  deferred
  compensation          --      --      --       --             --        --           --            --     375,478        375,478
Amortization of
  discount on
  preferred stock       --      --      --       --             --        --        6,299        (6,299)         --             --
Net loss, year
  ended December
  31, 2005              --      --      --       --             --        --           --    (2,218,257)         --     (2,218,257)
                   -------    ----     ---      ---    -----------   -------  -----------  ------------   ---------    -----------
Balances,
  December
  31, 2005         322,333    $322       1      $--    140,606,672   $14,061  $30,516,359  $(31,167,065)  $ (28,058)   $  (664,381)
                   =======    ====     ===      ===    ===========   =======  ===========  ============   =========    ===========

See notes to the consolidated financial statements.

              Magnitude Information Systems, Inc. and Subsidiaries
                      Consolidated Statements of Cash Flows
          As Restated - See Notes to Consolidated Financial Statements

                                                                      Year Ended December 31,
                                                                     -------------------------
                                                                         2005          2004
                                                                     -----------   -----------
Cash Flows From Operating Activities
  Net Loss                                                           $(2,218,257)  $(2,308,948)
  Adjustments to Reconcile Net Loss to Net Cash Used by Operations
    Depreciation and amortization                                        153,766       166,144
    Stock/options issued for various expenses                            106,197       541,172
    Recognition of expense - deferred compensation                       375,478       105,908
    Loss on disposition of assets                                             --        20,703
    Write-down of inventories                                              6,214            --
    Bad debt provision                                                        --          (212)
  Decreases (Increases) in Assets
      Accounts receivable                                                  8,332         5,422
        Miscellaneous receivables                                         11,322        (9,522)
      Prepaid expenses                                                    33,207       (27,322)
      Other assets                                                        (2,167)        1,954
  Increases (Decreases) in Liabilities
    Accounts payable and accrued expenses                                 38,905        17,499
    Deferred revenue                                                     (23,834)       32,732
    Deferred rental obligation                                            (1,045)       (3,811)
                                                                     -----------   -----------
      Net Cash Used by Operating Activities                           (1,509,884    (1,458,284)
                                                                     -----------   -----------
Cash Flows From Investing Activities
    Purchases of equipment, fixtures, and software                        (5,587)       (5,209)
                                                                     -----------   -----------
      Net Cash Used by Investing Activities                               (5,587)       (5,209)
                                                                     -----------   -----------
Cash Flows From Financing Activities
    Dividends paid                                                            --       (58,991)
    Repayment of capital lease obligations                                (2,977)       (2,805)
    Proceeds from loans payable                                           54,500            --
    Repayment of loans payable                                           (54,500)     (282,851)
    Changes in fair value of warrants and options                             --      (227,608)
    Proceeds from issuance of common and preferred stock               1,593,000     1,981,914
                                                                     -----------   -----------
      Net Cash Provided by Financing Activities                        1,590,023     1,409,659
                                                                     -----------   -----------
Net Increase (Decrease) in Cash                                           74,552       (53,834)
Cash at beginning of period                                               44,144        97,978
                                                                     -----------   -----------
Cash at end of period                                                $   118,696   $    44,144
                                                                     ===========   ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    Interest Paid                                                    $    21,960   $    36,604
                                                                     ===========   ===========
    Taxes Paid                                                       $       630   $     1,800
                                                                     ===========   ===========

See notes to the consolidated financial statements.

              Magnitude Information Systems, Inc. and Subsidiaries
                      Consolidated Statements of Cash Flows
                          Year Ended December 31, 2005

Schedule of non-cash investing and financing activities

  In connection with consideration for settlement of accruals for past  services,
  130,000 common shares and options for 1,200,000 common shares were issued         $121,780
                                                                                    ========

  In connection with consideration for future services, 3,500,000 common shares and warrants for 1,000,000 were issued
  and recorded initially as deferred compensation                                   $337,900
                                                                                    ========

               See notes to the consolidated financial statements

              Magnitude Information Systems, Inc. and Subsidiaries
                      Consolidated Statements of Cash Flows
                          Year Ended December 31, 2005

Schedule of non-cash investing and financing activities

  In connection with consideration for current consulting services,
  stock options for 250,000 common shares were issued                  $ 30,150
                                                                       ========
  In exchange for accrued interest, 59,589 common shares were issued   $  3,972
                                                                       ========
  In connection with the retirement of accrued bonuses, 196,680
  common shares were issued                                            $ 19,668
                                                                       ========
  In connection with consideration for current services, 4,363,333
  common shares were issued                                            $364,450
                                                                       ========
  In exchange for rent, 200,000 common shares were issued              $ 24,000
                                                                       ========
  In connection with consideration of current year expenses, 250,000
  common shares were issued in conjunction with an option exercise     $  2,500
                                                                       ========
  In connection with consideration for current compensation, 16,667
  convertible preferred shares with attached warrants were issued      $100,000
                                                                       ========
  Changes in fair value of options and warrants                        $227,608
                                                                       ========
  In connection with consideration for current consulting services,
  1,900 convertible preferred shares with attached warrants were
  issued                                                               $ 28,100
                                                                       ========

See notes to the consolidated financial statements.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Nature of Organization

            Magnitude Information Systems, Inc. (the "Company") was incorporated as a Delaware corporation on April 19, 1988 under the name Fortunistics, Inc. On November 18, 1998, the Company changed its name to Magnitude Information Systems, Inc.

            The Company and Magnitude, Inc. are two separate legal entities whereby Magnitude, Inc. operates as a subsidiary of the Company. However, the operations of the combined entity are currently comprised solely of the operations of Magnitude, Inc. The 1% of Magnitude, Inc. not owned by the Company constitutes a minority interest which is valued at $0.

            The Company's primary product is an integrated suite of proprietary software modules marketed under the name ErgoEnterpriseTM which are designed to help individual computer users and businesses increase productivity and reduce the risk of potentially preventable repetitive stress injury (RSI). These software modules can be applied individually or together in a comprehensive ergonomic and early intervention program that seeks to modify a user's behavior by monitoring computer usage patterns over time and warning the user when to break a dangerous trend in repetitive usage of an input device, such as a keyboard or mouse. The product was developed to train people working on computers, monitor computer-use related activities and evaluate a user's risk exposure and propensity towards injury or loss of effectiveness in connection with his/her day-to-day work. Moreover, the software enables a company to not only address the issue of health risks involving employees and to minimize resulting potential liabilities, but delivers a powerful tool to increase overall productivity.

      Principles of Consolidation

            The consolidated financial statements include the accounts of Magnitude Information Systems, Inc. and its subsidiary, Magnitude, Inc. All significant inter-company balances and transactions have been eliminated.

      Depreciation

            Property, plant and equipment are recorded at cost. Depreciation on equipment, furniture and fixtures and leasehold improvements is computed on the straight line method over the estimated useful lives of such assets between 5-10 years. Maintenance and repairs are charged to operations as incurred. Repairs and maintenance which do not extend the useful lives of the related assets are expensed as incurred.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

      Amortization

            Software assets have been capitalized at the fair value of stock exchanged/granted upon acquisition and are amortized on the straight line method on a product-by-product basis over the estimated economic life of the products which has been determined to be 10 years.

      Advertising Costs

            Advertising costs are charged to operations when incurred. Advertising expense was $811 and $491 for the years ended December 31, 2005 and 2004, respectively.

      Evaluation of Long Lived Assets

            Long-lived assets are assessed for recoverability on an ongoing basis. In evaluating the fair value and future benefits of long-lived assets, their carrying value would be reduced by the excess, if any, of the long-lived asset over management's estimate of the anticipated undiscounted future net cash flows of the related long-lived asset.

      Securities Issued for Services

            The Company accounts for stock, stock options and stock warrants issued for services and compensation by employees under the intrinsic value method. For non-employees, the fair market value of the Company's stock on the date of stock issuance or option/warrant grant is used. The Company determined the fair market value of the warrants/options issued under the Black-Scholes Pricing Model. Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standard (SFAS) No. 123, "Accounting for Stock-based Compensation". The statement generally suggests, but does not require, employee stock-based compensation transactions to be accounted for based on the fair value of the services rendered or the fair value of the equity instruments issued, whichever is more reliably measurable. As permitted by the statement, the Company has elected to continue to follow the requirements of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees' for employees under the intrinsic value method.

      Reclassification of certain securities under EITF 00-19

            Pursuant to Emerging Issues Task Force (EITF) Issue 00-19, if a company has more than one contract subject to this Issue, and partial reclassification is required, there may be different methods that could be used to determine which contracts, or portions of contracts, should be reclassified. The Company's method for reclassification of such contracts is reclassification of contracts with the latest maturity date first. The changes in fair value for any contracts reclassified during 2005 were not material.

      Income Taxes

            The Company provides for income taxes based on enacted tax law and statutory tax rates at which items of income and expenses are expected to be settled in the Company's income tax return. Certain items of revenue and expense are reported for Federal income tax purposes in different periods than for financial reporting purposes, thereby resulting in deferred income taxes. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company has incurred net operating losses for financial-reporting and tax-reporting purposes. Accordingly, for Federal and state income tax purposes, the benefit for income taxes has been offset entirely by a valuation allowance against the related federal and state deferred tax asset for the year ended December 31, 2005.

      Net Loss Per Share

            Net loss per share, in accordance with the provisions of Financial Accounting Standards Board No. 128, "Earnings Per Share," is computed by dividing net loss by the weighted average number of shares of Common Stock outstanding during the period. Common Stock equivalents have not been included in this computation since the effect would be anti-dilutive.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

      Revenue Recognition

            The Company's revenue recognition policy for software sales is in accordance with Accounting Statement of Position (SOP) 97-2 "Software Revenue Recognition" and SOP 98-9 "Software Revenue recognition" which modifies SOP 97-2. Revenue is recognized at the time of licensing provided that the resulting receivable is deemed probable of collection and is fixed or determinable. Revenue from software maintenance contracts is recognized ratably as earned. When a sales contract includes multiple elements, revenues are allocated to the various elements based on Company-specific objective evidence of fair value, regardless of any separate prices for each element that may be stated within the contract.

      Use of Estimates

            The preparation of financial statements in conformity with generally accepted principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Reclassifications

            Certain reclassifications have been made to amounts previously reported to conform to the presentation for the year ended December 31, 2005.

GOING CONCERN

      As shown in the accompanying financial statements, the Company incurred net losses of $2,218,257 and $2,308,948 during the years ended December 31, 2005 and 2004, respectively, and has a significant working capital deficiency. The ability of the Company to continue as a going concern is dependent on increasing sales and obtaining additional capital and financing. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management's plans are to continue discussions with several potential investors to obtain additional capital in order to alleviate the situation.

CONCENTRATIONS OF BUSINESS AND CREDIT RISK

      The Company maintains cash balances in several financial institutions which are insured by the Federal Deposit Insurance Corporation up to $100,000. Balances in these accounts may, at times, exceed the federally insured limits.

      The Company provides credit in the normal course of business to customers located throughout the world The Company performs ongoing credit evaluations of its customers and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.

PREPAID EXPENSES

      Prepaid expenses at December 31, 2005 consist of:

      Insurance  $13,341
      Other        9,445
                 -------
                 $22,786
                 =======

PROPERTY AND EQUIPMENT

      Property and equipment consist of the following at December 31, 2005:

      Equipment                       $ 88,512
      Furniture and fixtures            72,230
                                      --------
                                       160,742
      Less accumulated depreciation    153,383
                                      --------
                                      $  7,359
                                      ========

Depreciation expense charged to operations was $8,226 and $10,225 in 2005 and 2004, respectively.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

ACCOUNTS PAYABLE AND ACCRUED EXPENSES

      Accounts payable and accrued expenses consisted of the following at December 31, 2005:

      Accounts payable            $158,005
      Accrued interest              58,763
      Accrued consulting fees       28,550
      Accrued commissions           22,183
      Accrued professional fees     44,500
      Accrued taxes                     --
      Accrued payroll                5,295
      Miscellaneous accruals         2,000
                                  --------
                                  $319,296
                                  ========

      Accrued commissions are due to a consultant who is retained in the capacity of Senior Vice President of Business Development. In accordance with the terms of the consulting agreement, one half of such commissions are payable in cash and the other half in form of restricted shares of the Company's common stock, valued at the market price of the Company's common stock on the date payment of such commissions are made. At December 31, 2005, the price of the stock was $0.08 which would, had payment of the commission been made that day, require issuance of 138,644 shares.

LOANS PAYABLE

      The Company and Magnitude, Inc. had borrowings under short term loan agreements with the following terms and conditions at December 31, 2005:

      On December 4, 1996, Magnitude, Inc. repurchased 500,000
      shares of its common stock and retired same against issuance of a promissory note maturing twelve months thereafter
      accruing interest at 5% per annum and due December 4, 1998.
      This note is overdue at December 31, 2005 and no demand for
      payment has been made.                                             $75,000
                                                                         -------
        Total                                                            $75,000
                                                                         =======

NOTES PAYABLE

      At December 31, 1999 the Company had $1,475,000 of notes
      outstanding related to a June 1995 private placement offering.
      During 2000 the holders of $1,450,000 worth of notes agreed to accept partial repayment of approximately 30% of the note
      balances and converted the remaining balances into common
      shares or convertible preferred shares. The total amount of non-converted notes outstanding at December 31, 2005 is
      $25,000. Attempts to locate the holder of this note, to settle
      this liability, have been unsuccessful.                            $25,000
                                                                         -------
        Total                                                            $25,000
                                                                         =======

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

LONG-TERM DEBT

      Long-term debt as of December 31, 2005 is comprised of the following:

      Pursuant to the February 2, 1998, Agreement and Plan of Merger
      with Rolina Corporation, the Company had issued 155,556 shares
      (the "Shares") of its common stock to the principal of Rolina
      Corporation who currently serves as the Company's Chief
      Executive Officer and Board Chairman, and had issued a Put
      Option for such Shares at a price of $2.41 per share in
      accordance with the provisions contained therein, with notice for exercise eligible to be given at any time after February
      1, 2000, and before 5:00 p.m. on the 90th day thereafter. This liability was converted into a Company obligation for $274,890 maturing March 31, 2002 and a demand loan for $100,000 both carrying interest at the rate of 7% per year, subsequently increased to 10%, payable monthly. The demand portion of this note was repaid in April 2002 and the due date for $274,890 of the remaining balance was extended to July 1, 2003.
      Subsequently, the maturity of the unpaid balance was changed to a portion of $174,890 payable on demand, and a portion of
      $100,000 due and payable on January 2, 2005. During the first quarter of 2004, $175,000 was repaid and the maturity of the unpaid balance was changed to January 1, 2005, and is
      currently due upon demand. The obligation includes an option to the holder for conversion of the outstanding principal into shares of the Company's common stock at the rate of $0.06 per
      common share equivalent.                                          $ 99,890

      Discounted present value of a non-interest bearing $70,000 settlement with a former investor of Magnitude, Inc. to be paid in 24 equal monthly payments commencing July 1, 1997. The imputed interest rate used to discount the note is 8% per
      annum. This obligation is in default.                               33,529
                                                                        --------
        Total                                                            133,419
          Less current maturities                                        133,419
                                                                        --------
          Long-term debt, net of current maturities                     $     --
                                                                        ========

CAPITALIZED LEASE OBLIGATIONS

      The Company leases office equipment under a non-cancelable capital lease agreement expiring in January 2006. The capital lease obligation has been recorded at the present value of future minimum lease payments, discounted at an interest rate of 6.00%. The capitalized cost of equipment at December 31, 2005 amounted to $257 net of accumulated depreciation of $8,252.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

DEFERRED REVENUES

      Deferred revenues at December 31, 2005, amounted to $25,539 related to prepaid software maintenance and support charges which are amortized ratably over the duration of the underlying maintenance agreements.

PREFERRED STOCK

      Preferred stock is non-voting, $.001 par value per share with 3,000,000 shares authorized.

      Cumulative Preferred Stock has 2,500 shares designated of which 1 share is issued and outstanding. The total Cumulative Preferred Stock at December 31, 2005 is $0 with a liquidation price of $100,000. As of December 31, 2005, there was $9,000 of cumulative preferred dividends in arrears representing $9,000 per cumulative preferred share.

      Series A of the Senior Convertible Preferred Stock series which was issued in 2000 has 300,000 shares designated, 29,300 shares issued and outstanding. The total outstanding Series A Senior Convertible Preferred Stock at December 31, 2005 is $29 with a liquidation price of $146,500. The following is a description of the Series A convertible preferred stock:

      (1) The holders of said shares of Series A Senior Preferred shall be entitled to receive cumulative dividends at the rate of seven percent (7%) per annum during the first annual period after issuance, increasing by increments of one half of one percent for every year thereafter until the rate reaches ten percent (10%) per annum at which time it will remain at 10% payable semi-annually when declared by the Board of Directors, before any dividend shall be declared, set apart for, or paid upon the Common Stock of the Company. The Dividend Rate shall accrue on the Liquidation Price of each share of the Series A Senior Preferred. The dividends on the Series A Senior Preferred, payable in cash, shall be cumulative, so that if the Company fails in any fiscal year to pay such dividends on all the issued and outstanding Series A Senior Preferred, such deficiency in the dividends shall be fully paid, but without interest, before any dividends shall be paid on or set apart for the Cumulative Preferred Stock or the Common Stock.

      (2) The Series A Senior Preferred shall with respect to dividend rights and liquidation rights rank prior to all classes and series of Common Stock and the Cumulative Preferred Stock, and on a par with the Series B, C and D Senior Convertible Preferred Stock.

      (3) In the event of any liquidation, of the Company, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Company, the holders of the Series A Senior Preferred shall be entitled to receive, out of the remaining net assets of the Company, the amount of Five ($5.00) dollars for each share of Series A Senior Preferred (the "Liquidation Price") held of record by such holder, payable in cash or in shares of stock, securities or other consideration, the value of which stock, securities or other consideration shall be fixed by the Board of Directors, plus the amount of all dividends in arrears on each such share up to the date fixed for distribution, provided, however, that such remaining net assets are sufficient to cover all the before mentioned payments and also like payments to holders of Series B and C Senior Preferred, before any distribution shall be made to the holders of Common Stock or Cumulative Preferred Stock of the Company. In case such remaining net assets are insufficient to cover all such payments to holders of Series A, B, C and D Senior Preferred, the holders of these series shall receive payments on a pro rata basis.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

PREFERRED STOCK - (Continued)

      (4) The Company shall have the right to redeem pro rata any or all of its Series A Senior Preferred issued and outstanding at any time, with the Board of Directors of the Company in its sole discretion deciding how many shares to redeem, provided, however, that any such shares called for redemption have been issued and outstanding for a minimum of three (3) years at the time of notice of redemption to the holders of such shares, by paying to the holders thereof the Liquidation Price for each share of Series A Senior Preferred held by such holder plus a "call premium" of 15% of the Liquidation Price, together with the amount of any accrued and unpaid dividends as may have accumulated thereon at the time of redemption (the "Redemption Price").

      (5) Each share of Series A Senior Preferred shall be convertible at any time prior to the Redemption Date, at the holder's option, into such number (the "Conversion Ratio") of shares of the Common Stock of the Company as arrived at by dividing the Liquidation Price by one hundred fifty (150) percent of the market price of the Common Stock of the Corporation ("Market Price") on the earlier of the dates such share of Series A Senior Preferred is subscribed for or issued (the "Effective Date").

            As of December 31, 2005 there were $52,984 Series A Senior Convertible Preferred share dividends accrued and unpaid representing $1.81 per share.

      Series B of the Senior Convertible Preferred Stock series which was issued in 2000 has 350,000 shares designated, no shares issued and outstanding. The total outstanding Series B Senior Convertible Preferred Stock at December 31, 2005 is $0. The following is a description of the Series B Senior Convertible Stock:

      (1) The holders of said shares of Series B Senior Preferred shall be entitled to receive cumulative dividends thereon at the rate of seven percent (7%) per annum, payable semi-annually when declared by the Board of Directors, before any dividend shall be declared, set apart for, or paid upon the Common Stock of the Company. The Dividend Rate shall accrue on the Liquidation Price of each share of the Series B Senior Preferred. The dividends on the Series B Senior Preferred, payable in cash, shall be cumulative, so that if the Company fails in any fiscal year to pay such dividends on all the issued and outstanding Series B Senior Preferred, such deficiency in the dividends shall be fully paid, but without interest, before any dividends shall be paid on or set apart for the Cumulative Preferred Stock or the Common Stock.

      (2) The Series B Senior Preferred shall, with respect to dividend rights and liquidation rights, rank prior to all classes and series of Common Stock and the Cumulative Preferred Stock, and on a par with the Series A, C and D Senior Convertible Preferred Stock.

      (3) In the event of any liquidation of the Company, whether voluntary or otherwise, after payment or providing for payment of the debts and other liabilities of the Company, the holders of the Series B Senior Preferred shall be entitled to receive, out of the remaining net assets of the Company, the amount of nine ($9.00) dollars for each share of Series B Senior Preferred (the "Liquidation Price") held of record by such holder, payable in cash or in shares of stock, securities or other consideration, the value of which stock, securities or other consideration shall be fixed by the Board of Directors, plus the amount of all dividends in arrears on each such share up to the date fixed for distribution, provided however, that such remaining net assets are sufficient to cover all the before mentioned payments and also like payments to holders of Series A and C Senior Preferred, before any distribution shall be made to the holders of Common Stock or Cumulative Preferred Stock of the Company. In case such remaining net assets are insufficient to cover all such payments to holders of Series A, B, C and D Senior Preferred, the holders of these series shall receive payments on a pro rata basis.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

PREFERRED STOCK - (Continued)

      (4) The Company shall have the right to redeem pro rata any or all of its Series B Senior Preferred issued and outstanding at any time, with the Board of Directors of the Company in its sole discretion deciding how many shares to redeem, provided, however, that any such shares called for redemption have been issued and outstanding for a minimum of three (3) years at the time of notice of redemption of the holders of such shares, by paying to the holders thereof the Liquidation Price for each share of Series B Senior Preferred held by such holder plus a "call premium" of 10% of the Liquidation Price, together with the amount of any accrued and unpaid dividends as may have accumulated thereon at the time of redemption (the "Redemption Price").

      (5) Each share of Series B Senior Preferred shall be convertible at any time prior to the Redemption Date, at the holder's option, into shares of Common Stock of the Company on the basis of ten (10) shares of Common Stock for 1 share of Series B Senior Preferred.

            As of December 31, 2005 there were no Series B Senior Convertible Preferred share dividends accrued and unpaid.

      Series C of the Senior Convertible Preferred Stock series which was issued in 2000 has 120,000 shares designated, 100,000 shares issued and outstanding. The total outstanding Series C Senior Convertible Preferred Stock at December 31, 2005 is $100 with a liquidation price of $900,000. The following is a description of the Series C Senior Convertible Stock:

      (1) The holders of said shares of Series C Senior Preferred shall be entitled to receive cumulative dividends thereon at the rate of seven percent (7%) per annum, payable monthly, before any dividend shall be declared, set apart for, or paid upon the Common Stock of the Company. The Dividend Rate shall accrue on the Liquidation Price (as hereinafter defined) of each share of the Series C Senior Preferred. The dividends on the Series C Senior Preferred, payable in cash, shall be cumulative, so that if the Company fails in any fiscal year to pay such dividends on all the issued and outstanding Series C Senior Preferred, such deficiency in the dividends shall be fully paid, but without interest, before any dividends shall be paid on or set apart for the Cumulative Preferred Stock or the Common Stock.

      (2) The Series C Senior Preferred shall with respect to dividend rights and liquidation rights rank prior to all classes and series of Common Stock and the Cumulative Preferred Stock, and on a par with the Series A, B and D Senior Convertible Preferred Stock.

      (3) In the event of any liquidation of the Company, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Company, the holders of the Series C Senior Preferred shall be entitled to receive, out of the remaining net assets of the Company, the amount of nine ($9.00) dollars for each share of Series C Senior Preferred (the "Liquidation Price") held of record by such holder, payable in cash or in shares of stock, securities or other consideration, the value of which stock, securities or other consideration shall be fixed by the Board of Directors, plus the amount of all dividends in arrears on each such share up to the date fixed for distribution, provided, however, that such remaining net assets are sufficient to cover all the before mentioned payments and also like payments to holders of Series A and B Senior Preferred, before any distribution shall be made to the holders of Common Stock or Cumulative Preferred Stock of the Company. In case such remaining net assets are insufficient to cover all such payments to holders of Series A, B, C and D Senior Preferred, the holders of these series shall receive payments on a pro rata basis.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

PREFERRED STOCK - (Continued)

      (4) The Company shall have the right to redeem pro rata any or all of its Series C Senior Preferred issued and outstanding at any time, with the Board of Directors of the Company in its sole discretion deciding how many shares to redeem, provided, however, that any such shares called for redemption have been issued and outstanding for a minimum of three (3) years at the time of notice of redemption to the holders of such shares, by paying to the holders thereof the Liquidation Price for each share of Series C Senior Preferred held by such holder plus a "call premium" of 10% of the Liquidation Price together with the amount of any accrued and unpaid dividends as may have accumulated thereon at the time of redemption (the "Redemption Price").

      (5) Each share of Series C Senior Preferred shall be convertible at any time prior to the Redemption Date, at the holder's option, into shares of Common Stock of the Company on the basis of ten (10) shares of Common Stock for 1 share of Series C Senior Preferred.

            As of December 31, 2005 there were $315,000 Series C Senior Convertible Preferred share dividends accrued and unpaid representing $3.15 per share.

      Series D of the Senior Convertible Preferred Stock series which was issued in 2000 has 500,000 shares designated, 63,890 shares issued and outstanding. The total outstanding Series D Senior Convertible Preferred Stock at December 31, 2005 is $64 with a liquidation price of $575,010. The following is a description of the Series D Senior Convertible Stock:

      (1) The holders of said shares of Series D Senior Preferred shall be entitled to receive cumulative dividends thereon at the rate of seven percent (7%) per annum, payable semi-annually when declared by the Board of Directors before any dividend shall be declared, set apart for, or paid upon the Common Stock of the Company. The Dividend Rate shall accrue on the Stated Value (the "Stated Value"), which Stated Value shall be noted on the certificate issued to the holder, of each share of the Series D Senior Preferred. The dividends on the Series D Senior Preferred, payable in cash, shall be cumulative, so that if the Company fails in any fiscal year to pay such dividends on all the issued and outstanding Series D Senior Preferred, such deficiency in the dividends shall be fully paid, but without interest, before any dividends shall be paid on or set apart for the Cumulative Preferred Stock or the Common Stock.

      (2) The Series D Senior Preferred shall with respect to dividend rights and liquidation rights rank prior to all classes and series of Common Stock and the Cumulative Preferred Stock, and on a par with the Series A, B and C Senior Convertible Preferred Stock.

      (3) In the event of any liquidation of the Company, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Company, the holders of the Series D Senior Preferred shall be entitled to receive, out of the remaining net assets of the Company, an amount equal to the Stated Value of each share of Series D Senior Preferred held of record by such holder, payable in cash or in shares of stock, securities or other consideration, the value of which stock, securities or other consideration shall be fixed by the Board of Directors, plus the amount of all dividends in arrears on each such share up to the date fixed for distribution, provided, however, that such remaining net assets are sufficient to cover all the before mentioned payments and also like payments to holders of Series A, B and C Senior Preferred, before any distribution shall be made to the holders of Common Stock or Cumulative Preferred Stock of the Company. In case such remaining net assets are insufficient to cover all such payments to holders of Series A, B, C and D Senior Preferred, the holders of these series shall receive payments on a pro rata basis.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

PREFERRED STOCK - (Continued)

      (4) The Company shall have the right to redeem pro rata any or all of its Series D Senior Preferred issued and outstanding at anytime, with the Board of Directors of the Company in its sole discretion deciding how many shares to redeem, provided, however, that any such shares called for redemption have been outstanding for a minimum of three (3) years at the time of notice of redemption to the holders of such shares, by paying to the holders thereof the Stated Value for each share of Series D Senior Preferred held by such holder plus a "call premium" of 10% of the Stated Value, together with the amount of any accrued and unpaid dividends as may have accumulated thereon at the time of redemption (the "Redemption Price").

      (5) Each share of Series D Senior Preferred shall be convertible at any time prior to the Redemption Date, at the holder's option, into shares of Common Stock of the corporation on the basis of ten(10) shares of Common Stock for 1 share of Series D Senior Preferred.

            As of December 31, 2005 there were $209,621 Series D Senior Convertible Preferred share dividends accrued and unpaid representing $3.28 per share.

      Series E of the Senior Convertible Preferred Stock series which was issued in 2005 has 500,000 shares designated, 129,143 shares issued and outstanding. The total outstanding Series E Senior Convertible, Preferred Stock at December 31, 2005 is $129 with a liquidation price of $774,858. The following is a description of the Series E convertible preferred stock:

      (1) The holders of said shares of Series E Senior Preferred shall be entitled to receive cumulative dividends at the rate of six percent (6%) per annum, payable at the time said shares are converted into shares of common stock of the Company and when declared by the board of Directors, before any dividend shall be declared, set apart for, or paid upon the Common Stock and any other Preferred Stock of the Company. The Dividend Rate shall accrue on the Stated Value, which Stated Value shall be noted on the certificate issued to the holder of each share of the Series E Senior Preferred. The dividends on the Series E Senior Preferred, payable in cash, shall be cumulative, so that if the company fails in any fiscal year to pay such dividends on all the issued and outstanding Series E Senior Preferred, such deficiency in the dividends shall be fully paid, but without interest, before any dividends shall be paid on or set apart for any other class of Preferred Stock or the Common Stock. The holders of the currently outstanding shares of Series E Senior Convertible Stock have waived their right for dividends, consequently, no dividends have been accrued on this stock.

      (2) The Series E Senior Preferred shall with respect to dividend rights rank prior to all classes and series of Common Stock, Cumulative Preferred Stock, and the Series A, B, C, and D Senior Convertible Preferred Stock and, with respect to liquidation rights rank prior to all classes and series of Common Stock, the Cumulative Preferred Stock, and be on a par with the Series A, B, C and D Senior Convertible Preferred Stock.

      (3) In the event of any liquidation, dissolution, or winding up of the affairs of the Company, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Company, the holders of the Series E Senior Preferred shall be entitled to receive, out of the remaining net assets of the Company, an amount equal to the Stated Value of each share of Series E Senior Preferred held of record by such holder, payable in cash or in shares of stock, securities or other consideration, the value of which stock, securities or other consideration shall be fixed by the Board of Directors, plus the amount of all dividends in arrears on each such share up to the date fixed for distribution, provided, however, that such remaining net assets are sufficient to cover all the before mentioned payments and also like payments to holders of Series A, B, C and D Senior Preferred, before any distribution shall be made to the holders of Common Stock or Cumulative Preferred Stock of the Company. In case such remaining net assets are insufficient to cover all such payments to holders of Series A, B, C, D and E Senior Preferred, the holders of these series shall receive payments on a pro rata basis.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

PREFERRED STOCK - (Continued)

      (4) The holders of said shares of Series E Senior Preferred shall not be entitled to any voting rights.

      (5) Shares of Series E Senior Preferred which have been issued and reacquired in any manner, including shares purchased or converted into Common Stock exchanged or redeemed, shall be canceled on the books of the Company and shall not be considered outstanding for any purpose.

      (6) During such time as there exist unpaid cumulative dividends due on the Series E Senior Preferred, no reclassification of the shares of the Company or capital reorganization of the Company in any manner provided by law shall be valid unless(a) the holders of a majority of all the Series E Senior Preferred approve, and (b) provision is made for the payment of the aggregate unpaid cumulative dividends then in arrears.

      (7) Each share of Series E Senior Preferred shall automatically convert, on the date six months after the date of issuance (the "Conversion Date") which Conversion Date shall be noted on the certificate issued to the holder of each share of the Series E Senior Preferred, into shares of Common Stock of the Company on the basis of one hundred (100) shares of Common Stock for 1 share of Series E Senior Preferred. The holder of any shares of Series E Senior Preferred shall surrender, as soon as practicable on or after the Conversion Date, at the principal office of the Company or at such other office or agency maintained by the Company for that purpose, the certificate or certificates representing the shares of Series E Senior Preferred due for conversion. As promptly as practicable, and in any event within ten business days after surrender of such certificates, the Company shall deliver or cause to be delivered certificates representing the number of validly issued, fully paid and non-assessable shares of Common Stock of the Company to which such holder of Series E Senior Preferred so converted shall be entitled. Such conversion shall be deemed to have been made at the close of business on the Conversion Date, so that the rights of the holders of the Series E Senior Preferred shall thereafter cease except for the right to receive Common Stock of the Company in accordance herewith, and such converting holder of Series E Senior Preferred shall be treated for all purposes as having become the record holder of such Common Stock of the Company at such time.

      (8) In the event that, prior to the conversion of the Series E Senior Preferred Stock by the holder thereof into Common Stock of the company, there shall occur any change in the outstanding shares of Common Stock of the Company by reason of the declaration of stock dividends, or through a re-capitalization resulting from stock splits or combinations, without the receipt by the Company of fair consideration therefore in the form of cash, services or property, the conversion ratio of the Series E Senior Preferred Stock into Common Stock of the Company shall be adjusted such that any holder of Series E Senior Preferred Stock converting such stock into Common Stock subsequent to such change in the outstanding shares of Common Stock of the Company be entitled to receive, upon such conversion, a number of shares of Common Stock of the Company representing the same percentage of common shares outstanding as presented by the shares that he would have received had he converted his Series E Senior Preferred Stock to Common Stock prior to such change in the outstanding shares of Common Stock of the Company.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

PREFERRED STOCK - (Continued)

            During the month of November2005, the company issued shares of Series E Convertible Preferred Stock with detachable warrants for an investment of $100,000. Due to the convertible nature of the stock and the fact that the security was in-the-money at the commitment date, the Company recorded a charge due to the beneficial conversion feature of $25,194 in accordance with EITF Issue No. 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, and EITF Issue No. 00-27, Application of EITF Issue No. 98-5 to Certain Convertible Instruments. The value of the beneficial conversion feature was measured using the intrinsic value and is being amortized to implied preferred stock dividends to the date of earliest exercise, which is six months from the date of issuance. The amount amortized to implied preferred stock dividends in 2005 was approximately $6,298. The warrants issued in connection with the preferred stock remain outstanding.

            In September 2005, certain officers of the Company surrendered 11,247,607 common shares in exchange for 112,476.07 shares of Series E Convertible Preferred Stock. The holders have also waived their dividend rights on this stock. Concurrently with this transaction, these officers also surrendered for cancellation 4,507,709 stock options and 2,283,916 common stock purchase warrants, which would be re-issued if shareholder approval is obtained to increase the number of authorized common shares from 200,000,000 to 300,000,000.

            As of December 31, 2005 there were no Series E Senior Convertible Preferred share dividends accrued.

INCOME TAXES

      The income tax provision (benefit) is comprised of the following:

                                             Year Ended December 31,
                                             -----------------------
                                                2005         2004
                                             ---------    ---------
      State current provision (benefit)      $(209,264)   $(214,618)
      State deferred provision (benefit)            --           --
                                             ---------    ---------
                                             $(209,264)   $(214,618)
                                             =========    =========

      In 1998, the State of New Jersey enacted legislation allowing emerging technology and/or biotechnology companies to sell their unused New Jersey Net Operating Loss ("NOL") Carryover and Research and Development Tax Credits ("R&D Credits) to corporate taxpayers in New Jersey. During 2004 and 2003, the Company entered into an agreement under which it retained a third party broker to identify a buyer for its NOL Carryover. The total tax benefit of this transaction was $209,264 in 2005 and $216,418 in 2004.

      The Company's total deferred tax asset and valuation allowance are as follows:

                                                    December 31,
                                             -------------------------
                                                2005          2004
                                             -----------   -----------
      Total deferred tax asset, noncurrent   $ 9,155,000   $ 7,882,000
      Less valuation allowance                (9,155,000)   (7,882,000)
                                             -----------   -----------
      Net deferred tax asset, noncurrent     $        --   $        --
                                             ===========   ===========

      The differences between income tax benefits in the financial statements and the tax benefit computed at the combined state and U.S. Federal statutory rate of 40% are as follows:

                                             Year Ended December 31,
                                             -----------------------
                                                2005          2004
                                             -----------   ---------
      Tax benefit                                 40%          40%
      Valuation allowance                         40%          40%
                                                 ---          ---
      Effective tax rate                          --           --
                                                 ===          ===

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

INCOME TAXES - (Continued)

      At December 31, 2005, the Company has available approximately $26,319,000 of net operating losses to carry-forward and which may be used to reduce future federal taxable income and expire between December 31, 2007 and 2025.

      At December 31, 2005, the Company has available approximately $3,415,000 of net operating losses to carry-forward and which may be used to reduce future state taxable income which expire December 31, 2012.

401(k) PLAN

      The Company adopted the qualified Magnitude, Inc. sponsored 401(k) plan covering substantially all full time employees under which eligible employees may elect to contribute, within statutory limits, a percentage of their annual compensation. The Company matches up to 50% of the employee's contribution of which the match may not exceed 3% of the employee's total compensation for the plan year. Contributions to the plan were $13,017 and $14,389 for the years ended December 31, 2005 and 2004, respectively.

STOCK OPTION PLANS

      In April 1996, Magnitude, Inc. adopted its 1996 Stock Incentive Plan ("the 1996 Plan"). The 1996 Plan provides that certain options granted thereunder are intended to qualify as "incentive stock options" (ISO) within the meaning of Section 422A of the United States Internal Revenue Code of 1986, while non-qualified options may also be granted under the Plan. The initial plan and subsequent amendments provided for authorization of up to 480,000 shares. Pursuant to the above described stock exchange offer on July 2, 1997, all options under the 1996 Plan were converted into shares of the Company at a rate of 3.4676 shares of Magnitude, Inc. to 1 share of the Company.

      In September 1997, the Company adopted its 1997 Stock Incentive Plan ("the 1997 Plan"). The 1997 Plan provides that certain options granted thereunder are intended to qualify as "incentive stock options" (ISO) within the meaning of Section 422A of the United States Internal Revenue Code of 1986, while non-qualified options may also be granted under the Plan. The initial plan and subsequent amendments provided for the grant of options for up to 1,000,000 shares. The purchase price per share of common stock deliverable upon exercise of each ISO shall not be less than 100% of the fair market value of the common stock on the date such option is granted. If an ISO is issued to an individual who owns, at the time of grant, more than 10% of the total combined voting power of all classes of the Company's common stock, the exercise price of such option shall be at least 110% of the fair market value of the common stock on the date of grant and the term of the option shall not exceed five years from the date of grant. The purchase price of shares subject to non-qualified stock options shall be determined by a committee established by the Board of Directors with the condition that such prices shall not be less than 85% of the fair market value of the common stock at the time of grant.

              Magnitude Information Systems, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements

STOCK OPTION PLANS - (Continued)

      In May 2000 the Company adopted its 2000 Stock Incentive Plan ("the 2000 Plan"). The 2000 Plan provides that certain options granted thereunder are intended to qualify as "incentive stock options" (ISO) within the meaning of Section 422A of the United States Internal Revenue Code of 1986, while nonqualified options may also be granted under the Plan. The initial Plan provides for the grant of options for up to 5,000,000 shares. The purchase price per share of common stock deliverable upon exercise of each ISO shall not be less than 100% of the fair market value of the common stock on the date such option is granted. If an ISO is issued to an individual who owns, at the time of grant, more than 10% of the total combined voting power of all classes of the Company's common stock, the exercise price of such option shall be at least 110% of the fair market value of the common stock on the date of the grant, and the term of the option shall not exceed five years from the date of grant. The purchase price of shares subject to non-qualified stock options shall be determined by a compensation committee established by the Board of Directors.

                                                               Qualified and
                                                               Non-Qualified
                                                               Shares Under
                                                              Option Pursuant
                                                             to the 1997 Plan
                                                               December 31,
                                                           -------------------
                                                             2005       2004
                                                           --------   --------
Outstanding, beginning of year                              437,000    607,000
Granted during the year                                          --         --
Expired during the year                                      (7,000)  (170,000)
Surrendered during the year                                 (10,000)        --
                                                           --------   --------
Outstanding, end of year (at a price of $1.00 per share)    420,000    437,000
                                                           --------   --------
Eligible, end of year for exercise (at a price of $1.00
  per share)                                                420,000    437,000
                                                           ========   ========

      At December 31, 2005 and 2004, the weighted average exercise price and weighted average remaining contractual life is $1.00 and $1.00 per share and 4 months and 1 year 4 months, respectively.

      At December 31, 2005, there were 580,000 shares reserved for future option grants.

                                                             Qualified and
                                                             Non-Qualified
                                                             Shares Under
                                                            Option Pursuant
                                                           to the 2000 Plan
                                                              December 31,
                                                        -----------------------
                                                            2005        2004
                                                        ----------   ----------
Outstanding, beginning of year                           2,688,442    2,818,942
Granted during the year                                         --           --
Exercised during the year                                       --           --
Surrendered during the year                             (1,865,484)          --
Expired during the year                                    (39,000)    (130,500)
                                                        ----------   ----------
Outstanding, end of year (at prices ranging from
  $0.10 to $1.00)                                          783,958    2,688,442
                                                        ----------   ----------
Eligible, end of year for exercise (at prices ranging
  from $0.10 to $1.00)                                     783,958    2,688,442
                                                        ==========   ==========

      At December 31, 2005 and 2004 the weighted average exercise price and weighted average remaining contractual life is $0.53 and $0.61 per share and 10 months and 1 years 5 months, respectively.

      At December 31, 2005, there were 4,216,042 shares reserved for future option grants.

              Magnitude Information Systems, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements

STOCK OPTION PLANS - (Continued)

      At December 31, 2005 the company has four stock-based employee compensation plans, which are described more fully above. The company accounts for those plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. The Company has not granted any options to employees during the years 2004 and 2005.

      The Company also issues options outside of the Stock Incentive Plans which are comprised as follows:

                                                         December 31,
                                                   -----------------------
                                                      2005         2004
                                                   ----------   ----------
Outstanding, beginning of year                      8,566,866    9,054,866
Granted during the year                             1,200,000      250,000
Exercised during the year                                  --     (250,000)
Surrendered during the year                        (2,632,225)          --
Expired during the year                              (908,525)    (488,000)
                                                   ----------   ----------
Outstanding, end of year (at prices ranging from
  $0.01 to $1.00)                                   6,226,116    8,566,866
                                                   ----------   ----------
Eligible, end of year (at prices ranging from
  $0.01 to $1.00)                                   6,226,116    8,566,866
                                                   ==========   ==========

      At December 31, 2005 and 2004 the weighted average exercise price and weighted average remaining contractual life is $0.57 and $0.32 per share, and 2 years 5 months and 3 years 9 months, respectively.

WARRANTS

      The Company granted common stock purchase warrants between May 1, 1998 and December 31, 2005 which are comprised as follows:.

                                                          December 31,
                                                   -------------------------
                                                       2005          2004
                                                   -----------   -----------
Outstanding, beginning of year                      30,688,599    11,973,018
Granted during the year                             23,343,334    20,433,000
Exercised during the year                                   --            --
Surrendered during the year                         (2,631,916)           --
Expired during the year                               (514,000)   (1,717,419)
                                                   -----------   -----------
Outstanding, end of year (at prices ranging from
  $.08 to $1.00)                                    50,886,017    30,688,599
                                                   ===========   ===========

      At December 31, 2005 and 2004, the weighted average exercise price and weighted average remaining contractual life is $0.14 and $0.18 per share and 1 year 10 months and 2 years 2 months, respectively.

COMMITMENTS AND CONTINGENCIES

      Lease Agreement

            On March 15, 2000, the Company entered into a lease agreement for office space which is utilized for the Company's principal offices. Such lease commenced April 15, 2000 and extends to March 31, 2007 at a monthly rental of $10,000.

              Magnitude Information Systems, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements

COMMITMENTS AND CONTINGENCIES (continued)

      Under the lease agreement, the Company is required to make future minimum lease payments as follows in addition to a pro-rata share of certain operating expenses:

                        Year Ending
                        December 31,
                        ------------
2006                      $120,000
2007                        30,000
                          --------
Total minimum payments    $150,000
                          ========

      Included in general and administrative expenses is rent expense which amounted to $125,742 and $116,734 for the years ended December 31, 2005 and 2004, respectively.

      Employment Agreements

            The Company has entered into employment agreements with certain key personnel which provide for a base salary, yearly bonuses in common stock and/or options of the Company and other benefits. Termination of the agreements may be made by either party with advance notice.

      Stock-Based Compensation Agreements

            In August 2004, the Company entered into an agreement with an individual to serve in an independent advisory function. The term of this agreement is for two years, and provides for the grant of 600,000 fully-vested common stock options at commencement, and grants an additional 600,000 common stock options, which vest 100,000 at commencement of the agreement and 25,000 each subsequent month, in consideration for services under the agreement. The Company issued these options during 2005. These options expire on July 1, 2007.

            In March 2005, the Company entered into an agreement with a consultant providing 500,000 common shares as a sign-up bonus, 750,000 common shares for services rendered during the initial six month period of the contract and an additional 750,000 common shares for an extension period of six months (through March 2006). The Consultant is also entitled to contingent remuneration based on the achievement by the Company of certain profit goals. No obligation was incurred for this contingent provision in 2005. The consultant is also contingently entitled to a fee based on proceeds that may be obtained through mergers or other business combinations, as follows:
            5% of first $1,000,000 in consideration, 4% of the second $1,000,000, 3% of the third $1,000,000, 2% of the fourth $1,000,000 and 1% of the consideration above $4,000,000.

            In October 2005, the Company entered into an agreement with two consultants, providing for a monthly retainer of $12,000 for a three month period. The retainer is to be paid as follows: (1) $4,000 per month starting October 2005, (2) $4,000 per month accruing until due in January 2006 and (3) warrants to purchase 200,000 of the Company's common shares, exercisable at $0.10 per share. The consultants are contingently entitled to additional fees and warrants based on certain achievements for the remainder of the term of the agreement of one year, unless extended, and success fees for revenues generated at a rate of 15% for the first year of revenues from an introduced party and 7.5% for such revenues for the subsequent four years.

            Also during 2005, the Company enterered into agreements for consulting services, with the following provisions: (1) cash commission on sales and/or licensing of 5% on revenues within the first year and 2.5% on subsequent years' revenues from such transactions; (2) if determined to be directly involved in securing the initial sale, the consultants' commission rates per above would be 15% and 7.5%, respectively, for transactions with a Federal or State entity and 10% and 5%, respectively, for other clients; (3) any cash commission earned per the above shall be matched by the Company with a non-qualified stock option to purchase that number of shares of the Company's common stock which equates the amount of commission earned (for example, $10,000 in commission would equate to 10,000 options). The exercise price of such options would be based on 90% of the average of the bid and ask prices of the Company's common stock during the 20 day trading period preceding the consummation of the transaction, with a minimum exercise price of $0.10 per share.

RELATED PARTY TRANSACTIONS

      In January 2004, the Company and its President and Chief Executive Officer agreed to convert most of his base salary for the remainder of the year 2004 into 16,667 shares of convertible preferred stock, convertible into 1,666,667 restricted common shares, and 833,333 warrants, exercisable during three years at the price of $0.15 per share, in lieu of $100,000 cash. The Company also repaid $239,088 notes payable due to this officer.

      During the first quarter of 2004, an outside director of the Company was awarded a stock grant for 150,000 restricted common shares, for services rendered. The same director exercised an option for 250,000 restricted common shares at the price of $0.01 per share which option was acquired by him in a private transaction with an unrelated party.

      During the third quarter of 2004, five directors and officers of the Company received a total 1,500,000 restricted common shares as remuneration for services as members of the board of directors. One outside director who also serves as the legal and securities counsel of the Company received 500,000 restricted common shares as compensation for his commitment and agreement to continue to invoice the Company for legal services at a reduced rate, in connection with legal services rendered during fiscal year 2004.

      During the third quarter of 2004 the Company's chief executive officer extended short term loans aggregating $100,000 to the Company. These loans carried interest at the rate of 10% per year and were subject to a loan origination fee of 4%. At December 31, 2004, all such loans have been repaid.

      During 2005 and 2004, one outside director of the Company who also serves as the Company's general and securities counsel, was paid an aggregate $164,184 and 132,000, respectively, for legal services. One other outside director was paid $10,400 for services performed during 2004, and $0 during 2005. At December 31, 2005, the Company has $12,717 due to these parties which is included in accounts payable.

              Magnitude Information Systems, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements

RELATED PARTY TRANSACTIONS (continued)

      In May 2005 the Company issued 1,000,000 shares of common stock, accompanied by warrants for the purchase of 1,000,000 common shares, exercisable during three years at the price of $0.15 per share, to the Company's president and chief executive officer, in lieu of $100,000 salary payable in cash.

      In September 2005 our officers and directors surrendered for cancellation 4,507,709 stock options, 2,283,916 common stock purchase warrants and 11,247,607 common shares in order to provide sufficient authorized common shares to accommodate the Company's current private placement. We replaced the surrendered and cancelled common shares with shares of our Series E preferred stock which are automatically convertible in March, 2006, into 11,247,607 common shares, the amount of common shares equal to those surrendered. We also intend to reissue the 4,507,709 stock options and 2,283,916 warrants also surrendered for cancellation by our officers and directors with an equal amount of common shares underlying these securities following adoption by the shareholders of a proposed amendment to the Company's certificate of incorporation which amendment if adopted would increase the number of authorized common shares from 200,000,000 to 300,000,000. The recipients of the Series E preferred stock have waived their right to receive any dividends on these shares.

MAJOR CUSTOMERS

      The Company had three major customers for the year ended December 31, 2005, which comprised 36%, 26% and 16%, respectively, of total sales, and two major customers for the year ended December 31, 2004, which comprised 31% and 19%, respectively, of total sales. One customer comprises 90% of accounts receivable at December 31, 2005.

FAIR VALUE OF FINANCIAL INSTRUMENTS

      Cash, accounts receivable, accounts payable, accrued expenses, notes payable, long-term debt and capitalized lease obligations:

      The carrying amount approximates fair value because of the short term maturity of these instruments.

      Limitations

      Fair value estimates are made at a specific point in time, based on relevant information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

              Magnitude Information Systems, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements

NEW ACCOUNTING PRONOUNCEMENTS

      In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 154, Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3. SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in nondiscretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS No. 154 also requires that a change in depreciation, amortization or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle.

      SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. Management does not expect the implementation of this new standard to have a material impact on the Company's financial position, results of operations and cash flows.

      In December 2004, the FASB issued SFAS No.123 (revised 2004), "Share-Based Payment". Statement 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements.

      That cost will be measured based on the fair value of the equity or liability instruments issued. Statement 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. Statement 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that Statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply Statement 123(R) as of the first interim or annual reporting period that begins after June 15, 2005.

      In March 2005, the SEC released Staff Accounting Bulletin No. 107, "Share-Based Payment" ("SAB 107"), which provides interpretive guidance related to the interaction between SFAS 123(R) and certain SEC rules and regulations. It also provides the SEC staff's views regarding valuation of share-based payment arrangements. In April 2005, the SEC amended the compliance dates for SFAS 123(R), to allow companies to implement the standard at the beginning of their next fiscal year, instead of the next reporting period beginning after June 15, 2005.

              Magnitude Information Systems, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements

NEW ACCOUNTING PRONOUNCEMENTS (continued)

      On August 31, 2005, the FASB issued FASB Staff Position FSP FAS 123R-1, "Classification and Measurement of Freestanding Financial Instruments Originally Issued in Exchange for Employee Services under FASB Statement No. 123R." In this FSP, the FASB decided to defer the requirements in FASB Statement No. 123 (Revised 2004), Share-Based Payment, that make a freestanding financial instrument subject to the recognition and measurement requirements of other GAAP when the rights conveyed by the instrument are no longer dependent on the holder being an employee. The guidance in this FSP should be applied upon initial adoption of Statement 123R. The FSP includes transition guidance for those entities that have already adopted Statement 123R in their financial statements.

      The Company does not expect that the adoption of SFAS 123(R) and the implementation of this new standard to have a material impact on the Company's financial position, results of operations and cash flows.

LITIGATION

      On March 21, 2005, the Company filed a patent infringement lawsuit in the United States District Court, District of New Jersey, against Niche Software, Ltd. of New Zealand, alleging that its software product called Workplace(TM) willfully infringed on the Company's patent underlying its ErgoEnterprise(TM) product line. The Company intends to vigorously prosecute its infringement claims against this infringer. Except for this infringement lawsuit, the Company is not a party in any legal proceedings.

Item 3. CONTROLS AND PROCEDURES

(a) Evaluation of Disclosure Controls and Procedures.

      As of the end of the period covered by this Form 10-QSB for the quarter ended September 30, 2006, an evaluation was undertaken by the Company's Chief Executive Officer and Chief Financial Officer of the effectiveness of the design and operation of the Company's disclosure controls and procedures, as defined in Exchange Act Rule 13(a)-14(c), and; based upon that evaluation, Company management, including the Chief Executive Officer and the Chief Financial Officer, has concluded that the Company's disclosure controls and procedures were effective as of the end of the period covered by the subject Form 10-QSB and ensured that all material information required to be disclosed in the subject Form 10-QSB, was recorded, processed, summarized and reported as of the end of the period covered by the subject Form 10-QSB.

      The Company maintains a system of internal controls designed to provide reasonable assurance that: (i) the Company's transactions are properly authorized; (ii) the Company's assets are protected against unauthorized or improper use, and (iii) the Company's transactions are properly recorded and reported, all to permit the preparation of complete and accurate financial statements in conformity with generally accepted accounting principles.

(b) Changes in Internal Control over Financial Reporting

      Since the date of the most recent evaluation of the Company's internal controls by the Chief Executive Officer and Chief Financial Officer, there have not been any significant changes in the Company's internal controls or other factors for the period covered by the subject Form 10-QSB that materially affected or were likely to materially affect the Company's internal control over financial reporting.

                               125,011,751 Shares
                       Magnitude Information Systems, Inc.
                                  Common stock
                                   PROSPECTUS
                                February __, 2007


NO DEALER, SALES REPRESENTATIVE OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SELLING STOCKHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL OR TO ANY PERSON TO WHOM IT IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                TABLE OF CONTENTS



                                                                     Page
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Prospectus Summary                                                    4
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Risk Factors                                                          7
--------------------------------------------------------------------- ----------
Where You Can Find More Information                                   10
--------------------------------------------------------------------- ----------
Use of Proceeds                                                       12
--------------------------------------------------------------------- ----------
Market for Company's Common Equity & Dividend Policy                  12
--------------------------------------------------------------------- ----------
Selling Shareholders                                                  13
--------------------------------------------------------------------- ----------
Shares Eligible for Future Sale                                       21
--------------------------------------------------------------------- ----------
Plan of Distribution                                                  22
--------------------------------------------------------------------- ---------
Legal Proceedings                                                     22
--------------------------------------------------------------------- ----------
Management                                                            23
--------------------------------------------------------------------- ----------
Principal Shareholders                                                26
--------------------------------------------------------------------- ----------
Description of Capital Stock                                          27
--------------------------------------------------------------------- ----------
Business                                                              29
--------------------------------------------------------------------- ----------
Management's Discussion and Analysis                                  34
--------------------------------------------------------------------- ----------
Certain Transactions                                                  36
--------------------------------------------------------------------- ----------
Financial Statements                                                  37
--------------------------------------------------------------------- ----------

UNTIL ________________, 2007 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION AND LIMITATION OF LIABILITY OF MANAGEMENT

As permitted by the Delaware General Corporation Law, Magnitude has included in its Certificate of Incorporation a provision to eliminate the personal liability of it's directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, the Bylaws of Magnitude require the Company to (i) indemnify the officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and (ii) advance expenses to the officers and directors as incurred in connection with proceedings against them for which they may be indemnified. Magnitude has entered into indemnification agreements with the officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the companies, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance expenses incurred as a result of any proceeding against them as to which they may be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms. Magnitude believes that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Magnitude understands that the staff of the Securities and Exchange Commission is of the opinion that statutory, charter and contractual provisions as are described above have no effect on claims arising under the federal securities laws.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Magnitude will pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. Such expenses are set forth in the following table. All of the amounts shown are estimates except the Securities and Exchange Commission ("SEC") registration fee.



Legal fees and expenses                               15,000.00
Accounting fees and expenses                           5,000.00
Printing expenses                                      2,500.00
Miscellaneous expenses                                 5,000.00
---------------------------------------------------------------
Total                                                $27,000.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

      During the past three years, we have issued unregistered securities in the transactions described below. All of these offerings and sales were deemed to be exempt under rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933. In all of these transactions, no advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of the Company or executive officers of the Company, and the Company instituted transfer restrictions was restricted by the Company in accordance with the requirements of the Securities Act. In addition, all of these persons were provided with access to our Securities and Exchange Commission filings and had sufficient time to ask questions of Company management before making an investment decision. All of the certificates representing all of the Company securities issued in all of the following transactions bore a restricted legend permitting their transfer only upon registration under the Securities Act or pursuant to an exemption therefrom.


      On January 2, 2007, we entered into an agreement with Steven W. Jagels to settle his lawsuit against the Company for claims which included breach of his employment agreement. We agreed to make a payment to him of $20,040 and to issue 3,000,000 common shares to him on January 7, 2007. We also agreed to include his shares in this registration statement and following the issuance of an SEC order of effectiveness, to locate a purchaser of his shares for the purchase price of $75,000 on or before February 28, 2007. Due to a violation of the private placement offering rules, described in detail below, we have removed Mr. Jagels' 3,000,000 shares from this registration statement. Mr. Jagels was an affiliate of the Company, was sophisticated and represented by counsel in the transaction and accordingly, the Company relied upon the private placement exemption provided by Section 4(2) of the Securities Act to engage in this conversion tranaction.

On December 15, 2006, the Company and Steven D. Rudnik, our former President and Chief Executive Officer, signed a second settlement agreement, pursuant to the principal terms of which Mr. Rudnik exchanged a Company promissory note due him in the principal amount of approximately $100,000, a $15,000 payment due him under his resignation agreement of August 8, 2006 and certain interest payments for 6,250,000 common shares and 3,125,000 warrants, exercisable over a three year period at an exercise price of $.05 per share. The Company also agreed to reissue previously terminated stock options and warrants on or before February 18, 2007, comprised of 1,583,333 warrants to purchase common shares at the exercise price of $.10 per share anytime during the three-year period, commencing February 18, 2007, and 2,903,542 stock options to purchase common shares at the exercise price of $.10 per share anytime during the three-year period commencing February 18, 2007. The Company relied upon the exemption provided by Section 3(a)(9) of the Securities Act to issue the securities exchanged with Mr. Rudnik for the Company note, a Company security, without paying any commission or other remuneration, paid or given, directly or indirectly, in connection with the solicitation or negotiation of the exchange. Due to a violation of the private placement offering rules, described in detail below, we have removed 13,861,875 of Mr. Rudnik's shares from this registration statement.

Note Regarding The Settlement Transactions with Messrs. Jagels and Rudnik

In November, 2006, the Company filed this registration statement with the Securities and Exchange Commission via the electronic EDGAR System, making it publicly available. While the registration statement was still pending and being reviewed by the Securities and Exchange Commission, the Company engaged in two settlement negotiations: the first was with our former CEO and President, Steven
D. Rudnik, pursuant to which we issued to him 13,861,875 Company securities in exchange for an outstanding Company note in the approximate amount of $100,000, accrued interest and a debt of $15,000, and; the second settlement was with our former executive, Steven Jagels, pursuant to which we issued to him 3,000,000 shares in exchange for his claims against the Company arising under his employment agreement. Due to the pending public offering at the time, these transactions could not be deemed transactions by an issuer not involving a public offering, and therefore could possibly have violated the private placement offering rules. As a result, if the private offering exemption was not available to the Company for these transactions they could be deemed integrated with the public offering. The integration of these two transactions with the pending public offering, would implicate a possible Section 5 violation under the Securities Act which prohibits sales of securities while a public offering is pending. If such a violation is found to have occurred, Messrs. Rudnik and Jagels would have the legal right to rescind their settlement agreements during the one year period following the consummation of these transactions.


      (i) 30,000,000 shares of common stock to three accredited investors who had pre-existing relationships with the Company pursuant to stock purchase agreements; issued in reliance upon exemptions provided under Section 4(2) of the Securities Act, altogether resulting in the receipt by the Company of $600,000 in cash. The agreements also stipulate that the Company issue, no later than March 5, 2007, 15,000,000 warrants and if not issued by this date, the Company will be obligated to issue to these investors additional warrants in amounts equal to 1 %, or an aggregate 150,000 warrants, for each business day the warrants are not delivered. In addition, the Company is obligated to register the common shares issued to the investors and those underlying the warrants. The Company has met this filing obligation but if the registration statement of which this prospectus forms a part is not declared effective by the SEC on or before February 21, 2007, the Company will be obligated to issue 45,000 addition shares to each investor for each day thereafter the registration statement has not been declared effective.

      (ii) 2,254,151 shares of common stock valued at $ $112,708 which shares vest at the rate of 187,846 shares per month to a consulting firm for services to be rendered (see section "Consulting Agreements" in Note 13) as compensation for services under a Management Agreement. The recipient was an accredited investor and had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that Act.

      (iii) 2,000,000 shares of common stock in settlement of a liability in the amount of $55,000 and additional compensation in the amount of $65,000 to a former preferred shareholder who was a former officer and director of the Company(see Note 15). The recipient was an accredited investor and had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that Act.

      (iv) 19,861,875 shares of common stock to the former chief executive officer of the Company pursuant to a settlement agreements (see Note 26 14). The recipient was an accredited investor and had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on the private placement exemption provided by Section 4(2) of the Securities Act.

(b)   No underwriters were utilized in any of the foregoing transactions.

(c)   No commissions were paid in connection with the foregoing transactions.


FISCAL YEAR 2005

      During the quarter ended March 31, 2005, the Company issued the following unregistered securities:

      (ii) 7,250,000 shares of common stock, accompanied by warrants for the purchase of 7,810,000 common shares, exercisable during three years at the price of $0.15 per share, to eleven accredited investors pursuant to private placement subscriptions, issued in reliance upon exemptions provided under Section 4(2), Rule 506 of Regulation D of the Securities Act, altogether resulting in the receipt by the Company of $670,000 in cash. Limited to only 18 U.S. and 2 foreign accredited investors during our private placement that began in November, 2004 ( the 11 investors in this quarter and the 9 investors in the prior quarter), these private placement investors had pre-existing relationships with the Company and signed subscription agreements containing their representations confirming their status as accredited investors, their investment intent and acknowledgement that they were acquiring restricted and non-transferable securities.

      (ii) 1,600,000 shares of common stock valued at $139,450 to three consultants for investor relations and general business consulting services. The consultants were all accredited investors and had access to business and financial information concerning our company. These issuances were exempt from registration under the Securities Act in reliance on the private placement exemption provided by
            Section 4(2) of the Securities Act.

(b)   No underwriters were utilized in any of the foregoing transactions.

(c)   No commissions were paid in connection with the foregoing transactions.

 FISCAL YEAR 2004

      During the fourth quarter of 2004 the Company had issued the following unregistered securities:

      (i) 4,720,000 shares of common stock accompanied by warrants for the purchase of 4,720,000 shares of common stock, exercisable at $0.15/share during three years, to two foreign and seven domestic accredited investors pursuant to private placement subscriptions under Section 4(2), Rule 506 of Regulation D and Regulation S of the Securities Act, which resulted in the receipt by the Company of $426,000 in cash. Limited to only 20 accredited investors (the 9 investors in this quarter and the 11 investors in the following quarter), these private placement investors had pre-existing relationships with the Company and signed subscription agreements containing their representations confirming their status as accredited investors, their investment intent and acknowledgement that they were acquiring restricted and non-transferable securities.

      (ii) 1,016,667 shares of common stock pursuant to the conversion of 10,167 shares of Series E Senior Convertible Preferred Stock, in accordance with the designation for such preferred shares;

      (iii) 39,726 shares of common stock in lieu of $2,780 interest payable to an accredited investor who had a pre-existing relationship with the Company and had access to all of our business and financial information. These issuances were exempt from registration under the Securities Act in reliance on the private placement exemption provided by Section 4(2) of the Securities Act.

During the quarter ended June 30, 2004, the Company issued the following unregistered securities:

      (i) 2,875,000 shares of common stock, accompanied by warrants for the purchase of 2,875,000 common shares at the price of $0.15 per share, to six accredited foreign investors pursuant to private placement subscriptions, issued in reliance upon exemptions provided under
            Section 4(2), Rule 506 of Regulation D and Regulation S of the Securities Act, altogether resulting in the receipt by the Company of approximately $284,000 in cash. The 6 non-U.S. investors signed subscription agreements containing their representations confirming their status as accredited investors, their investment intent and acknowledgement that they were acquiring restricted and non-transferable securities.

      (ii) 285,000 shares of common stock valued at $57,000 to a consultant for investor relations and general business consulting services. The consultant was an accredited investor who had access to business and financial information concerning our company. This issuance was exempt from registration under the Securities Act in reliance on the private placement exemption provided by Section 4(2) of the Securities Act.



      (iii) 150,000 shares of common stock in lieu of cash, for rent expenses of $21,309. The landlord who made the investment decision to accept our stock was an accredited investor who had a pre-existing relationship with our Company as well as access to our business and financial information concerning our company. This issuance was exempt from registration under the Securities Act in reliance on the private placement exemption provided by Section 4(2) of the Securities Act.

      (iv) 500,000 shares of common stock pursuant to the conversion of 5,000 shares of Series E Senior Convertible Preferred Stock, in accordance with the designation for the latter.

During the quarter ended March 31, 2004, the Company issued the following unregistered securities:

      (i) 1,145,000 shares of common stock and 1,900 shares of Series E Convertible Preferred Stock convertible into 190,000 common shares, accompanied by warrants for the purchase of 95,000 common shares at the price of $0.15 per share, to three consultants for investor relations and general business consulting services. The consultants were all accredited investors and had access to business and financial information concerning our company. These issuances were exempt from registration under the Securities Act in reliance on the private placement exemption provided by Section 4(2) of the Securities Act.

      (ii) 673,333 shares of common stock to a financial services firm for finder's fees in connection with the private placement of convertible preferred stock. The finder was an accredited investor who had a pre-existing relationship with the Company and had access to the business and financial information concerning our company. This issuance was exempt from registration under the Securities Act in reliance on the private placement exemption provided by Section 4(2) of the Securities Act.

      (iii) 50,000 shares of common stock in lieu of cash, for rent expenses. The landlord who made the investment decision to accept our stock was an accredited investor who had a pre-existing relationship with our Company as well as access to our business and financial information concerning our company. This issuance was exempt from registration under the Securities Act in reliance on the private placement exemption provided by Section 4(2) of the Securities Act.

      (iv) 150,000 shares of common stock to an outside director of the Company for services rendered. The same director was issued 250,000 shares pursuant to his exercise of an option at the price of $0.01 per share which option was acquired by him in a private transaction with an unrelated party. This issuance was exempt from registration under the Securities Act in reliance on the private placement exemption provided by Section 4(2) of the Securities Act.

      (v) 156,993 shares of Series E Convertible Preferred Stock convertible into 15,699,333 common shares, accompanied by warrants for the purchase of 7,849,667 common shares at the price of $0.15 per share, to thirty-nine accredited investors pursuant to private placement subscriptions, issued in reliance upon exemptions provided under
            Section 4(2), Rule 506 of Regulation D and Regulation S of the Securities Act, altogether resulting in the receipt by the Company of approximately $880,000 in cash. The 39 accredited investors signed subscription agreements containing their representations confirming their status as accredited investors, their investment intent and acknowledgement that they were acquiring restricted and non- transferable securities.

      (vi) 16,667 shares of Series E Convertible Preferred Stock convertible into 1,666,667 common shares, accompanied by warrants for the purchase of 833,333 common shares, exercisable during three years at the price of $0.15 per share, to the Company's chief executive officer in lieu of $100,000 salary. The recipient was an accredited investor and had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on the private placement exemption provided by Section 4(2) of the Securities Act.

(b)   No underwriters were utilized in any of the foregoing transactions.

(c)   No commissions were paid in connection with the foregoing transactions.

ITEM 27. EXHIBITS INDEX



SEC No.                             Document
-------                             --------
2.2+        Agreement and Plan of Merger with Rolina Corporation and Steven D.
            Rudnik, and Employment Agreement with Steven D. Rudnik, both of the date February 2 , 1998, as filed as Exhibit to the Company's report on Form 10-KSB for the year ended December 31, 1998. Incorporated herein by reference.

3(i)+ Articles of Incorporation and Amendments thereto, incorporated herein by reference to Exhibits of previous filings with the Commission.

3(ii)+ Bylaws of the Company, incorporated herein by reference to Exhibits of previous filings with the Commission.

4.23#       Form of Common Stock Purchase Warrant

4.30#       Form of Subscription Agreement.

5.1         Legal opinion and consent of Joseph J. Tomasek, Esq.

10.1*        Resignation Agreement dated July 21, 1999, between J. Swon and B.
             Deichl and the Company, incorporated herein by reference to the Exhibit of Form S-8 filed with the Commission on August 3, 1999.

10.2* Resignation Agreement dated January 28, 2000, between M. Martin and the Company, incorporated herein by reference to the Exhibit of Form S-8 filed with the Commission on January 31, 2000.

10.3* Employment Agreement, dated April 15, 1996 between the Company and Joerg Klaube, incorporated herein by reference and previously filed as an Exhibit to the Company's Form 10-KSB for the fiscal year ended December 31, 1997 with the Commission.
10.4* Employment Agreement, dated July 1, 1999 between the Company and John C. Duncan.

10.5+ Termination Agreement, dated as of August 1, 2001, by and between the Company and Torneaux Fund, Ltd.

10.6* Contract by and between Lockheed Martin and the Company, dated December 21, 2000.

10.7# Employment Agreement, dated April 15, 2002 between the Company and Steven D. Rudnik.

10.8# Employment Agreement, dated February 15, 2002 between the Company and Mark Fuller.

10.9# Employment Agreement, dated April 15, 2002 between the Company and Joerg Klaube.

10.10# Employment Agreement, dated April 15, 200 between the Company and Steven Jagels

10.11 ^ Brokerage Placement Assistance Agreement, Dated January 2, 2004, between the Company and vFinance Investments, Inc.

10.12 ^ Consulting Agreement, dated December 1, 2003, by and between the Company and Alan Cohen.

10.13 ^ Consulting Agreement, dated February 12, 2003, by and between Jackson-Hewitt Investment Services, Inc. and the Company.

10.14 ^ Consulting Agreement, dated September 25, 2003, by and Between James W. Morton and the Company.

10.15 ^ Consulting Agreement, dated September 15, 2003, by and between Premium Strategy Partners AG and the Company.

10.16 ^ Consulting Agreement, dated September 25, 2003, by and between Ulrich Schuerch and the Company.

10.17 ^ Consulting Agreement, dated December 1, 2003, by and between Murray Zaroff and the Company.

10.18 ^ Consulting Agreement, dated November 28, 2003, by and between The Research Works Inc. and the Company.

10.19 X Stock Purchase Agreement, dated August 18, 2006, by and between 33 Group, LLC and the Company.

10.20 X Stock Purchase Agreement, dated August 18, 2006, by and between Azzurri Group, LLC and the Company.

10.21 X Form of Company Warrant to be issued in connection with the Stock Purchase Agreements, Exhibits 10.19 and 10.20, respectively.

10.22 X Settlement Agreement, dated August 8, 2006, between the Company and Steven D. Rudnik.

10.23 X Settlement Agreement, dated December 13, 2006, between the Company and Steven D. Rudnik.

10.24 = Settlement Agreement, dated January 2, 2007, between the Company And Steven W. Jagels.

23.1         Independent Auditors' Consent

----------

+ Documents incorporated by reference to Magnitude's Annual and Quarterly Reports previously filed on Forms 10-KSB and Forms 10-QSB with the Securities and Exchange Commission.

*Previously filed as exhibits to the Registration Statement and amendments thereto filed on Form SB-2, Registration No. 333-34512, with the Commission.

# Previously filed as exhibits to Form SB-2 Registration Statement and amendments thereto, Registration No. 333-73992, with the Commission.

^ Previously filed as Exhibits to Form SB-2 Registration Statement and amendments thereto, Registration Statement No.333-123996, with the Commission.

X Previously filed as Exhibits to Amendment No.1 to Form SB-2 Registration Statement, Registration No. 333-138961


= Previously filed as Exhibits to Amendment No.2 to Form SB-2 Registration Statement, Registration No. 333-138961

ITEM 28. UNDERTAKINGS

The undersigned registrant undertakes to:

      1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:


            (a) include any prospectus required by section 10(a)(3) of the Securities Act;

            (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

            (c) Include any additional or changed material information on the plan of distribution.


      2. For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


That, for the purpose of determining liability under the Securities Act to any purchaser:


            Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant, MAGNITUDE INFORMATION SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware, has duly caused this Amendment No. 3 to Registration Statement on Forms SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Branchburg, State of New Jersey, on February 14, 2007.


                       MAGNITUDE INFORMATION SYSTEMS, INC.

By:  /s/ Edward L. Marney
  ----------------------------------------------------
 Edward L. Marney, President and Chief Executive Officer

By:  /s/ Joerg H. Klaube
  ----------------------------------------------------
  Joerg H. Klaube, Chief Financial Officer
  (Chief Accounting Officer)


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward L. Marney, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to these Registration Statements on Forms SB-2, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



         SIGNATURE                         TITLE                           DATE

 /s/ Edward L. Marney                                               February 14, 2007
-----------------------------        President and
Edward L. Marney                     Chief Executive Officer

                                                                    February 14, 2007
/s/ Joerg H. Klaube
-----------------------------        Chief Financial Officer
Joerg H. Klaube                     (Principal Financial Officer)

                                                                    February 14, 2007

 *                                       Director
-----------------------------
Steven L. Gray
                                                                    February 14, 2007
 /s/ Joseph J. Tomasek                   Director
-----------------------------
 Joseph J. Tomasek


BY: /s/ Edward L. Marney
ATTORNEY-IN-FACT
